As filed with the Securities and Exchange Commission on September 17, 1999

                                                 Registration No. 333-78587
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                    to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                               E2Enet, Inc.
             (Exact name of registrant as specified in its charter)

                                ---------------
        Delaware                      7389                    52-2168495
    (State or other       (Primary standard industrial     (I.R.S. employer
    jurisdiction of       classification code number)   identification number)
    incorporation or            ---------------
     organization)





                         800 Connecticut Ave., NW

                                Suite 1111

                           Washington, DC 20006

                              (202) 331-9000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                Robert J. Smith
                            Chief Executive Officer

                               E2Enet, Inc.

                         800 Connecticut Ave., NW

                                Suite 1111

                           Washington, DC 20006


                              (202) 331-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:

           Steven A. Museles                        R.W. Smith, Jr.
         Hogan & Hartson L.L.P.                  Piper & Marbury L.L.P.
      555 Thirteenth Street, N.W.               36 South Charles Street
       Washington, DC 20004                      Baltimore, MD 21201
             (202) 637-5600                          (410) 539-2530

                                ---------------
  Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

                                ---------------
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                 Proposed
                                                 Maximum      Proposed Maximum
    Title Of Each Class Of      Amount To Be  Offering Price Aggregate Offering      Amount Of
  Securities To Be Registered   Registered(1)   Per Share         Price(2)      Registration Fee(3)
---------------------------------------------------------------------------------------------------
Common Stock, $.01 par value...  11,500,000       $14.00        $161,000,000          $44,758
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Includes 1,500,000 shares that may be purchased by the underwriters pursuant to an over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(3) The Registrant paid $47,955 in connection with its initial filing.

                                ---------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities, and we are not soliciting an offer to buy + +these securities in any state where their offer or sale is not permitted. +
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Subject to Completion, Dated September 17, 1999

[E2Enet, Inc. LOGO]

--------------------------------------------------------------------------------


 10,000,000 Shares

 Common Stock

--------------------------------------------------------------------------------

 This is E2E's initial public offering. We are offering 10,000,000 shares of common stock. We anticipate that the public offering price will be between $12.00 and $14.00 per share.

 We have filed an application for the common stock to be quoted on the Nasdaq National Market under the symbol "EENT."

 Investing in our common stock involves risks that are described in "Risk Factors" beginning on page 11 of this prospectus.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares of common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             Underwriting
                             discounts
             Public offering and          Proceeds to
             price           commissions  E2E
             --------------- ------------ -----------
  Per Share      $              $            $
  Total          $              $            $

 The underwriters may also purchase from E2E up to an additional 1,500,000 shares of common stock within 30 days from the date of this prospectus to cover over-allotments.

 Deutsche Banc Alex. Brown

                       BancBoston Robertson Stephens

                            Friedman Billings Ramsey
                                                              Stephens Inc.

 The date of this prospectus is       , 1999

                           ABOUT THIS PROSPECTUS

   Although we refer to the companies in which we have acquired an equity interest as our "partner companies," we do not:

  . act as an agent or legal representative for any of our partner companies;

  . other than our investments in them, have any loss or revenue sharing agreements with our partner companies;

  . other than for our subsidiaries, have the power or authority to legally bind any of our partner companies; and

  . have the types of liabilities in relation to our partner companies that a general partner of a partnership would have.

We are using the word "partner" in the generic sense to reflect an arrangement between two or more parties.

   Concurrently with the completion of this offering, we will acquire 100% of MEI Software Systems, Inc. and 80% of Buyline.net, Inc. We may also acquire additional equity interests in five of our other partner companies in which we currently own interests.

                                    SUMMARY

   The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1.

                               E2Enet, Inc.

Our Business

   E2Enet, Inc., the Entrepreneur-to-Entrepreneur network, was founded to operate, develop, invest in and acquire Internet-related businesses, which we refer to as our partner companies. Since our inception in September 1998, our company has not generated any revenues. To date, we have invested in five partner companies and have entered into agreements to acquire 100% of one and 80% of another partner company upon the completion of this offering. We are building a platform of technologies, applications and services, that we believe are common components of many Internet businesses. We are designing this platform so that many of the components can be customized for the business to business, or B2B, and business to consumer, or B2C, Internet-related market sectors. We believe the ability of our partner companies to access our in-house technologies, our relationships with professional service providers and our management team of Internet entrepreneurs will enable our partner companies to bring products and services to market more quickly and efficiently than their competitors.

Challenges Facing Emerging Internet Businesses

   The rapid growth of the Internet combined with the amount of capital available to early-stage Internet businesses has created a competitive environment for Internet businesses. To succeed, we believe early-stage Internet businesses require not only capital, but also a well-developed business model, a scalable technological and corporate infrastructure and a strong brand identity that enable them to accelerate their time to market and manage growth.

The E2E Solution and Strategy

   Our solution is based on our belief that many Internet businesses spend significant resources building similar technologies, marketing skills, distribution channels and administrative functions. By understanding the development process of Internet businesses, we believe we can assemble a flexible, customizable suite of technologies, products and services for use across various Internet sectors and business applications.

Build the E2E platform to accelerate our partners companies' business development.

   Upon completion of this offering, we believe the E2E platform will include much of the technology, applications, professional service relationships and management expertise necessary to meet the challenges facing early-stage Internet businesses and traditional businesses that are trying to establish a means to conduct business on the Internet.


Business Model Development. We apply the experience of our management team to guide our partner companies in developing their business plans, financial models and marketing strategies. We assign at least one member of our management team to work with each of our partner companies.

Technology Infrastructure. The technologies available to our partner companies include the following representative tools and applications:

  . Buyline transaction application. Upon its expected completion in early 2000, this software application will facilitate commercial transactions between buyers and sellers over the Internet. We expect that some of our partner companies will be able to use this technology to conduct e-commerce.

  . MEI audience management system. This technology enables a user to sort and retrieve information on a range of criteria within a database. We expect that some of our partner companies will be able to use this technology to manage and track information about their customers and visitors to their web sites.

  . MEI PortalPlus(TM). PortalPlus(TM) is a suite of tools that provides the core components of a web site.

  . Cogit data mining. This technology, provided by one of our third-party service providers, Cogit Corporation, consists of marketing software that enables an Internet business to obtain detailed information about its web site visitors.

Corporate Infrastructure. We have established relationships with third parties who can be engaged by our partner companies to assist in financial and accounting matters, legal matters and executive search services.

Building a Brand. To assist our partner companies in marketing their web sites, building their brands and creating customer loyalty, we have entered into agreements with third parties to provide public relations, strategic planning and marketing services.

  Our partner companies will maintain full discretion to determine which of the components of the E2E platform to use, if any. We expect that transactions between partner companies will be arms-length transactions. We intend to generate revenue by licensing our platform or its component parts to our partner companies, as well as to non-partner Internet organizations and traditional businesses that desire to develop a means to conduct business on the Internet.

Maximize shareholder value by determining and acting on the strategic alternative most appropriate for each of our partner companies.

   We expect that many of our partner companies will reach stages of their development at which public offerings, joint ventures, mergers or other strategic transactions are necessary or advisable to continue to develop or operate their businesses. At that time, we plan to use our knowledge of the Internet market, our familiarity with financing and acquisition transactions and our understanding of the business and prospects of our partner companies to help determine the strategic alternatives most likely to maximize the long-term value of the partner company.

Target for investment or acquisition businesses that will benefit from our platform.

   We have initially focused our partner company selection criteria on Internet-related market sectors with a potential market size exceeding $30 billion and that are growing at an annual rate of at least 30%. Two of the market sectors that meet these criteria are the B2B and B2C sectors. Within these market sectors, we target (1) Internet-related companies that provide technologies and services that are useful to early-stage Internet businesses,
(2) companies that meet the strategic, technological and corporate needs of our existing partner companies, and (3) Internet entities that can benefit from our platform.




Initial Partner Companies

   To date, we have acquired minority interests in five partner companies and entered into agreements to acquire 100% of MEI Software Systems, Inc. and 80% of Buyline.net, Inc. concurrently with the completion of this offering. Our agreements with these seven companies require a total equity investment paid in cash by E2E of $45.0 million, of which $2.9 million has been funded to date. Additionally, we have also funded $950,000 of working capital loans to MEI and Buyline. To date, we have funded our equity investments and working capital loans with the proceeds from (1) a $10.0 million loan provided by Jonathan J. Ledecky, a significant stockholder, under which, to date, we have borrowed $4.5 million and (2) $4.0 million in convertible notes issued to Northwood Ventures LLC, a venture capital firm, and its affiliate Northwood Capital Partners LLC. We intend to use the remaining proceeds from the Northwood convertible notes to fund our working capital loans to our partner companies. We will repay the outstanding balance on the Ledecky loan plus accrued interest with the proceeds of this offering. The convertible notes held by Northwood will convert into 459,242 shares of our common stock upon the closing of this offering, assuming an initial public offering price of $13.00 per share. In connection with our initial investments in four of our partner companies, the principals of those partner companies purchased an aggregate of 666,669 shares of our common stock for an aggregate consideration of $6,667, which shares would have an aggregate value of approximately
$8.7 million, assuming an initial public offering price per share of $13.00. The transactions in which we will acquire or have acquired interests in our partner companies are summarized below.

  . MEI Software Systems, Inc. provides customized software systems to manage the databases of trade associations, professional associations, fund raising organizations and chambers of commerce. We have entered into an agreement to acquire 100% of MEI for $24.0 million in cash, concurrently with the closing of the offering. Additionally, we have agreed to loan up to $2.0 million to MEI for working capital purposes, of which $400,000 has been borrowed to date.

  . Buyline.net, Inc. is developing B2B e-commerce applications. We have entered into an agreement to acquire 80% of Buyline for $12.0 million concurrently with the closing of this offering. We have also agreed to loan up to $950,000 to Buyline, of which $550,000 has been borrowed to date.

  . VIPRO Corporation provides repair guarantees against viruses that harm computers. We have entered into an agreement to acquire 32.9% of VIPRO for $2.25 million, concurrently with the closing of this offering. To date, we have purchased convertible preferred shares for $250,000 under this agreement, representing a 5.2% interest in VIPRO.

  . Urban Box Office Network, Inc. is developing a network of web sites for people interested in urban culture, information, entertainment and products. We have entered into an agreement to acquire 20.8% of Urban Box Office for $3.0 million and have issued 200,001 shares of our common stock to its principals for an aggregate purchase price of $2,000, which shares have an aggregate value of approximately $2.6 million based on an assumed initial public offering price of $13.00 per share. To date, we have purchased convertible preferred shares for $1.0 million under this agreement, representing an 8.0% equity interest in Urban Box Office.

  . Blue Rock Avenue, Inc. is developing a gift-giving e-commerce web site. We have entered into an agreement to acquire a 40.0% equity interest in Blue Rock Avenue for $1.5 million and have issued 133,334 shares of our common stock to its principals for an aggregate purchase price of $1,333, which shares have an aggregate value of approximately $1.7 million based on an assumed initial public offering price of

     $13.00 per share. To date, we have purchased convertible preferred shares for $500,000 under this agreement representing an 18.0% equity interest in Blue Rock Avenue.

  . Hooey, Inc. is developing an arts and crafts community web site. We have entered into an agreement to acquire a 34% equity interest in Hooey for $1,275,000 and have issued 166,667 shares of our common stock to its principals for an aggregate purchase price of $1,667, which shares have an aggregate value of approximately $2.2 million based on an assumed initial public offering price of $13.00 per share. To date, we have purchased convertible preferred shares for $637,500 under this agreement, representing a 20.0% equity interest in Hooey.

  . bluemercury, Inc. is developing a web site focusing on women's cosmetic products and accessories. We have entered into an agreement to acquire a 45.0% equity interest in bluemercury for $1.0 million and have issued 166,667 shares of our common stock to its principals for an aggregate purchase price of $1,667, which shares have an aggregate value of approximately $2.2 million based on an assumed initial public offering price of $13.00 per share. To date, we have purchased convertible preferred shares for $500,000, representing a 29.0% equity interest in bluemercury.



   Each of these businesses is in the early stages of its Internet business development. MEI and VIPRO currently have operating web sites. Buyline expects to have an operational web site in early 2000, and each of our other partner companies expects to have an operational web site in the fourth quarter of 1999. For the six months ended June 30, 1999, MEI has generated revenues of $6.1 million. To date, only MEI has generated any revenues, and for the six months ended June 30, 1999, losses have been incurred by MEI of $1,151,868, Buyline of $73,253, VIPRO of $229,581 (unaudited), Urban Box Office of $231,180, Blue Rock Avenue of $284,536, Hooey of $135,031 and bluemercury of $67,257.

   Our executive offices are located at 800 Connecticut Avenue, N.W., Suite 1111, Washington, DC 20006. The telephone number of our principal executive office is (202) 331-9000.

                               The Offering

   The following table summarizes this offering.

 Stock offered by E2E................. 10,000,000 shares of common stock.
 Stock outstanding after this          14,990,911 shares of common stock,
 offering............................. assuming the underwriters do not exercise their over-allotment option,
                                       and including 459,242 shares of common
                                       stock issuable upon conversion of
                                       convertible notes held by Northwood
                                       simultaneous with the closing of this
                                       offering. We also have outstanding
                                       warrants to purchase 400,000 shares of
                                       common stock at the initial public
                                       offering price and options to purchase
                                       1,850,000 shares of common stock at a
                                       weighted average exercise price of
                                       $12.55 per share, assuming an initial
                                       offering price of $13.00 per share.
 Use of proceeds...................... We will receive net proceeds from the offering of $118.9 million, assuming a
                                       per share offering price of $13.00. We
                                       intend to use $42.1 million of these
                                       proceeds to acquire additional equity
                                       interests in our partner companies,
                                       $4.5 million to repay outstanding
                                       indebtedness and $72.3 million for
                                       general corporate purposes, including
                                       working capital, new investments in our
                                       current partner companies and
                                       investments in new partner companies.
 Proposed Nasdaq National Market
 symbol............................... EENT

                          Summary Financial Data

   The following tables show our summary historical and unaudited pro forma combined financial information for the periods indicated. You should read this information together with the financial statements and the notes to those statements appearing in the prospectus and the information under "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds," the financial statements of E2E and the unaudited pro forma combined financial statements.

Summary Historical Financial Data

                                                  Six months     Cumulative
                               September 1, 1998     ended          from
                                (inception) to     June 30,     inception to
                               December 31, 1998     1999       June 30, 1999
                               ----------------- -------------  -------------
Statement of Operations Data:
General and administrative
 expense......................     $  79,698     $     644,617  $     724,315
Stock compensation............           --         26,288,080     26,288,080
Equity in loss of investees...           --            798,614        798,614
                                   ---------     -------------  -------------
Total expenses................        79,698        27,731,311     27,811,009
                                   ---------     -------------  -------------
Interest expense..............           --             28,726         28,726
                                   ---------     -------------  -------------
Net loss......................     $ (79,698)    $ (27,760,037) $ (27,839,735)
                                   =========     =============  =============
Basic and diluted loss per
 common share.................     $   (0.05)    $      (12.47) $      (14.39)
                                   =========     =============  =============
Weighted average shares
 outstanding..................     1,500,000         2,226,513      1,933,989

                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ ----------
Balance Sheet Data:
Current assets.........................................   $    --    $  100,049
Total assets...........................................      6,288    9,937,401
Total liabilities......................................     85,886    3,999,058
Total stockholders' (deficit) equity...................    (79,598)   5,938,343

Summary Unaudited Pro Forma Financial Data

   The pro forma combined E2E amounts have been adjusted to reflect the following events:

  . the completed and committed investments by us in Urban Box Office, Blue Rock Avenue, Hooey, bluemercury, our probable acquisition of MEI and our probable investment in Buyline.


  . financing obtained through the sale of $4.0 million in notes convertible at a discount to the initial public offering price, and the issuance of 400,000 common stock warrants to Northwood.

   The pro forma combined as adjusted amounts reflect the closing of this offering and the conversion of the Northwood notes.

                                                                   Pro forma
                                                     Pro forma    combined as
                                      Pro forma     combined six  adjusted six
                                  combined for the  months ended  months ended
                                     year ended       June 30,      June 30,
                                  December 31, 1998     1999          1999
                                  ----------------- ------------  ------------
Statement of Operations Data:
Revenue.........................    $  9,299,237    $  6,140,540  $  6,140,540
Cost of revenue.................       5,323,025       3,808,869     3,808,869
Operating expenses:
 Sales and marketing............       1,268,628       1,013,006     1,013,006
 Research and development.......       1,990,079       1,251,568     1,251,568
 Stock compensation.............         163,290      26,552,101    26,552,101
 Amortization expense...........       8,603,977       4,440,020     4,440,020
 General and administrative
  expense.......................       1,726,601       1,635,105     1,635,105
                                    ------------    ------------  ------------
 Total operating expense........      13,752,575      34,891,800    34,891,800
                                    ------------    ------------  ------------
Loss from operations............      (9,776,363)    (32,560,129)  (32,560,129)
Interest expense................          82,119       2,036,584     4,006,127
Equity in loss of investees.....             --        1,413,714     1,413,714
Minority interest in earnings of
 subsidiaries...................             --          (14,651)      (14,651)
                                    ------------    ------------  ------------
 Net loss.......................      (9,858,482)    (35,995,776)  (37,965,319)
                                    ------------    ------------  ------------
Accretion on mandatorily
 redeemable securities..........        (364,188)       (382,168)     (382,168)
                                    ------------    ------------  ------------
Net loss available to common
 stockholders...................    $(10,222,670)   $(36,377,944) $(38,347,487)
                                    ============    ============  ============
Basic and diluted loss per
 common share...................    $      (4.11)   $      (6.18) $      (6.51)
                                    ============    ============  ============
Weighted averages shares
 outstanding....................       2,485,113       5,886,328     5,886,328

                                                             June 30, 1999
                                                        -----------------------
                                                                    Pro forma
                                                        Pro forma  combined as
                                                         combined    adjusted
                                                        ---------- ------------
Balance Sheet Data:
Current assets......................................... $7,752,856 $106,205,296
Total assets........................................... 53,372,065  151,238,066
Total liabilities...................................... 45,464,179   22,399,723
Total stockholders' equity.............................  7,907,886  128,838,343

Summary Risk Factors

   This offering is highly speculative in nature, and investing in our common stock involves risks, including the following:

  . we have a limited operating history upon which you can evaluate our business and prospects;

  . our strategy may not be successful for many reasons, including our partner company selection criteria and our ability to provide companies with business development support over a common platform of services and technologies have not been tested and may fail;

  . to date, six of the seven businesses we have committed to invest in are Internet-related start-up companies, only one of these start-up companies has launched its web site, and none has generated revenues;


  . as of June 30, 1999, we had an accumulated deficit of $27.8 million, and we had not generated any revenues. We expect to hold our investments for the long term, and we do not anticipate generating significant revenue, income or earnings for the foreseeable future;

  . some members of our management team, board of directors and advisory board own or participate in, or may in the future own or participate in, companies competing with us for investments in Internet-related companies, and we cannot assure you that their interests will not conflict with ours or those of our stockholders; and

  . our business strategy exposes us to the risk of being deemed an investment company under the Investment Company Act of 1940, which would prohibit us from engaging in our business and could result in criminal and civil actions against us.

Benefits to Related Parties

   Between February and August of 1999, the following executive officers, director, director nominees and significant stockholder purchased shares of our common stock as follows:

                                                               Aggregate value
                                     Number of                based on assumed
                                      shares     Aggregate    offering price of
                 Name                purchased purchase price $13.00 per share
                 ----                --------- -------------- -----------------
   Executive Officers
   Robert J. Smith, Chief Executive
    Officer and Director Nominee       432,500    $ 4,325        $ 5,622,500
   Michael C. Wheeler, President
    and Director Nominee               345,000      3,450          4,485,000
   Steven J. Quamme, Chief
    Financial Officer and Director     216,000      2,160          2,808,000
   Mark Lewyn, Senior Vice
    President - Business
    Development                        216,000      2,160          2,808,000
   Director Nominees
   Lynda M. Applegate                   86,500        865          1,124,500
   Neil R. Austrian                     86,500        865          1,124,500
   George J. Mitchell                   86,500        865          1,124,500
   Jeffrey R. Sechrest                  86,500        865          1,124,500
   Gerald H. Taylor                     86,500        865          1,124,500
   Significant Stockholder
   Jonathan J. Ledecky               1,300,000     13,000         16,900,000
                                     ---------    -------        -----------
     Total                           2,942,000    $29,420        $38,246,000
                                     =========    =======        ===========

All of these shares are subject to lock-up agreements with E2E, and our executive officers' shares are also subject to forfeiture as described under "Shares Available for Future Sale--Lock-up Agreements" and "Management-- Employment Agreements."

   We issued 923,000 additional shares to key employees, advisory board members and others, and 666,669 shares to the principals of four of our partner companies at $.01 per share.

                                  RISK FACTORS

   You should consider carefully the following risks before you decide to buy our common stock. Many of these risks will affect our partner companies and will, as a result, affect our company to the extent of our interest in the affected partner company. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS PARTICULAR TO E2E

  We have a limited operating history upon which you can evaluate our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as e-commerce. If we are unable to effectively execute our business plan, including the development of a common platform of technologies and services for and with our partner companies, we may never generate revenues.


   Our strategy for providing business development support through our platform has not been tested and may fail. Our business model depends to a large extent on the willingness of our partner companies to use components of our platform of technologies and services and the ability of our platform to provide benefits to our partner companies. To date, we have limited experience providing our services to our partner companies and no experience in providing these services to established businesses attempting to create a means for conducting business over the Internet. If our partner companies do not find our platform useful to their businesses, or if we fail to develop relationships with established businesses, major parts of our business strategy may fail. This failure would make it extremely difficult for us to attract additional partner companies and may delay, rather than accelerate, the growth and marketability of our partner companies and their products and services, which would adversely affect our ability to generate positive returns or otherwise enhance value for our stockholders.

   We currently have significant losses, and our business model contemplates continued losses for the foreseeable future. To date, we have only engaged in start-up activities and the negotiation and execution of agreements to purchase equity interests in partner companies. As a result of the type of investments we pursue and the anticipated period for our investments to mature, none of the four partner companies in which we had invested as of June 30, 1999 had generated revenues, and, as of June 30, 1999, we had an accumulated deficit of $27.8 million. We will acquire MEI, which has generated revenues, simultaneously with the closing of this offering. We intend to acquire equity interests in a significant number of Internet-related businesses that have limited or no revenues. We do not expect many of our partner companies to generate revenues, income or cash for us in the foreseeable future, and they may never produce revenues, income or cash. In addition, our expenses will continue to increase as we continue to build an infrastructure to execute our business model. We expect that our operating expenses will be approximately $8.0 million for the 12 months following this offering. Our future operating results will depend to a significant degree on our ability to successfully manage our growth and the growth of our partner companies.

   Some members of our management team, board of directors and our advisory board have interests that conflict with ours. Some members of our management team, board of directors and advisory board own or participate in other companies that may compete with us. Their interests could conflict with ours and those of our stockholders in matters of timing and other factors relating to our investments in, control over, and exit strategies from our partner companies. For example, Robert J. Smith, our Chief Executive Officer, has a small, indirect investment in MEI valued at approximately $12,000. Mr. Smith has options to purchase 40,000 shares of VIPRO's common stock, which options are currently valued at approximately $40,000. Mr. Smith also holds a note for $25,000 issued to Buyline. Jeffrey Sechrest, one of our directors, is a member of Evercore Partners, a merchant banking and financial advisory firm that may in the future advise our competitors in connection with investments in which we may also be interested. We cannot assure you that management team members and directors will not make decisions based on interests other than those of our stockholders.

   In addition, members of our advisory board are employees or directors of other companies that could seek to invest in or acquire the companies in which we are seeking or may seek to invest. For example, Messrs. Cole, Leonsis, Schiff and Wieler, members of our advisory board, are associated with entities that invest in, and/or advise other entities that invest in, the type of companies in which we intend to invest. Their interests may conflict with ours in evaluating and committing to investments. They may be required to act in the best interests of the companies with which they are employed because they may owe fiduciary duties to those companies and their stockholders that they do not owe to E2E or our stockholders.

   We may be deemed an investment company, which would prohibit us from engaging in business and could result in criminal and civil actions against us. The Investment Company Act of 1940 regulates companies that primarily invest in or own investment securities. In addition, any company that owns investment securities with a value exceeding 40% of its total assets, excluding cash and government securities, may be required to register as an investment company and comply with the Investment Company Act. We believe that because of the structure of our equity interests in our partner companies and the business strategy we will pursue, we will not be regulated under the Investment Company Act. As of the closing of this offering, and assuming the completion of all pending transactions, approximately 72% of our total assets, as calculated under the Investment Company Act guidelines, will consist of majority-owned subsidiaries. We may rely on an SEC rule that would exempt us from investment company regulation by having at least 55% of our total assets, including government securities and cash, represented by, and at least 55% of our income, if any, derived from, assets that meet the requirements of that exemption. The assets that meet the requirements of the exemption include U.S. government securities, securities of companies in which we own 50% or more of the outstanding voting securities and securities of our less-than-majority-owned subsidiaries which are controlled primarily by us and through which we engage in a non-investment company business. For purposes of the exemption, our majority-owned and controlled subsidiaries themselves must not be investment companies. We intend to structure our assets to meet the conditions of this exemption.

   We may not be able to meet these exemptions from investment company regulation for various reasons, including the fact that our operating income, total assets and interests in our partner companies and their associated values will change. Classification as an investment company would significantly harm our business and results of operations. If we fail to comply with the requirements of available exemptions or are, for any other reason, required to register under the Investment Company Act, we would be in violation of the Investment Company Act unless we were to register. If we did not register when required to do so, we would be prohibited from engaging in business or selling our securities and could be subject to civil and criminal actions for doing so. In addition, many of our contracts would be unenforceable unless a court were to find that enforcement of our contracts would produce a more equitable result. A court could also appoint a receiver to take control of our company and liquidate our business. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act applicable to registered investment companies. These requirements include:

  . limitations on our ability to borrow by requiring 300% asset coverage for indebtedness and allowing only one class of senior indebtedness;

  . limitations on our equity capital structure by allowing only one class of preferred stock, which would be required to satisfy a 200% asset coverage requirement;

  . a prohibition on our payment of dividends or other distributions, or purchase of our capital stock, if the asset coverage requirements are not met;

   .  restrictions on specified investments;

  . prohibitions on transactions with affiliates, which include any person owning or controlling 5% or more of the company's voting securities, as well as any affiliate of a 5% owner; and

  . compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

   To maintain compliance with the Investment Company Act exemption, we may be required to increase our ownership interest in our partner companies or acquire majority-owned operating companies at a time or on terms that may not be favorable to us. In addition, we may be required to liquidate our interest in a partner company prematurely to maintain compliance with an investment company exemption rather than as a result of our business strategy. We also may have to forego an attractive opportunity to acquire an interest in a partner company because it would cause us to fall out of compliance with the investment company exemption requirements.

   Our financial performance and your investment in our common stock may be adversely affected by future acquisitions or investments. Our financial performance is directly tied to the success of our partner companies and will depend on our ability to continue to make acquisitions of, and investments in, partner companies on beneficial terms. In particular, competition for acquisitions and investments in the Internet business has intensified, becoming more costly, and the prices we may have to pay could exceed the value of the assets of the partner companies in which we invest. Any acquisition or investment may involve potential risks, including:

  . the inability to integrate the operations, personnel and technology of the acquired business;

  . the diversion of our management's attention from other business concerns;

  . an increase in our indebtedness that may result either from our use of borrowings to fund acquisitions and investments or from assumption of debt of our partner companies or companies that we acquire; and

  . dilution to investors in this offering from the issuance of common stock as part of the consideration for interests in our partner companies.

   Our operating subsidiaries may fail to develop into profitable companies. If our operating subsidiaries are not successful because of any of the following reasons, our business model may not be successful:

  . we may not be able to hire capable management teams for our operating subsidiaries;

  . we may not have the capital necessary to fund the further development and growth of these operating subsidiaries; or

  . we may not be able to successfully integrate these operating subsidiaries into our operations.

   Competition for investments may result in lower returns. We will compete with other companies seeking to develop and invest in Internet-related businesses. Competition to invest in Internet-focused businesses could cause us to pay higher prices for our investments, resulting in lower returns on these investments. We will primarily be competing with well- established and publicly traded Internet companies and investors, including CMGI, Inc., Safeguard Scientifics, Inc., Rare Medium Group, Inc. and Internet Capital Group, Inc. We will also compete with privately held venture capital firms and other private investors. In addition, we will be competing with corporate strategic investors that include Fortune 500 companies that are developing an Internet strategy and Internet capabilities as well as investing in Internet companies. Many of these potential competitors have more experience identifying, investing in and advising Internet companies, and possess greater financial, personnel or other resources or industry contacts than we have. In addition, although most of our investments will be made at a stage when our partner companies are not publicly traded, we may pay higher prices for those investments because, partly as a result of high trading prices for public Internet-related companies, these companies are being valued at prices that are frequently disproportionate to their revenues or earnings.

   If any member of our senior management team left our company, we would have difficulties operating our business. Our performance depends on the continued employment of our Chief Executive Officer, President and Senior Vice Presidents. If any of these executive officers were unable or unwilling to continue in his present position, our business could be adversely affected. The familiarity of these individuals with the Internet industry and financial markets makes them especially valuable to our success.

   Our failure to develop and maintain positive brand-name awareness of the E2E organization could impair our ability to attract partner companies. Promotion and enhancement of our brand name will depend largely on our ability to provide our partner companies with the business development support they need. If we are unable to provide high quality support, the value of our brand name will decline. If we fail to differentiate ourselves as a business development and Internet industry partner, the value of our brand name could decline and our prospects for future growth would diminish.

   Our success could be impaired by low valuations placed on Internet-related companies by the financial marketplace. Our strategy involves creating value for our stockholders and the employees of our partner companies by helping our partner companies grow and access the capital markets. We are therefore dependent on the capital markets for Internet-related companies in general and for initial public offerings of those companies in particular. To date, there have been a substantial number of Internet-related initial public offerings and additional offerings are expected to be made in the future. If the market for Internet-related companies and initial public offerings were to weaken for an extended period of time, the ability of our partner companies to grow and access the capital markets would be impaired, and we may need to provide additional capital to our partner companies.

   We may not control all of the businesses in which we invest, which may result in actions against our best interests. A significant part of our business will consist of acquiring ownership positions in our partner companies. Although we generally will seek to participate in the management of the companies in which we invest, we may have limited control or no control over some of these companies. Our investments in which we have limited or no control will involve additional risks that could cause the performance of our investments and our operating results to suffer, including:

  . the management of our partner companies may have economic or business interests or objectives which are inconsistent with ours; and

  . businesses in which we invest may encounter financial or operating difficulties that we would not be able to influence.

   With respect to the five partner companies in which we own minority interests, assuming we fund the remaining investments that we are committed to make and no third-parties invest in these entities, we will be the largest stockholder, on a fully diluted basis and assuming the conversion of our preferred stock, in each company. Additionally, our current rights as a preferred stockholder in each of these companies provide us with control over significant actions of these companies. To the extent that we choose to convert our preferred stock investments into common stock, we will lose these control rights.

   Our inability to control some of our partner companies could prevent us from assisting them financially or otherwise if needed, or could prevent us from liquidating our interests at a time that is favorable to E2E. Additionally, to the extent we do not control them, our partner companies could compete rather than collaborate with each other. These factors could hamper our ability to maximize a return on our investment, and may cause us to recognize losses on our investments in these companies.

   We may need to sell our interests in our partner companies under adverse conditions to generate cash. Although we intend to hold the interests in our partner companies for an indefinite period of time, and we expect to generate cash from operating activities, borrowings or future issuances of our equity, if we are not successful in generating cash from these sources, we may need to sell interests in our partner companies under adverse conditions. Our ability to dispose of these interests may be limited by:

  . market conditions that might reduce the proceeds we could receive from a sale;

  . agreements with the other stockholders of our partner companies that might require us to offer our interests to them first; and

  . the fact that many of our partner companies will be private companies whose securities will not trade or otherwise be liquid and the transfer of these securities will be restricted by federal securities laws.

   For these reasons, we may not be able to dispose of our interests in our partner companies at all or at opportune times or favorable prices, which may result in reduced cash flow to E2E.

RISKS PARTICULAR TO THE INTERNET INDUSTRY AND OUR PARTNER COMPANIES

   Our partner companies will require significant additional financing that they may not be able to obtain. Excluding MEI, all of our current partner companies are in the early stages of their development. We expect our future partner companies to be similarly situated. Our partner companies will require significant amounts of additional capital to compete successfully, meet their business objectives and produce revenues. If our partner companies are unable to obtain additional capital, they may fail, and our investments in them may be lost. We may not be able to accurately predict or fund their capital needs. We may decide to provide the additional capital required. If we do not, our interest may be diluted if the companies receive investments from other sources.


   Most of our partner companies have limited operating histories on which to evaluate them and are in the early stages of their development. Because six of the seven companies in which we have invested have not commenced significant operations, we have limited information on which to assess the value of their businesses. We expect to continue to invest in similar companies. As a result, we may have paid and may in the future pay too much for our interests in these companies which may result in our inability to generate a satisfactory return on our investments or the loss of our entire investments in these partner companies.

   Our partner companies may not be able to attract a loyal base of consumers to their web sites which will negatively affect their ability to earn revenues and profits. Some of our partner companies will be particularly dependent on content and relationships with entities that can deliver content that attracts large numbers of users. If our partner companies are unable to develop Internet content, products or services that attract a loyal user base, their potential to earn revenues and profits would be impaired. Our success depends upon the ability of these partner companies to deliver compelling Internet content, products or services to their targeted consumers. Internet users can freely navigate and instantly switch among a large number of web sites. Many of these web sites offer original content, products or services, which may make it difficult for our partner companies to distinguish the content on their web sites to attract a loyal base of users. In addition, our partner companies will need to develop relationships with entities, such as Internet service providers, Internet portals and e-commerce web sites, typically called distribution partners, that can guide or deliver consumers to visit our partner companies' web sites. There is intense competition for these distribution partners. Accordingly we expect that maintaining a strong base of distribution partners will be difficult and costly for our partner companies.

   Competition with our partner companies from larger, more established competitors with greater financial resources could result in price reductions, reduced profitability and loss of customers. Each of our initial partner companies faces, and our future partner companies, if any, will face, intense competition from better capitalized and more established Internet-related businesses. The major competitors or potential competitors of our partner companies include:

  .MEI:                                     .Blue Rock Avenue:

    .Advanced Solutions, Inc.               .911 Gifts.com

    .Ablaze Business Systems, Inc.          .eGift.com

    .  Technology, Management and Analysis Corporation

                                            .BravoGifts.com, Inc.

    .Peopleware, Inc.                       .AGC, Inc.

    .CyberSERV, Inc.                        .Send.com

  .Buyline:                              .Hooey:

    .Respond.com, Inc.                      .eBay Inc.

    .Imandi Corporation                     .build.com

    .BizBuyer.com, Inc.                     .Artus

                                            .Artisannet.com

  .VIPRO:

                                         .bluemercury:

    .McAfee Corporation

                                            .Eve.com, Inc.

  .Urban Box Office:                        .Gloss.com

                                            .Sephora

    .BET.com
                                            .beautyjungle.com

    .NetNoir, Inc.
                                            .ibeauty.com

    .Afronet

    .BlackVoice.com

    .MTV Networks Online

   Many of our partner companies' competitors have greater brand recognition and greater financial, marketing and other resources than our partner companies. This may place our partner companies at a disadvantage in responding to their competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. In addition, most of our initial partner companies do not have operational web sites, while their significant competitors are leaders in their market niches. The failure of our initial partner companies to quickly develop web sites that provide quality content and services could result in significant losses and could cause them to cease operations. If our partner companies are unable to compete successfully against their competitors, our partner companies may fail, resulting in a loss of our investment.

   Some of our partner companies may be unable to protect their proprietary rights and may infringe on the proprietary rights of others, which could result in costly litigation and distract management. The complexity of international trade secret, copyright, trademark and patent law, coupled with the limited resources of our partner companies and pressure to provide quick delivery of products and services to market, creates risk that our partner companies' efforts to protect their intellectual property will prove inadequate. Further, the nature of Internet business demands that considerable detail about our partner companies' innovative processes and techniques be exposed to competitors, because it must be presented on the web sites to attract customers. Some of our partner companies also license content from third parties and it is possible that they could become subject to infringement actions based upon the content licensed from those third parties. Any claims against our partner companies' proprietary rights, with or without merit, could subject our partner companies to costly litigation and the diversion of their technical and management personnel. If our partner companies incur costly litigation and their personnel are not effectively deployed, the expenses and losses incurred by our partner companies will increase and their profits, if any, will decrease.

   Our partner companies' computer and communications systems could fail, which might discourage content providers from using our partner companies' systems and customers from visiting their web sites. Our partner companies' businesses depend on the efficient and uninterrupted operation of their computer and communications hardware systems. Any system interruptions that cause our partner companies' web sites to be unavailable to web browsers may reduce the attractiveness of our partner companies' web sites to third-party content providers and visitors. If third-party content providers are unwilling to use our partner companies' web sites, our business, financial condition and operating results could be adversely affected. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events.

   Our partner companies may be unable to acquire or maintain easily identifiable web site addresses or prevent third parties from acquiring web site addresses similar to theirs. Some of our partner companies hold various web site addresses relating to their brands. These partner companies may not be able to prevent third parties from acquiring web site addresses that are similar to their addresses, which could adversely affect the use by businesses of our partner companies' web sites. In these instances, our partner companies may not grow as we expect. The acquisition and maintenance of web site addresses generally is regulated by governmental agencies and their designees. The regulation of web site addresses in the United States and in foreign countries is subject to change. As a result, our partner companies may not be able to acquire or maintain relevant web site addresses in all countries where they conduct business. Furthermore, the relationship between regulations governing such addresses and laws protecting trademarks is unclear.

   If the security measures of our partner companies fail, they may lose customers or be sued, which would negatively affect their financial performance. The secure transmission of confidential information over public telecommunications facilities is a significant barrier to e-commerce and communications on the Internet. Many factors may cause compromises or breaches of the security systems used by our partner companies or other Internet sites to protect proprietary information, including:

  .  advances in computer and software functionality; or

  .  new discoveries in the field of cryptography.

   A compromise of security on the Internet would have a negative effect on the use of the Internet for commerce and communications. This in turn would have a negative effect on our partner companies and our results of operations and could have a negative effect on our stock price. Protecting against the threat of security breaches or alleviating problems caused by breaches may require our partner companies to expend significant capital and other resources. When the activities of our partner companies involve the storage and transmission of proprietary information, such as credit card numbers, security breaches may expose them to a risk of loss or litigation and possible liability. There is no guarantee that their security measures will prevent security breaches.

   Partner companies, like MEI, that sell products may lose existing customers or be unable to attract new customers if they do not develop new products or if their products contain defects. If our partner companies that sell products are not able to maintain and improve their product lines and develop new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and achieve market acceptance, they may lose existing customers or be unable to attract new customers. MEI has experienced delays in releasing new products and product enhancements and may experience similar delays in the future. These delays or problems in the installation or implementation of new releases, as well as defects in these products, may cause customers to forego purchases of MEI's products to purchase those of its competitors.

   MEI's operating results may vary significantly due to its lengthy sales and implementation cycles for its products, which could negatively affect our results of operations. Because MEI's products and services have lengthy sales and implementation cycles, it is difficult for MEI to forecast the timing and recognition of revenues from sales of its products and services. The period of time between initial customer contact and a purchase order may span several months. Since MEI is unable to control many of the factors that will influence its customers' buying decisions, the lengthy sales cycle could cause its operating results to be below the expectations of analysts and investors, which could cause our stock price to fall. During the evaluation period, a variety of factors may lead customers not to purchase or to scale down orders of MEI's products including:

   .  reduction in demand for association management software;

   .  introduction of new products by competitors or pricing pressures;

   .  changes in MEI's customers' budgets and purchasing priorities; and

  . diversion of resources and management's attention to other information technology issues.

   In addition, MEI is often required to educate its prospective customers regarding the use and benefit of its products, which may cause additional delays during the evaluation and acceptance process.

   If MEI discovers software defects, it may have product-related liabilities that may lead to loss of revenue or delay in market acceptance for its products. MEI's software products are complex and may contain errors, defects or failures, especially when first introduced or when new versions are released. In the past MEI has discovered software errors in some of its products after their introduction. Despite extensive testing, MEI may not be able to detect and correct errors in products or releases before commencing commercial shipments, which may result in loss of revenue or delays in market acceptance. MEI's license agreements with its customers typically contain provisions designed to limit its exposure to potential product liability claims. All jurisdictions may not enforce these limitations. Although MEI has not experienced any product liability claims to date, it may encounter claims in the future. Product liability claims, whether or not successful, brought against MEI could divert the attention of its management and key personnel and could be expensive to defend.



   Our business will suffer if any of our systems, or the products or systems of our partner companies, fail to be year 2000 compliant. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies will need to update or replace their software and computer systems to comply with year 2000 requirements. We will evaluate the year 2000 compliance of any business in which we invest and of third-party equipment and software that we use in both information technology and non-information technology applications in our business. Examples of non-information technology systems include our building security and voice mail systems.

   Based upon contractual representations made by our partner companies and an assessment by our executive officers of systems and products of MEI and VIPRO, which are our only partner companies that currently have any systems operating, we do not anticipate costs associated with the year 2000 issue to have a material financial impact on us or any of our partner companies. MEI has allocated $100,000 to address remaining year 2000 issues prior to year end. There may, however, be interruptions or other limitations of financial and operating systems' functionality, and our partner companies may incur additional costs to avoid these interruptions or limitations. In addition, our partner companies may incur substantial costs to avoid product and service interruptions. Our expectations about future costs associated with the year 2000 issue are limited by uncertainties that could cause actual costs to have a greater financial impact than currently anticipated. Factors that could influence the amount and timing of future costs include:

  . the amount and magnitude of year 2000 issues encountered by our partner companies, which could cause those businesses to incur costs or losses or cause us to make additional investments in those businesses to help pay for their costs of year 2000 compliance;

  . our partner companies' success in identifying systems and programs that contain two-digit year codes;

  . the nature and amount of programming required to upgrade or replace any affected programs;

  .  the rate and magnitude of related labor and consulting costs; and

  . our success in addressing year 2000 issues with third-parties with which our partner companies do business.

   Our inability or the inability of our partner companies to successfully become year 2000 compliant could result in system failures or miscalculations, causing disruptions of operations, reductions in revenues and increases in our expenses.

   A drop in demand for Internet services and commerce or failure of components of the Internet's infrastructure may cause a reduction in the value of our partner companies. The businesses of our partner companies, and thus our financial results, will rely on demand for access to the Internet and for products and services related to the Internet. Recently introduced Internet-related products and services may not be accepted in the market. Commerce and communication over the Internet may not continue to develop and expand as expected, and even if they do, the products and services offered over the Internet by our partner companies may not become widely adopted for these purposes.

   Our partner companies will not grow as we expect if:

  . the market for Internet services and commerce fails to continue to develop;

  .  the Internet market develops more slowly than expected;

  .  the Internet market becomes saturated with competitors; or

  . the Internet-related products and services offered by our partner companies are not widely accepted.

   The Internet's infrastructure may not be able to support the demands placed on it by this continued growth without decreases in its performance or reliability. Any outages or delays in services using the Internet could lower the level of Internet usage. In addition, the infrastructure and complementary products and services necessary to make the Internet a viable commercial marketplace may not continue to develop. If usage of the Internet is curtailed due to infrastructure constraints or lack of complementary products, we expect an adverse impact on the business of our partner companies and a reduction in the value of our partner companies.

   Future governmental regulation affecting the Internet could reduce the sales and increase the operating costs of our partner companies, resulting in reduced earnings. With the exception of regulation applicable to businesses generally, most Internet businesses are not currently regulated by any government agency. Due to increasing popularity and use of the Internet, however, it is possible that a number of laws may be adopted that will apply to the Internet and will affect our partner companies and our financial results. These potential laws cover issues including:

  .  user privacy;

  .  dissemination of information;

  .  pricing of goods and services offered; and

  .  types of products and services offered.

   An example of the types of laws that may be adopted to regulate use of the Internet is the Telecommunications Act of 1996. The Telecommunications Act prohibited the transmission over the Internet of some types of information. Although the Telecommunications Act was held unconstitutional, similar laws may be enacted in the future. Other nations, including Germany, have taken similar actions to restrict the flow of information deemed to be objectionable on the Internet. In addition, some telecommunications carriers continue to advocate that telecommunications over the Internet should be regulated by the Federal Communications Commission in the same manner as other telecommunications services. These telecommunications carriers want to see the government eliminate the current exemption from payment of telecommunications access charges for Internet service providers.

   If the government adopts any additional laws or regulations governing use of the Internet, these actions could decrease the growth of the Internet or increase the costs of doing business for Internet-focused companies. Finally, the sales of goods and services by our partner companies may be reduced and the costs of producing those goods and services may be increased if existing U.S. state and federal laws and foreign laws governing issues such as commerce, taxation, property ownership, defamation and personal privacy are increasingly applied to the Internet.

RISKS RELATING TO THIS OFFERING

   We will have significant discretion in the use of the proceeds of this offering, and if we do not find suitable businesses to develop, operate, invest in or acquire, the value of your investment in our company will decline. We will have broad discretion over how we use the proceeds of this offering. We may not identify or complete enough attractive investments or acquisitions to generate an adequate return for our stockholders. Even if we successfully identify and acquire interests in additional partner companies, it may take considerable time to use all the proceeds of this offering.

   Our stock price may not reflect the value of our assets. Prior to this offering, there has been no public market for our common stock. Due to various factors, including the difficulty in valuing our partner companies, concerns about liquidity and possible adverse changes to, or perceptions of, the Internet industry, the trading price of a share of our common stock may be below the book value per share of our assets or the underlying value of our partner companies. The initial public offering price for our common stock has been determined by negotiation between us and the representatives of the underwriters. Among the factors considered in determining the public offering price were:

  . an assessment of our management team, board of directors and advisory board;

  . the opportunity to develop, operate and invest in start-up companies in the Internet industry;

  . the financial condition and results of operations of our partner companies;

  . prevailing market conditions in the U.S. economy and the Internet industry; and

  . the market capitalizations and stages of development of other companies that the representatives of the underwriters believe to be comparable to us.

   We expect that the future price of our stock will be dependent upon the market perception of our partner companies. Our assets will consist primarily of ownership interests in Internet-related businesses and technologies. Many of these businesses will be private companies, which will make it difficult to determine the value of our interest in them. In addition, it will be difficult to assess the potential liquidity of our interests and at what time we may realize a return on an investment in one or more of our partner companies.

   Fluctuations in our quarterly results may adversely affect our stock price. If our operating results in one or more quarters do not meet securities analysts' expectations, the price of our common stock could decline. We expect that our quarterly results will fluctuate significantly due to many factors, including:

  .  the operating results of our partner companies;

  .  completed investments or acquisitions;

  . changes in our methods of accounting for our partner company interests that may result from changes in our ownership percentages of our partner companies;

  . sales of equity securities by our partner companies that could cause us to recognize gains or losses under applicable accounting rules;

  .  management of our growth and that of our partner companies; and

  .  divestiture of our interests in our partner companies.

   Our stock price may be highly volatile. The market price of our common stock is likely to be highly volatile and could fluctuate widely. In particular, the Nasdaq Stock Market has experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and have often been unrelated or disproportionate to the operating performance of these companies. The trading prices of many technology companies' stocks are at or near historical highs. We cannot assure you that these high trading prices are sustainable or that our common stock will trade at the same levels as other technology companies' stocks.

   The following factors will add to the volatility of the price of our common stock:

  . actual or anticipated variations in our quarterly operating results and those of our partner companies;

  . new products or services, or new sales formats offered by our partner companies and their competitors;

  . changes in our financial estimates and those of our partner companies by securities analysts;

  .  conditions or trends in the Internet industry in general;

  . announcements by our partner companies and their competitors of technological innovations;

  . announcements by us, our partner companies, our competitors or competitors of our partner companies, of significant acquisitions, strategic partnerships or joint ventures;

  . changes in the market valuations of our partner companies and other Internet companies;

  .  our capital commitments;

  . additions or departures of our key personnel and key personnel of our partner companies; and

  .  sales of our common stock.

   Many of these factors are beyond our control. These factors may result in decreases in the market price for our common stock, regardless of our operating performance.

   You will experience immediate and substantial dilution and pay a higher price for our common stock than existing stockholders. The price you will pay for our common stock will be substantially higher than the $.01 per share paid by the majority of existing stockholders for their shares. As a result, assuming an initial offering price of $13.00, you will experience immediate and substantial dilution of $6.35 of tangible book value per share.

   Future sales of our common stock in the public market could lower our stock price and impair our ability to raise funds in new stock offerings. Assuming the underwriters do not exercise their over-allotment option and including 459,242 shares of common stock issuable upon conversion of the convertible notes held by Northwood and assuming no shares are issued in connection with the repayment of accrued but unpaid interest on these notes, upon completion of this offering, we will have 14,990,911 shares of common stock outstanding, of which 4,990,911 shares will be "restricted shares." In addition, we may issue in the future additional shares of common stock as consideration for our investments. Sales of a substantial amount of common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock prevailing from time to time in the public market and could impair our ability to raise funds in additional stock offerings.

   The shares of common stock sold in this offering will be freely tradable without further restriction or further registration under the Securities Act, except for shares purchased by an affiliate of ours, sales of which will be limited by Rule 144 under the Securities Act. Holders of restricted shares generally will be entitled to sell these shares in the public market without registration either under Rule 144 or Rule 701 or any other applicable exemption under the Securities Act.

                        FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about E2E and our industry. We generally identify forward-looking statements in this prospectus using words like "believe," "intend," "expect," "may," "will," "should," "plan," "project," "contemplate," "anticipate" or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these forward-looking statements involve risks, uncertainties and assumptions about us and our partner companies, including among other things:

  .  development of an e-commerce market;

  . our ability to identify trends in our markets and the markets of our partner companies and to offer new solutions that address the changing needs of these markets;

  .  our ability to successfully execute our business model;

  . our partner companies' ability to compete successfully against direct and indirect competitors;

  .  our ability to acquire interests in additional companies;

  .  growth in demand for Internet products and services; and

  .  continued use of the Internet as an advertising medium.

   In light of these risks, uncertainties and assumptions, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors that are more fully described in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere in this prospectus. We are not obligated to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                USE OF PROCEEDS

   We estimate that we will receive approximately $118.9 million in net proceeds from this offering based on an assumed public offering price of $13.00 per share. This amount reflects deductions from the gross proceeds of the offering of:

  . approximately $9.1 million, which will be retained by the underwriters as discounts and commissions; and

  .  $2.0 million, representing our estimated expenses for this offering.


   Approximately $42.1 million of the net proceeds will be used to acquire additional equity interests in our partner companies. These proceeds will be used as follows:

  .  MEI--$24.0 million to acquire 100% of MEI;

  .  Buyline--$12.0 million to acquire an 80.0% equity interest;

  .  VIPRO--$2.0 million to increase our equity interest to 32.9%;

  .  Urban Box Office--$2.0 million to increase our equity interest to 20.8%;


  .  Blue Rock Avenue--$1.0 million to increase our equity interest to 40.0%;

  .  Hooey--$637,500 to increase our equity interest to 34.0%; and

  .  bluemercury--$500,000 to increase our equity interest to 45.0%.

   In addition, we will use $4.5 million of the net proceeds to repay the outstanding indebtedness under a note held by Jonathan Ledecky, a stockholder of ours. Interest accrues under the note at the rate equal to J.P. Morgan's prime rate, which was 8.25% as of September 1, 1999. This note is payable upon the closing of this offering and is secured by our interests in our partner companies. We used the proceeds of this loan as follows:

  $1,000,000 for our initial investment in Urban Box Office;

  $500,000 for our initial investment in Blue Rock Avenue;

  $637,500 for our initial investment in Hooey;

  $500,000 for our initial investment in bluemercury; and

  $1,862,500 for our general and administrative expenses and transaction costs.

   We will use the remaining net proceeds, approximately $72.3 million, for working capital and to develop, operate, invest in, acquire and support Internet-related business including additional investments in our current partner companies. Of that $72.3 million, we anticipate using approximately $8.0 million for corporate overhead and administrative costs over the next twelve months.

   We have not identified any other businesses or other assets to acquire using the net proceeds of this offering. Until appropriate partner companies are identified, we intend to invest those net proceeds temporarily in interest-bearing securities.

   This use of proceeds does not reflect the exercise of the underwriters' over-allotment option. We estimate that we will receive approximately $18.1 million in additional net proceeds if the underwriters exercise their over-allotment option in full. Proceeds from exercise of the underwriters' over-allotment option, if any, will also be used for working capital and to develop, operate, invest in, acquire and support Internet-related businesses.

                                DIVIDEND POLICY

   We do not intend to pay dividends on our common stock in the foreseeable future. Instead, we will retain our earnings to finance our investments and for general corporate purposes.

                              CAPITALIZATION

   The following table shows our capitalization on an actual basis as of June 30, 1999 and on a pro forma combined basis to reflect (1) our probable acquisition of MEI and probable investment in Buyline, (2) our completed and committed investments in Urban Box Office, Blue Rock Avenue, Hooey, bluemercury and (3) our issuance of $4.0 million in convertible notes to Northwood.

   The table also shows our capitalization as of June 30, 1999 on a pro forma basis as adjusted to reflect (1) the public offering of 10,000,000 shares of our common stock at $13.00 per share and the application of the net proceeds from the offering after deducting estimated underwriting discounts and commissions and estimated offering expenses and (2) the automatic conversion of the Northwood convertible notes into 459,242 shares of common stock.

   Common stock data excludes:

  .  1,500,000 shares subject to the underwriters' over-allotment option;

  . outstanding warrants to purchase 400,000 shares at an exercise price equal to the initial public offering price;

  . 3,000,000 shares of common stock reserved for issuance under our stock option plan, under which options to purchase 1,850,000 shares were outstanding as of the date of this prospectus at a weighted average price of $12.55 per share, assuming an initial public offering price of $13.00 per share; and

  .  additional shares for accrued interest under the Northwood notes.

                                                   June 30, 1999
                                        --------------------------------------
                                                                   Pro forma
                                                      Pro forma   combined as
                                          Actual      combined      adjusted
                                        -----------  -----------  ------------
Line of credit......................... $       --   $ 1,000,000  $  1,000,000
Capital lease obligation, current
 portion...............................         --        83,838        83,838
Notes payable..........................         --       840,620       840,620
Payable to stockholders of MEI.........         --    24,000,000           --
License agreement payable, current
 portion...............................         --       586,662       586,662
                                        -----------  -----------  ------------
    Total short-term debt.............. $       --   $26,511,120  $  2,511,120
                                        ===========  ===========  ============
Long-term debt......................... $       --   $   794,820  $    794,820
Due to stockholder.....................   3,410,060    7,547,560           --
Convertible note.......................         --     2,030,457           --
Shareholders' equity:
  Common stock, par value $.01;
   100,000,000 shares authorized;
   4,358,669 shares issued and
   outstanding-actual; 4,358,669 shares
   issued and outstanding-pro forma
   combined; 14,817,911 shares issued
   and outstanding-pro forma as
   adjusted............................      43,587       43,587       148,179
  Common stock subscription
   receivable..........................      (4,325)      (4,325)       (4,325)
  Capital in excess of par value.......  33,738,816   37,678,508   160,473,916
  Deficit accumulated during
   development stage................... (27,839,735) (29,809,884)  (31,779,427)
                                        -----------  -----------  ------------
    Total stockholders' equity.........   5,938,343    7,907,886   128,838,343
                                        -----------  -----------  ------------
Total capitalization................... $ 9,348,403  $18,280,723  $129,633,163
                                        ===========  ===========  ============

                                 DILUTION

   Our pro forma combined net tangible negative book value at June 30, 1999 was $22.4 million or $(5.13) per share. Pro forma combined net tangible negative book value per share is equal to our tangible assets less our total liabilities, divided by the total number of shares of our common stock outstanding.

   After giving effect to:

  . the issuance and sale by us of 10,000,000 shares of our common stock in this offering at an assumed initial public offering price of $13.00 per share, and the receipt and use of the estimated net proceeds of $118.9 million; and

  . the conversion of the Northwood convertible notes into 459,242 shares of common stock upon completion of this offering assuming an offering price of $13.00 per share, excluding additional shares for accrued interest, our pro forma as adjusted net tangible book value at June 30, 1999 would have been $98.6 million or $6.65 per share. This represents an immediate increase in net tangible book value of $11.78 per share to existing stockholders and an immediate dilution of $6.35 per share to new investors purchasing shares of our common stock in this offering. The following table illustrates the per share dilution to the new investors.

   Assumed initial public offering price per share.............         $13.00
     Pro forma net tangible negative book value per share at
      June 30, 1999............................................ $(5.13)
     Increase per share attributable to this offering..........  11.78
   Pro forma as adjusted net tangible book value per share
    after this offering........................................           6.65
                                                                        ------
   Dilution per share to new investors in this offering........         $ 6.35
                                                                        ======

   The following table summarizes, on a pro forma basis as of June 30, 1999, the total number of shares of our common stock purchased from us, the total consideration paid and the average price per share paid by the existing stockholders and by the new investors in this offering at an assumed public offering price of $13.00 per share and before deducting estimated underwriting discounts and commissions and our estimated offering expenses:

                                                                         Average
                                  Shares purchased  Total consideration   price
                                 ------------------ --------------------   per
                                   Number   Percent    Amount    Percent  share
                                 ---------- ------- ------------ ------- -------
Existing stockholders...........  4,817,911  32.51% $  4,043,587   3.02% $ 0.84
New investors................... 10,000,000  67.49%  130,000,000  96.98% $13.00
                                 ---------- ------- ------------ -------
  Total......................... 14,817,911 100.00% $134,043,587 100.00% $ 9.05
                                 ========== ======= ============ =======

   The table above assumes the conversion of the Northwood convertible notes into shares of common stock that are reflected as being held by existing stockholders and that the underwriters do not exercise their over-allotment option. If underwriters exercise their over-allotment option in full, we will issue and sell an additional 1,500,000 shares.

   The discussion and tables above also assume no exercise of any stock options outstanding as of June 30, 1999 or any common stock warrants. As of the date of this prospectus, there were (1) options outstanding to purchase a total of 1,850,000 shares of common stock at a weighted average exercise price of $12.55 per share, assuming an initial public offering price of $13.00 per share, (2) 1,150,000 shares reserved for future grant under our stock option plan and (3) 400,000 common stock warrants at an exercise price equal to the initial public offering price. To the extent that any of these shares are issued, there will be further dilution to new investors.

                          SELECTED FINANCIAL DATA

   We have derived the following selected financial data as of and for the periods indicated from the financial statements of E2E, and the unaudited pro forma combined financial information included elsewhere in this prospectus.

   You should read the information contained in this table together with the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Use of Proceeds" and the financial statements of E2E and the unaudited pro forma combined financial statements included elsewhere in this prospectus.

Historical E2E Financial Data:

                                                                   Cumulative
                                                                      from
                             September 1, 1998                    inception to
                               (inception) to    Six months ended   June 30,
                            December 31, 1998(1) June 30, 1999(5)     1999
                            -------------------- ---------------- ------------
Statement of Operations
 Data:
General and administrative
 expense..................       $  79,698         $    644,617   $    724,315
Stock compensation(2).....              --           26,288,080     26,288,080
Equity in loss of
 investees(3).............              --              798,614        798,614
                                 ---------         ------------   ------------
Total expenses............          79,698           27,731,311     27,811,009
                                 ---------         ------------   ------------
Interest expense..........             --                28,726         28,726
                                 ---------         ------------   ------------
Net loss..................       $ (79,698)        $(27,760,037)  $(27,839,735)
                                 =========         ============   ============
Basic and diluted loss per
 common share.............       $    (.05)        $     (12.47)  $     (14.39)
                                 =========         ============   ============
Weighted average shares
 outstanding(4)...........       1,500,000            2,226,513      1,933,989

                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ ----------
Balance Sheet Data:
Current assets.........................................   $     --   $  100,049
Total assets...........................................      6,288    9,937,401
Total liabilities......................................     85,886    3,999,058
Total stockholders' (deficit) equity...................    (79,598)   5,938,343

(1) Represents the combined results of E2E and Ironbound Partners LLC. On May 14, 1999, Ironbound was merged with E2E and ceased to exist. See Note 1 of Notes to Combined Financial Statements for a description of E2E's business and organization.

(2) See Note 4 of Notes to Combined Financial Statements for a description of stock compensation expenses.

(3) See Note 3 of Notes to Combined Financial Statements for a description of accounting for the partner company investments.

(4) See Note 2 of Notes to Combined Financial Statements for a description of the method used to compute basic and diluted net loss per share.

(5) Includes investments in four-partner companies in May 1999.

Historical MEI -- Financial Data

   The selected financial data shown below of MEI Software Systems, Inc., our predecessor, as of and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 has been derived from MEI's financial statements. The statement of operations data for the year ended December 1994 and 1995 and the balance sheet data as of December 31, 1994 and 1995 are unaudited, and, in MEI management's opinion, include all of the adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information.

                                            Year ended December 31,
                          ---------------------------------------------------------------
                             1994         1995         1996         1997         1998
                          -----------  -----------  -----------  -----------  -----------
                          (unaudited)  (unaudited)
Statement of Operations
 Data:
Revenue.................  $ 4,861,652  $ 5,015,369  $ 3,950,054  $ 5,714,282  $ 9,299,237
Cost of revenue.........    4,046,160    2,701,331    3,084,328    3,771,236    5,323,025
Gross profit............      815,492    2,314,038      865,726    1,943,046    3,976,212
 Operating expenses:
 Sales and marketing....      843,562      688,980      402,281      497,631    1,268,628
 Research and
  development...........      260,130      779,205      471,579    1,147,797    1,990,079
 Stock compensation.....           --           --           --           --      163,290
 General and
  administrative........    1,021,322    1,113,776      391,097      692,355    1,646,903
                          -----------  -----------  -----------  -----------  -----------
  Total operating
   expense..............    2,125,014    2,581,961    1,264,957    2,337,783    5,068,900
                          -----------  -----------  -----------  -----------  -----------
   Loss from
    operations..........   (1,309,522)    (267,923)    (399,231)    (394,737)  (1,092,688)

Other income............                                     --     (181,425)          --
Interest expense........      136,548       66,918       62,390       29,279       82,119
                          -----------  -----------  -----------  -----------  -----------
 Net loss...............   (1,446,070)    (334,841)    (461,621)    (242,591)  (1,174,807)
                          -----------  -----------  -----------  -----------  -----------
Accretion on manditorily
 redeemable convertible
 preferred stock........     (304,726)    (363,527)    (364,077)    (363,626)    (364,188)
                          -----------  -----------  -----------  -----------  -----------
 Net loss available to
  common stockholders...  $(1,750,796) $  (698,368) $  (825,698) $  (606,217) $(1,538,995)
                          ===========  ===========  ===========  ===========  ===========
Basic and diluted loss
 per common share.......  $     (0.49) $     (0.20) $     (0.23) $     (0.17) $     (0.38)
                          ===========  ===========  ===========  ===========  ===========
Weighted average shares
 outstanding............    3,541,500    3,541,500    3,543,379    3,543,705    4,028,185
                                                 December 31,
                          ---------------------------------------------------------------
                             1994         1995         1996         1997         1998
                          -----------  -----------  -----------  -----------  -----------
                          (unaudited)  (unaudited)
Balance Sheet Data:
Current assets..........  $ 1,140,510  $ 1,005,015  $   871,056  $ 1,510,493  $ 3,375,765
Total assets............    1,481,945    1,203,133    1,005,508    1,701,296    4,148,627
Total liabilities.......    2,447,758    2,503,787    2,767,682    3,706,010    5,585,260
Total mandatorily
 redeemable securities..    3,619,806    3,983,333    4,347,410    4,711,036    6,592,218
Total stockholders'
 deficit................   (4,585,619)  (5,283,987)  (6,109,584)  (6,715,750)  (8,028,851)

Unaudited Pro Forma Financial Data

   Our June 30, 1999 pro forma combined historical amounts have been adjusted to reflect (1) our consummated and committed investment in Urban Box Office, Blue Rock Avenue, Hooey, bluemercury, (2) our probable investment in Buyline and probable acquisition of MEI and (3) our issuance of $4.0 million in convertible notes and 400,000 common stock warrants.

   The pro forma combined, as adjusted amounts reflect this offering and the conversion of the $4.0 million in convertible notes to common stock.

                                      Pro forma                   Pro forma
                                       combined     Pro forma      combined
                                     September 1,    combined    as adjusted
                                         1998       six months    six months
                                     (inception)      ended         ended
                                     to December     June 30,      June 30,
                                       31, 1998        1999          1999
                                     ------------  ------------  ------------
Statement of Operations Data:
Revenue............................. $  9,299,237  $  6,140,540  $  6,140,540
Cost of revenue.....................    5,323,025     3,808,869     3,808,869
 Operating expenses:
 Sales and marketing................    1,268,628     1,013,006     1,013,006
 Research and development...........    1,990,079     1,251,568     1,251,568
 Stock compensation.................      163,290    26,552,101    26,552,101
 Amortization expense...............    8,603,977     4,440,020     4,440,020
 General and administrative.........    1,726,601     1,635,105     1,635,105
                                     ------------  ------------  ------------
  Total operating expense...........   13,752,575    34,891,800    34,891,800
                                     ------------  ------------  ------------
   Loss from operations.............   (9,776,363)  (32,560,129)  (32,560,129)

                                     ------------  ------------  ------------
Interest expense....................       82,119     2,036,584     4,006,127
Equity in loss of investees.........          --      1,413,714     1,413,714
Minority interest in earnings of
 subsidiaries.......................          --        (14,651)      (14,651)
                                     ------------  ------------  ------------
 Net loss...........................   (9,858,482)  (35,995,776)  (37,965,319)
                                     ------------  ------------  ------------
Accretion on mandatorily redeemable
 securities.........................     (364,188)     (382,168)     (382,168)
                                     ------------  ------------  ------------
 Net loss available to
  common stockholders............... $(10,222,670) $(36,377,944) $(38,347,487)
                                     ============  ============  ============
Basic and diluted loss per
 common share....................... $      (4.11) $      (6.18) $      (6.51)
                                     ============  ============  ============
Weighted average shares
 outstanding........................    2,485,113     5,886,328     5,886,328
                                                         June 30, 1999
                                                   --------------------------
                                                                  Pro forma
                                                    Pro forma    combined as
                                                     combined      adjusted
                                                   ------------  ------------
Balance Sheet Data:
Current assets......................                $ 7,752,856  $106,205,296
Total assets........................                 53,372,065   151,238,066
Total liabilities...................                 45,464,179    22,399,723
Total stockholders' deficit.........                  7,907,886   128,838,343

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion should be read together with "Selected Financial Data," "Unaudited Pro Forma Combined Financial Statements" and the Financial Statements and related Notes of E2E, MEI, Buyline, Blue Rock Avenue, bluemercury, Hooey and Urban Box Office, that appear elsewhere in this prospectus.

Overview

   E2E was an entity under common control with Ironbound Partners LLC, a Delaware limited liability corporation, which was incorporated in September 1998. E2E, a Delaware corporation, was incorporated on February 9, 1999. On May 14, 1999, Ironbound Partners LLC was merged with and into E2E and ceased to exist. The combination of Ironbound Partners LLC and E2E is further discussed in the E2Enet, Inc. Historical Financial Statements.

   We are engaged in Internet-related B2B and B2C businesses through a network of partner companies. As of June 30, 1999, we had invested in and were committed to make additional investments in four companies, all of which are considered development stage companies. From July through September 1999, we signed agreements to own or make investments in three additional companies, all but one of which are considered development stage companies. Because we have acquired significant interests in early stage Internet-based companies that are currently generating net losses, we expect that we will report net losses for the foreseeable future. Additionally, we also anticipate that we will experience significant volatility from period to period due to one-time transactions and other events related to our ownership interests in and advances to our partner companies. On an ongoing basis, we intend to evaluate the carrying value of our ownership interest in each of our partner companies for possible impairment based on:

  .  achievement of business plan objectives and milestones;

  . the fair value of each ownership interest in the partner company relative to carrying value;

  .  the financial condition and prospects of the partner company; and

  .  other factors.

The business plan objectives and milestones we consider include:

  . financial factors related to achieving budget and planned financial results;

  .  raising additional outside capital;

  . completing operational objectives such as hiring employees and establishing sales, distribution and marketing relationships; and

  .  launching of a web site.

Additionally, we also consider the values at which parties other than E2E have invested in our partner companies.

Accounting for Investments

   The interests that we acquire in our partner companies are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on our ability to exercise significant influence over the operating and financial policies of the partner company. This would generally be evidenced by the percentage of ownership in the partner company.

   Consolidation. Partner companies in which we directly or indirectly own more than 50% of the outstanding voting securities are generally consolidated with us. For example, a partner company's results of operations are reflected within our statement of operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "minority interest" in our statement of operations. Minority interest adjusts our consolidated net results of operations to reflect only our share of the earnings or losses of the consolidated partner company. On a pro forma combined basis, MEI was our only consolidated partner company for the year-ended December 31, 1998. MEI and Buyline were our consolidated partner companies on a pro forma basis for the six-month period ended June 30, 1999.

   The acquisition of MEI has been accounted for using the purchase method of accounting. The excess value of the consideration to be issued in the acquisition of MEI over the fair value of the net assets to be acquired totals approximately $25.8 million and is recorded as goodwill on our pro forma balance sheet. Goodwill will be amortized as a non-cash charge to the statement of operations over a period of three years.

   Equity Method. Partner companies whose results we do not consolidate, but over whom we exercise significant influence, are generally accounted for under the equity method of accounting. Whether or not we exercise significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors, ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, and voting rights associated with our holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's results of operations are not reflected within our statement of operations; however, our share of the earnings or losses of the partner company is reflected in the caption "equity in loss of investees" in the statement of operations. If our equity investment represents the entire financing in an investee, we will reflect the entire loss of that investee in our statement of operations. At June 30, 1999, we accounted for four of our partner companies under the equity method of accounting.

   Our partner companies accounted for under the equity method of accounting at June 30, 1999 included:

                                                                     Ownership
                                                                    Interest at
Equity Method                                Partner Company Since June 30, 1999
-------------                                --------------------- -------------
Urban Box Office............................     May 14, 1999           10%
Blue Rock Avenue............................     May 14, 1999           18%
Hooey.......................................     May 14, 1999           20%
bluemercury.................................     May 14, 1999           29%

   Cost Method. Partner companies that are not consolidated or accounted for under the equity method are accounted for under the cost method. Under this method, our share of the earnings or losses of these companies is not included in our statement of operations unless earnings or losses are distributed. On a pro forma combined basis, as of June 30, 1999, we did not account for any of our partner companies under the cost method of accounting.

   We expect to record our ownership interest in equity securities of our partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests would be classified as available-for-sale securities or some other classification in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." We have no cost method or available-for-sale investments at June 30, 1999.

Results of Operations--E2Enet, Inc.--Six Months Ended June 30, 1999

  General and administrative

   Our general and administrative costs consist primarily of employee compensation and outside services such as legal, accounting and consulting. For the six-month period ended June 30, 1999 our general and administrative costs were $644,617. We plan to continue to hire new employees and build our overall infrastructure both directly at the E2E corporate level and indirectly by acquiring or acquiring interests in other partner companies.

  Stock Compensation

   We sold 2,392,000 shares of our common stock in May 1999 to some of our employees, directors and other individuals at $.01 per share for gross proceeds of $19,595 in addition to a subscription receivable of $4,325. The issuance of these shares resulted in our recording compensation expense of $26.3 million in the second quarter of 1999, as the shares were issued at a price below the fair value of our stock at the date of issuance. Since this charge was recognized fully in the period incurred there is no future amortization impact on earnings.

  Income Taxes

   From the period of September 1, 1998, our date of inception, through May 14, 1999, we were organized as a limited liability company, and management elected to be taxed as a partnership under the Internal Revenue Code. As a result, the taxable losses accrued to the individual member; therefore, we did not record a provision for income taxes for this period. On May 14, 1999, we reorganized as a C corporation and became subject to federal and state corporate income taxes. As of June 30, 1999, our net operating loss carryforward was $301,400.

   We have recorded a valuation allowance related to our gross deferred tax assets because we believe that it is more likely than not that we will fail to realize the benefits of these assets. The assets related primarily to our net operating loss carryforward and the excess of the tax basis over book basis of our partner companies. The differences in basis represent capital losses for tax purposes which, if recognized, can only be deducted to the extent of capital gains. Additionally, these losses may be carried back three years and carried forward five years from the year in which they occur. Most of our partner companies are in the early stages of development, currently generating significant losses and are expected to continue to generate significant losses in the future. The marketability of the securities we own of our partner companies is generally limited as they primarily represent ownership interests in companies whose stock is not publicly traded. As a result, there is significant risk that we may not be able to realize the benefits of loss carryforwards before they expire.

  Equity in Loss of Partner Companies

   A significant portion of our results of operations is derived from companies in which we hold a significant minority ownership interest. These companies are accounted for under the equity method of accounting. Equity income and loss fluctuates with the number of companies accounted for under the equity method, the amortization of the goodwill related to newly acquired equity method companies, and the net results of operations of these companies. During the six months ended June 30, 1999, we utilized $10.0 million, including the value of the shares of our common stock issued to the founders of our initial partner companies at an assumed price of $11.00 per share, to acquire partner companies accounted for under the equity method of accounting resulting in goodwill of $7.6 million, all of which will be amortized over three years. We assume an $11.00 per share value for our founder's stock based on a discount of approximately 15% from the assumed initial public offering price. This discount represents the estimated value of our probable acquisition and our probable investments entered into subsequent to June 30, 1999.

   In the period ended December 31, 1998, we did not own any partner companies that were accounted for under the equity method.

   During the six months ended June 30, 1999, we accounted for four of our partner companies under the equity method of accounting. These companies are development stage enterprises, and they incurred significant losses for the six months ended June 30, 1999. We recognized the entire loss of the investee companies since the date of investment as we provided the entire amount of partner company financing as of June 30, 1999. Our equity loss of $798,614 for the six months ended June 30, 1999 consisted of $473,786 related to our share of the equity method companies' losses and $324,828 of amortization of the excess of cost over net book value of these companies.

  Liquidity and Capital Resources

   Net cash used in development stage activities was $65,614 for the period of September 1, 1998 through December 31, 1998 and $679,302 for the six months ended June 30, 1999. Net cash used in development stage activities for the six months ended June 30, 1999 resulted primarily from our net loss before non cash charges for stock compensation and equity losses in partner companies, offset in part by our increase in deferred offering costs and prepaid assets.

   Net cash used in investing activities was $6,658 for the period of September 1, 1998 through December 31, 1998 and $2.7 million for the six months ended June 30, 1999. Net cash used in investing activities for the six months ended June 30, 1999 resulted from cash investments made to our partner companies.

   Net cash provided by financing activities was $72,272 for the period of September 1, 1998 through December 31, 1998 and $3.4 million for the six months ended June 30, 1999. For each of these periods, net cash provided by financing activities was primarily the result of borrowings from our founding stockholder.

   Additional investments or significant business developments in our partner companies may result in the need for additional resources. Providing support to underlying investment operations could result in these costs exceeding estimates and funds being used sooner than anticipated.

   Prior to this offering, we have funded our operations with $4.5 million of borrowings under a note from a significant stockholder and the issuance of $4.0 million of convertible notes to Northwood.

   Principal and interest are payable on the Ledecky note five days after the closing of this offering, and will be repaid with the proceeds of this offering. Simultaneous with the closing of this offering, the Northwood convertible notes will convert into 459,242 shares of our common stock at a price equal to $8.71 per share assuming an initial public offering price of $13.00 per share, plus additional shares for accrued interest. If the offering price is less than $13.00 per share, the conversion price of the Northwood notes will be equal to 67% of the initial public offering price. In addition, we have issued warrants to Northwood granting them the right to acquire 400,000 shares of our common stock at the initial offering price for a period of five years from the completion of this offering. Following this offering, the exercise price of the warrants is protected by an anti-dilution provision. The $4.0 million principal amount of the convertible notes was allocated between the value of the convertible notes and the warrants based on relative fair values. This allocation results in a discount from the Northwood notes of $2.0 million, which will be recognized as interest expense through the conversion of the notes. In addition, interest expense of $2.0 million will be recorded for the beneficial conversion feature due to the conversion of the Northwood notes at a discount from the initial offering price, assuming an initial offering price of $13.00 per share.

   As of June 30, 1999, we have invested $2.6 million in cash and have outstanding commitments to invest an additional $4.1 million in our partner companies. Subsequent to

June 30, 1999, we signed agreements that contingently obligated us to fund $38.3 million in additional investments. We have also made loans totalling $950,000 to two of our partner companies. Beyond the next 12 to 18 months, we will likely have to raise additional funds through the issuance of equity or debt securities or obtain bank financing. If additional funds are raised through equity securities, our existing shareholders may experience significant dilution. We currently do not have any other source of liquidity and have no plan or intention to obtain additional capital through debt or equity financing in the next 12 months. If and when we require additional financing to implement our business strategy or for other capital requirements, we may be unable to obtain this financing on terms that we deem acceptable. We may also use our common stock as a source of capital to provide a portion of the consideration paid to acquire a partner company.

   Following this offering, and after repayment of indebtedness, we will have cash and cash equivalents of approximately $103.0 million, or $121.1 million if the underwriters exercise their over-allotment option in full. We believe that the cash and cash equivalents we will have following this offering will be sufficient to fund our operations and investment program for the next 12 months. Based on currently anticipated levels of employment and growth to support the proposed investment strategy, we estimate that our operating expenses, which consist primarily of salaries, benefits, rent, professional services, business development costs and other general administrative expenses for the next 12 months will be approximately $8.0 million excluding direct operating expenses of MEI and Buyline. MEI expects to fund its operating expenses for the next 12 months through additional contributions to capital or loans from E2E. Buyline expects to fund its operating expenses for the next 12 months with the proceeds of E2E's investment in Buyline.

Results of Operations--Partner Company Operations

MEI Software Systems, Inc.

   On a pro forma combined basis, MEI will be one of our consolidated partner companies. For the past 24 years, MEI has been a supplier of customized software systems to manage databases of trade associations, professional associations, fund raising organizations and chambers of commerce. MEI's software enables the management of areas such as constituents, members, meetings, subscriptions, committees, speakers, order entry and fulfillment, advertisers, and continuing education.

  MEI--Six Months Ended June 30, 1998 compared to Six Months Ended June 30,
1999

   Revenues. Revenues increased 52.5% from $4.0 million for the six-month period ended June 30, 1998 to $6.1 million for the six-month period ended June 30, 1999. The increase in revenues was primarily attributable to an increase in the volume of professional services MEI provided and its acquisition of Phoenix Solutions, Inc. on March 31, 1998.

   Cost of Revenues. Cost of revenues increased 72.7% from $2.2 million for the six-month period ended June 30, 1998 to $3.8 million for the six-month period ended June 30, 1999. The increase in costs was primarily attributable to an increase in service costs due to the increased volume of professional services MEI provided, its acquisition of Phoenix Solutions, Inc. on

March 31, 1998 and increasing salary and benefit costs. Cost of revenues as a percentage of revenue increased from 55.0% for the period ended June 30, 1998 to 62.3% for the period ended June 30, 1999, primarily due to the utilization of loss reserves established during 1996 and 1997 related to certain fixed-price contracts during the six months ended June 30, 1998 and MEI's acquisition of Phoenix Solutions, Inc.

   Operating Expenses. Operating expenses increased 47.8% from $2.3 million for the six month period ended June 30, 1998 to $3.4 million for the six-month period ended June 30, 1999. The increase in operating expenses was primarily attributable to (1) new lease agreements for both the corporate headquarters and the primary operating facility for Phoenix Solutions, Inc., (2) research and development efforts related to MEI's primary software product, including the concurrent integration of Internet tools and functionality that were acquired as part of a non-exclusive arrangement with another software development company, (3) the addition of three sales staff and a professional marketing manager, (4) an increase in the sales commission rate to provide additional incentives to sales and marketing staff, (5) increasing salary and benefit costs and (6) the acquisition of Phoenix Solutions, Inc. on March 31, 1998. Operating expenses as a percentage of revenue decreased from 57.5% for the period ended June 30, 1998 to 55.7% for the period ended June 30, 1999, primarily due to general and administrative expenses decreasing as a percentage of total revenue as MEI achieved certain economies of scale from increased revenue.

  MEI--1997 compared to 1998

   Revenues. Revenues increased 63.2% from $5.7 million in 1997 to $9.3 million in 1998. The increase in revenues was primarily attributable to significant increases in professional services and the acquisition of Phoenix Solutions, Inc. on March 31, 1998.

   Cost of Revenues. Cost of revenues increased 39.5% from $3.8 million in 1997 to $5.3 million in 1998. The increase is related to additional labor costs resulting from an increase in professional services and MEI's acquisition of Phoenix Solutions, Inc. on March 31, 1998. The cost of revenues as a percentage of revenue decreased from 66.7% in 1997 to 57.0% in 1998, primarily due to the utilization of loss reserves established in 1996 and 1997 related to fixed-price contracts utilized during 1998.

   Operating Expenses. Operating expenses increased 121.7% from $2.3 million in 1997 to $5.1 million in 1998. The increase in operating expenses was primarily attributable to (1) ongoing software development costs related to enhancements of MEI's primary product, (2) an increase in sales and marketing expense for the promotion of two new products, (3) the hiring of a new vice president of professional services, (4) the hiring of a chief executive officer, (5) the implementation of a management incentive program and (6) MEI's acquisition of Phoenix Solutions, Inc. on March 31, 1998. Consequently, operating expenses as a percentage of revenue increased from 40.4% in 1997 to 54.8% in 1998.

  MEI--1996 compared to 1997

   Revenues. Revenues increased 42.5% from $4.0 million in 1996 to $5.7 million in 1997. The increase in revenues was primarily attributable to increases in professional services provided and the increase in revenue recognized from software licenses during 1997.

   Costs of Revenues. Cost of revenues increased 22.6% from $3.1 million in 1996 to $3.8 million in 1997. The increase in costs was primarily attributable to labor costs associated with an increase in professional services and the additional provision for contract losses recorded during 1997. The cost of revenues as a percentage of revenue decreased from 77.5% in 1996 to 66.7% in 1997, primarily as a result of an increase in the professional services margin as well as a decreasing amount of low-margin hardware reselling arrangements.

   Operating Expenses. Operating expenses increased 76.9% from $1.3 million in 1996 to $2.3 million in 1997. The increase in operating expenses was primarily attributable to (1) an increase in software development expenses related to the development of enhancements of MEI's primary product, (2) an increase in sales and marketing expense related to the new versions of the products, and (3) the addition of a sales executive. Operating expenses as a percentage of revenue increased from 32.5% in 1996 to 40.4% in 1997 primarily due to the investments that MEI made in research and development and sales and marketing for future growth.

 Buyline.net, Inc.

   On a pro forma combined basis, Buyline.net, Inc. will be our other consolidated partner company. Buyline was incorporated on May 18, 1999 and is considered a development stage company. To date, Buyline's activities have focused on creating e-commerce applications and developing its web site. Buyline is developing an Internet software program designed to be a universal platform for entry-level B2B e-commerce, linking buyers and sellers. Buyline's application is intended for use in a full range of on-line advertising, directories and web sites.

   We have agreed to purchase up to 60,000,000 shares of common stock from Buyline for $12 million, which would represent 80% equity ownership of Buyline.

   Since the date of its inception through June 30, 1999, Buyline has generated no revenue, and total expenses, including interest expense, of $73,253, resulting in a net loss of $73,253. Its expenses consisted primarily of amortization expense attributable to a software license agreement and an officer's salary. Buyline expects general and administrative expenses to increase significantly in future periods due to the expected growth in its infrastructure.

   At June 30, 1999, the following four partner companies were accounted for under the equity method.

 Blue Rock Avenue, Inc.

   Blue Rock Avenue, Inc. was incorporated on January 5, 1999 and is considered a development stage enterprise. To date, Blue Rock Avenue's activities have focused on creating infrastructure, obtaining financing and developing its web site. Since the date of its inception through June 30, 1999, Blue Rock Avenue has generated no revenue and expenses of $285,359, resulting in a net loss of $284,536. These expenses primarily relate to general and administrative expenses to develop its technology and execute its business plan.

   Under an agreement dated May 14, 1999, Blue Rock Avenue sold 2,666,667 shares of its convertible preferred stock to us for $500,000 with a commitment by us to purchase an additional 5,333,333 shares for $1.0 million. Our total investment is expected to represent a 40% equity ownership of Blue Rock Avenue. In addition, 133,334 shares of our common stock were sold to Blue Rock Avenue's stockholders for $.01 per share.

   General and Administrative Expenses. General and administrative expenses of $285,359 for the period from the date of its inception to June 30, 1999 consist of personnel costs, facility costs, professional fees and general costs to support operations. Blue Rock Avenue expects general and administrative expenses to increase significantly in future periods due to the expected growth in its infrastructure.

 bluemercury, Inc.

   bluemercury, Inc. was incorporated on February 16, 1999 and is considered a development stage enterprise. To date, bluemercury's activities have focused on creating infrastructure, obtaining financing and developing its web site. Since the date of its inception through June 30, 1999, bluemercury has generated no revenue and expenses of $67,257, resulting in a net loss of $67,257. These expenses primarily relate to general and administrative and other costs to develop its technology and execute its business plan.

   Pursuant to an agreement dated May 14, 1999, bluemercury sold 6,750,000 shares of its convertible preferred stock to E2E for $500,000 with a commitment by E2E to purchase an additional 6,750,000 shares for $500,000. Our total investment is expected to represent 45.0% ownership of bluemercury. In addition, 166,667 shares of our common stock were sold to the bluemercury's stockholders for $.01 per share.

   General and Administrative Expenses General and administrative expenses of $67,257 for the period from the date of inception to June 30, 1999 consist of personnel costs, facility costs, professional fees and general costs to support operations. bluemercury expects general and administrative expenses to increase significantly in future periods due to the expected growth in its infrastructure.

 Hooey, Inc.

   Hooey, Inc. was incorporated on April 15, 1999 and is considered a development stage enterprise. To date, Hooey's activities have focused on creating infrastructure, obtaining financing and developing its web site. Since the date of its inception through June 30, 1999, Hooey has generated no revenue and expenses of $136,369, resulting in a net loss of $135,031. These expenses primarily relate to general and administrative costs to develop its technology and execute its business plan.

   Pursuant to an agreement dated, May 14, 1999, Hooey sold 63,750 shares of its convertible preferred stock to E2E for $637,500 with a commitment by E2E to purchase an additional 63,750 shares for $637,500. Our total investment is expected to represent 34.0% ownership of Hooey. In addition, 166,667 shares of our common stock were sold to Hooey's stockholders for $.01 per share.

   General and Administrative Expenses. General and administrative expenses of $136,369 for the period from the date of inception to June 30, 1999 consist of personnel costs, facility costs, professional fees and general costs to support operations. Hooey expects general and administrative expenses to increase significantly in future periods due to the expected growth in its infrastructure.

 Urban Box Office Network, Inc.

   Urban Box Office Network, Inc. was incorporated on May 11, 1999 and is considered a development stage enterprise. To date, Urban Box Office's activities have focused on creating infrastructure, obtaining financing and developing its web site. Since the date of inception through June 30, 1999, Urban Box Office has generated no revenue and expenses of $235,219, resulting in a net loss of $231,180. These expenses primarily relate to general and administrative and other costs to develop its technology and execute its business plan.

   Pursuant to an agreement dated May 14, 1999, Urban Box Office sold 1,000 shares of its convertible preferred stock to us for $1.0 million with a commitment by us to purchase an additional 2,000 shares for $2.0 million. Our total investment is expected to represent 20.8% ownership of Urban Box Office. In addition, 200,001 shares of our common stock were sold to Urban Box Office's stockholders for $.01 per share.

   General and Administrative Expenses. General and administrative expenses of $235,219 for the period from the date of its inception to June 30, 1999 consist of personnel costs, facility costs, professional fees and general costs to support operations. Urban Box Office expects general and administrative expenses to increase significantly in future periods due to the expected growth in its infrastructure.


Recent Accounting Pronouncements

   Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging. In July of 1999, FASB released Statement of Financial Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 deferred the effective date of SFAS No. 133 from fiscal years beginning after June 15, 1999 to all fiscal years beginning after June 15, 2000. Currently, as we have no derivative instruments, the adoption of SFAS 133 would have no impact on our financial condition or results of operations.

Year 2000 Readiness

   Many computer programs have been written using two digits rather than four digits to define the applicable year. This poses a problem at the end of the century because these computer programs may recognize a date using "00" as the year 1900, rather than the year 2000. This in turn could result in major system failures or miscalculations and is generally referred to as the year 2000 issue.

   We currently use a Windows-based platform for our information technology system and a number of non-information technology systems. Because of the limited number of systems in place, we do not expect to incur material expenses in connection with our year 2000 efforts.

   The year 2000 readiness of MEI is described below. Because our other partner companies are early stage companies, they have limited operating systems in place at this time. As a result, we do not expect them to incur material expenses in connection with their year 2000 efforts.

 MEI--Year 2000 Readiness

   MEI is dependent upon numerous internal systems that support their day-to-day operations. If these systems are not year 2000 compliant, MEI may realize significant exposure and risk. MEI's areas of exposure include hardware and software purchased from third parties, third-party service providers, accounting software, payroll processing software, time-attendance-billing systems, help desk/support software, telephone and voice mail systems, and various other non-information technology systems that maintain operations of MEI's office space.

   MEI has taken steps to ensure that these systems are year 2000 complaint. MEI's accounting software was upgraded in the spring of 1999. This accounting package is the package that MEI sells to customers and was installed at no incremental cost. MEI is also working with third-party hardware and software providers to ensure that their systems are in compliance. Payroll processing software was upgraded to a year 2000 compliant version in April 1999 at no incremental cost. MEI replaced their telephone and voice mail systems with a new year 2000 compliant telephone and voice mail system in 1998 at a cost of $61,607. The Time-attendance-billing system and help desk/support system will be modified for compliance in the third and fourth quarters of 1999. This work will be done by an employee at a total labor cost of approximately $3,000. Alternatively, help desk/support software will be replaced in the fourth quarter of 1999 at an estimated cost of $100,000. A new software package should allow MEI to enhance its operations and to save on labor costs. MEI believes that all non-information technology on which it is dependent either is or will be year 2000 compliant before the end of 1999. In addition to the amount spent on year 2000 compliance, expected additional costs to become fully year 2000 complaint in all areas will range from $3,000 to $100,000, depending on software replacement decisions. There is a risk that the modifications or replacements may not be completed on schedule or within estimated budgets, and unforeseen problems may cause a delay in their schedules. If it appears likely that year 2000 compliant replacements for any modules will not be fully operational by January 1, 2000, MEI plans to modify the existing system quickly to ensure compliance.

   MEI has modified the software that was developed for customers to be year 2000 compliant. Customers who entered into new contracts with MEI during 1999 have received the latest compliant version of software. Older clients have either completed their upgrades to the compliant version, are in the process of upgrading to the new version, or are converting to a different vendor's software. All clients who wish to upgrade their software will have their upgrades completed before the end of 1999. MEI has notified all of its non-year 2000 compliant customers of their need to upgrade their software to become compliant. There are no application software costs to customers associated with the upgrade from the original releases within the same version number. All services required to implement an upgrade to software are billable to customers, pursuant to customer contracts.

   If MEI's efforts to address and repair any year 2000 compliance issues are not successful, or if third parties upon which MEI depends have not successfully addressed and solved year 2000 compliance issues, MEI's business operating results and financial position could be adversely affected. MEI is confident that all such issues will be resolved before the end of 1999, and believes that any disruption to its operations or those of its customers will be minimal or nonexistent.

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


                                 BUSINESS

Our Company

   E2Enet, Inc., the Entrepreneur-to-Entrepreneur network, was founded to operate, develop, invest in and acquire Internet-related businesses, which we refer to as our partner companies. To date, we have invested in five partner companies and have entered into agreements to acquire 100% of MEI and 80% of Buyline upon the completion of this offering. Through acquisitions, investments, contractual relationships and our management team of Internet entrepreneurs, we are building a platform of technologies, applications and services, which we believe are common components of many Internet businesses. We are designing this platform so that many of its components can be customized for the Internet-related market sectors on which we focus. We currently focus on the B2B and B2C market sectors. We believe the ability of our partner companies to access our in-house technologies, our relationships with professional service providers and our management team of Internet entrepreneurs, will enable our partner companies to bring products and services to market more quickly and efficiently than their competitors. We believe our stockholders will benefit from the long-term capital appreciation of our partner companies as well as from the financial performance of those partner companies in which we maintain a controlling interest.

Industry Overview

   Internet.

   The emergence of the Internet as a global communications and commerce medium has changed the way businesses distribute goods, services and information to their customers. The Internet has also created new opportunities to conduct B2B e-commerce, which enables organizations to streamline business processes, lower operating costs and improve productivity. People and businesses are increasingly relying on the Internet to access and share information as well as to purchase and sell products and services. Jupiter Communications reports that in 1998 more than 10 million households in the United States and Canada purchased at least one product or service over the Internet. Jupiter Communications estimates that 37.6 million United States households, or 83.4 million people, were on-line at the end of 1998 with the estimated number of on-line users expected to grow to 67.6 million United States households, or
156.7 million people, by 2003.

 Business-to-Business.

   B2B businesses are organizations whose primary customers are other commercial enterprises. In the past, B2B communication and commerce were typically paper-based or conducted over telecommunications networks that were costly to create and maintain and that were generally available only to a limited number of participants. Today, the Internet

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


provides an open forum with common communication standards that enable businesses to build more efficient and cost-effective networks. The Internet has enabled businesses to communicate with potential customers around the world and open new distribution channels for their products or services. As Internet-based network reliability, security and speed have improved in recent years, more businesses have started using the Internet to conduct e-commerce and to exchange information with their customers, suppliers and distributors. The value of B2B e-commerce transactions is expected to grow from an estimated $43.0 billion in 1998 to approximately $1.3 trillion in 2003, accounting for more than 90% of the estimated dollar value of e-commerce in the United States and representing a 98% compounded annual growth rate.

 Business-to-Consumer.

   B2C businesses are organizations whose primary customers are individual consumers of retail goods or services. Through the Internet, B2C businesses differentiate themselves from traditional store-based or catalog retailers by delivering personalized services, offering a larger number of products than traditional store-based or catalog retailers and changing their product selections and their pricing in real-time. The relatively low cost of publishing on the Internet, the ability to reach and serve a large and global group of customers electronically from a central location and the potential for personalized low-cost customer interaction generally provide additional economic benefits to B2C businesses. Using the Internet, B2C businesses can also obtain demographic and customer-specific data. This data can be analyzed to determine behavioral patterns or to increase the opportunities for direct marketing and personalized services. Jupiter Communications estimates that on-line retail consumer commerce will grow from $5.8 billion in 1998 to $37.5 billion in 2002, representing a 59% compounded annual growth rate.

Challenges Facing Emerging Internet Businesses

   The rapid growth of the Internet combined with the amount of capital available to early-stage Internet businesses has created a competitive environment for Internet businesses. To succeed, we believe early-stage Internet businesses require not only capital, but also a well-developed business model, strong brand identity, scalable technological and corporate infrastructure and strategic relationships that enable them to accelerate their time to market and manage growth.

  . Business model development. To be successful, we believe an Internet business must have specific knowledge regarding standard business practices and operations of the industry sector in which it competes, including distribution channels, procurement policies, product information and customer support requirements, in addition to the technologies necessary to bring that business on-line.

  . Technology infrastructure. We believe Internet businesses require a reliable, secure and scalable technology infrastructure that adapts to increasing customer demand,

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


     evolving industry standards and changing technology. We believe that most emerging Internet businesses spend significant time and capital to build their technology infrastructure and to manage that infrastructure on a day-to-day basis.

  . Corporate infrastructure. Many Internet businesses are also facing infrastructure challenges typical of more mature industries. Given the rapid growth rates of these businesses, they often need well-developed human resources, accounting or finance and business development capabilities soon after they have commenced operations.

  . Brand awareness. Competition among emerging Internet businesses has made the creation of a strong brand identity critical to differentiating a company from its competitors. We believe Internet businesses must have a well-defined marketing strategy to attract users to their web site in a cost-effective manner and to help build customer loyalty.

  . Strategic relationships. We believe that many Internet businesses rely upon strategic relationships with third parties such as Internet service providers, Internet portals and e-commerce sites to direct traffic to their web site and to market their products or services. These agreements are often expensive and difficult for emerging businesses to establish without long-standing relationships.

   The emergence of Internet start-ups has also posed additional challenges to traditional non-Internet businesses. Many traditional businesses are losing market share to emerging Internet businesses due to the relative ease and convenience of e-commerce and the delayed entry of traditional businesses into the Internet marketplace. We believe that for these companies to maintain their competitive position, they need to conduct business on the Internet. Many of these companies need to develop Internet-based business platforms, but would prefer not to incur the operational or financial impact associated with developing an Internet business.

The E2E Solution and Strategy

   Our solution is based on our belief that many Internet businesses spend significant resources building similar technologies, marketing skills, distribution channels and administrative functions. We believe that by understanding this process and the common needs of early-stage Internet companies, and by providing our partner companies with strategic and operational resources, we can accelerate the business development process for our partner companies. We also intend to make our Internet expertise and operational resources available to traditional businesses that are trying to establish a means to conduct business on the Internet, although we have not done so to date.

Build the E2E Platform to Accelerate Our Partner Companies' Business
Development.

   Upon completion of this offering, and the anticipated deployment of Buyline's technology in early 2000, we believe the E2E platform will include much of the technology,

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


applications, professional service relationships and management expertise necessary to meet the challenges facing early-stage Internet businesses.

Business Model Development. Members of our management team, board of directors and advisory board have developed and operated Internet businesses, including new media and electronic publishing businesses. We apply their experiences to guide our partner companies in developing their business plans, financial models and marketing strategies. We assign at least one member of our management team to work with each of our partner companies to:

  .  implement its business plan;

  .  provide operational, technical and strategic guidance;

  . act as a point-of-contact with the partner company for other members of management, the board of directors and the advisory board;

  . identify co-marketing, group purchasing power and volume discount opportunities; and

  . facilitate the exchange of information between partner companies so that they can learn from each other's experience.

Technology Infrastructure. We believe that the platform of technologies that we are assembling through our partner companies and third-party relationships will be applicable to many Internet businesses. The technologies available to our partner companies will include the following representative tools and applications:

  . Buyline transaction application. Upon its expected completion in early 2000, this software application will facilitate commercial transactions between buyers and sellers over the Internet. Specifically, this technology will enable purchasers of particular products and services to request information or price quotes directly from a prospective seller listed in on-line yellow pages and similar directories. As one component of the E2E platform, we expect that some of our partner companies will be able to use the Buyline transaction application to conduct e-commerce in both the B2B and B2C market sectors.

  . MEI audience management system. This technology enables a user to sort and retrieve information on a topic within a database. MEI currently provides this technology to industry associations to allow them to organize and search their databases using selected criteria. Upon completion of its planned enhancement in early 2000, we expect that this database technology will enable our partner companies to manage, gather, organize and track information about their customers and visitors to their web sites.

  . MEI PortalPlus(TM). PortalPlus(TM) is a comprehensive suite of tools comprising the core components of a web site, including e-commerce capabilities, chat, e-mail, document management, visitor tracking and administrative tools, such as password validation and site security. We expect that our partner companies will be able to use this technology to either create a start-up web site or enhance the functionality of an existing site.

  . Cogit data mining. This technology, provided by one of our third-party service providers, Cogit Corporation, consists of marketing software that enables an Internet business to obtain detailed information about its web site visitors. Our current partner companies are, and those companies that become partner companies through June 2000 will be, offered the opportunity to enter into agreements with Cogit on pre-negotiated terms. The Cogit database should help our partner companies more effectively market products and services, allocate advertising inventory and target customer promotions.

Corporate Infrastructure. We have established relationships with third parties who can be engaged by our partner companies to assist in financial and accounting matters, legal matters and executive search services. Additionally, members of our management team will continue to draw on their personal contacts within the Internet industry to identify and recruit employees for partner companies. For example, to date, through their contacts in the Internet industry, members of our management team have recruited three senior managers for our partner companies.

Building a Brand. To assist our partner companies in marketing their web sites, building their brands and creating customer loyalty, we have entered into agreements with the following organizations to provide services to our partner companies at pre-negotiated rates:


  .  KETCHUM to assist in public relations;

  .  RTCdirect to provide assistance with strategic planning and marketing;
     and

  .  Exit1, Incorporated to assist with web site design and navigation.

   By having these agreements in place, our partner companies' management teams should be able to devote less time and effort to finding and negotiating contracts with service providers and more time on developing their businesses.

Strategic Relationships. We intend to use the industry relationships of our management team, board of directors and advisory board to facilitate the development of key technology and distribution agreements for our partner companies. For example, through an established relationship a member of our management team has with InfoSpace.com, Inc., a provider of yellow pages on the Internet, we helped Buyline negotiate a three-year promotion agreement, which guarantees a specified number of page views over the course of the agreement.

Maximize the Potential of Our Platform as a Partner Company Development Tool and Revenue Source.

   We believe that our platform provides many of the elements useful to develop Internet-related businesses. Our platform has been designed as a flexible and customizable suite of technologies, products and services for use across various Internet sectors and business applications. Our partner companies maintain full discretion to determine which of these products and services to use, if any. We expect that transactions between partner companies will be arms-length transactions. We intend to generate revenue by licensing our platform or its component parts to our partner companies, as well as to non-partner Internet organizations and traditional businesses that desire to develop a means to conduct business on the Internet. We believe that these sources of revenue will enhance our operating results due to the relatively fixed costs of our consolidated organization. Additionally, relationships with non-partner companies may develop into future investment or acquisition opportunities.

Maximize Shareholder Value by Determining and Acting on the Strategic Alternative Most Appropriate for Each of Our Partner Companies.

   We expect that many of our partner companies will reach stages of their development at which public offerings, joint ventures, mergers or other strategic transactions are necessary or advisable to continue to develop or operate their businesses. At that time, we plan to utilize our knowledge of the Internet market, our familiarity with financing and acquisition transactions and our understanding of the business and prospects of our partner companies to help determine the strategic alternatives most likely to maximize the long-term value of the partner company.

Target for Investment or Acquisition Businesses that Will Benefit from Our Platform.

   We have initially focused our partner company selection criteria on Internet-related market sectors with a potential market size exceeding $30 billion and that are growing at an annual rate of at least 30%. Two of the market sectors that meet these criteria are the B2B and B2C sectors. Within these market sectors, we target (1) Internet-related companies that provide technologies and services that are useful to early-stage Internet businesses,
(2) companies that meet the strategic, technological and corporate needs of our existing partner companies and (3) Internet entities that we believe can benefit from our platform.

   In evaluating whether to pursue an investment or acquisition opportunity, we consider the individual characteristics of a potential partner company, including the following:

  . Management. We focus on companies with management teams that demonstrate leadership, experience and the flexibility to adapt to market conditions, competitive threats and new technologies.

  . Multiple revenue streams. Potential sources of revenue include recurring subscription fees, advertising sales, transaction fees from the sale of goods and services, and service and licensing fees. We prefer business models that present the opportunity for capturing more than one of these revenue streams.

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


  . Technology advantage. We are interested both in companies that provide basic enabling technologies such as e-mail, chat, and search engines, as well as companies that provide innovative technological solutions that will serve as a barrier to entry for competitors.

  . Scalable business model and architecture. We seek companies that are well-positioned to adapt quickly to a growing customer base. We believe that as a company's customer base or web traffic increases, its technology, management team and business model must be able to support its growth.

  . Complementary companies. We focus on businesses that will be able to interact with, cross-market with, or provide services or products that are complementary to those offered by our other partner companies. For example, as discussed below, MEI has indicated an interest in integrating Buyline's transaction application into its PortalPlus(TM) application.

   We also will maintain our flexibility to adjust these investment criteria to take advantage of changing Internet industry trends or opportunities with compelling financial or operating benefits.

Overview of Current Partner Companies

   MEI Software Systems, Inc. MEI, a major contributor to the E2E platform, provides customized software systems to manage the databases for trade associations, professional associations, fund raising organizations and chambers of commerce. MEI's 2,000 customers include the American Dental Association, the American Psychological Association and the National Academy of Sciences. MEI's software systems include an audience management system that enables a user to sort and retrieve user-specified information based on a range of criteria. Although a revenue-generating business, MEI is in the early stages of developing its Internet-enabling business. As part of its expansion into the Internet-enabling business, MEI offers PortalPlus(TM). PortalPlus(TM) is a comprehensive suite of tools that helps associations and other businesses build communities and establish and develop e-commerce applications. PortalPlus(TM) is designed to attract members and consumers to a particular web site, provide increased functionality and use valuable customer data to bring consumers and companies together. MEI intends to combine its customer base with its PortalPlus(TM) technology to launch multiple industry-specific web sites. Other partner companies may also be able to use PortalPlus(TM) to establish a new web presence or enhance the functionality of an existing site.

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


   The following table outlines the applications and relevant tools included in PortalPlus(TM):

 Tools              Description
 e-Calendar(TM)     Enables event listing relevant to a particular audience
 e-Librarian(TM)    Establishes a library of documents to be shared over the
                    Internet
 e-DocSelect(TM)    Searches for and displays selected documents and uploads
                    and downloads documents over the Internet
 e-Directory(TM)    Maintains targeted audience groups such as member
                    directory, committee list or contacts lists
 e-Locator(TM)      Assists with professional services searches
 e-Communicator(TM) Allows promotional broadcast e-mail newsletter publishing to targeted audience groups
 e-Broadcaster(TM)  Enables on demand broadcast e-mail to targeted audiences
 e-Support(TM)      Provides customer support, help desk and task tracking
 e-Staffer(TM)      Tracks detailed information on staff members or candidates for employment and creates on-line resume bank or job
                    listings
 e-Classroom(TM)    Creates on-line classrooms
 e-Forum(TM)        Enables private forums, news groups, discussion groups
 e-Shopper(TM)      Facilitates e-commerce for products and services
 e-Visitor(TM)      Tracks visitor responses
 e-Manager(TM)      Provides administrative tools such as password validation, security navigation, error detection, graphics
 e-WebBuilder(TM)   Creates HTML-based newsletters or web pages
 e-Trakker(TM)      Provides decision and document tracking and workflow
                    management

   For the fiscal year ended December 31, 1998, MEI had revenue of $9.3 million and losses of $1.2 million. For the six months ended June 30, 1999, MEI had revenue of $6.1 million and losses of $1.2 million. As of September 1, 1999, MEI had 130 employees, 110 of whom are technical developers.

   We have entered into an agreement under which we will acquire 100% of MEI for a purchase price of $24.0 million in cash concurrently with the completion of this offering. As part of the agreement, we also agreed to loan $2.0 million to MEI. MEI operates a web site at www.meisoft.com.

   Buyline.net, Inc. Buyline, which is expected to be a major contributor of components to the E2E platform, is currently preparing to launch the proprietary Buyline RFQ, or Request for Quotes application, an on-line lead qualification, management and purchasing system. Buyline RFQ is primarily an e-commerce application that introduces buyers and sellers over the Internet and provides users with leads to potential buyers. Buyline RFQ enables purchasers of particular products and services to request information or price quotes directly from prospective sellers. The system will primarily be distributed through publishers that provide business directories, databases, and classified-style listings.

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


   When completed, we believe that the Buyline RFQ will enable buyers to generate and distribute requests for quotes, products or services on the Internet. Buyline intends to generate revenue through the sale of targeted banner, classified and directory advertising, and also intends to charge transaction fees on purchases made through the Buyline applications. We expect that our partner companies will also be able to employ the Buyline RFQ, or components of that technology, to transact e-commerce in both the B2B and B2C market sectors. In addition, MEI has indicated that it is interested in integrating Buyline RFQ into its PortalPlus(TM) application. MEI believes that the Buyline RFQ will enhance the functionality, e-commerce capabilities and marketability of the web sites it builds for its trade and professional association customers.

   Buyline estimates that the Buyline RFQ will launch in early 2000. Upon its launch, the Buyline RFQ will provide the following capabilities:

  .  directories of goods and services that catalog buyers and sellers;

  . key word searches that enable a user to search either the Internet or a particular web site by typing only a few words;

  . targeted display or banner advertising that includes brand recognition, product specification information as well as simple name, address, phone numbers and web addresses; and

  .  sales management tools facilitating:

    . lead generation and management capabilities that enable the automated response and prioritization of leads; and

    .  the aggregation of bids and requests for bids.

   Product enhancements for Buyline RFQ to be released following its initial launch will include sales management tools facilitating:

  . the negotiation and execution of on-line purchases in a secure environment; and

  .  the verification and qualification of buyers and sellers.


   The Buyline RFQ is based on a non-exclusive license from EC Cubed, Inc.

   On September 9, 1999, Buyline and Infospace signed agreements related to Buyline's RFQ services. Under these agreements, Infospace will integrate the Buyline RFQ services into its yellow page product listings and other web sites maintained by InfoSpace and its affiliates, which currently includes sites such as Netscape's Netcenter, Lycos and Microsoft Network. Infospace has agreed to guarantee a specified number of page views over a three-year term in exchange for payments to InfoSpace. A separate agreement also grants Infospace the non-exclusive right to resell the Buyline RFQ services to its customers.

   We have entered into an agreement under which, concurrently with the closing of this offering, we will purchase 80% of Buyline for $12.0 million, which represents the majority of the estimated $15.0 million cost of developing the Buyline business. We have also agreed to loan up to $950,000 to Buyline, of which $550,000 has been borrowed to date. Upon completion of our investment in Buyline, we will have the right to appoint a majority of Buyline's board of directors. Buyline has applied for patents on its underlying business process. Buyline's web site will be available at www.buyline.net in early 2000.

   VIPRO Corporation. VIPRO markets a Virus Service Plan that guarantees repair of a computer operating system that has been infected by a virus. If a customer's operating system becomes damaged, VIPRO will first attempt to remove the virus through its web site technical support, telephone technical support, Norton anti-virus software and an on-line Virus Resource Center. If VIPRO is unable to repair the problem, the customer may get the computer repaired at no expense at one of AON Innovative Solutions' 4,000 approved repair centers. VIPRO is able to support 10 million active users through its alliances with Symantec Corporation, a computer utilities company, AON Innovative Solutions, a claims administrator and Virginia Surety Company, Inc., an insurance underwriter. VIPRO operates its web site at www.virusplan.com.

   We have invested $250,000 in VIPRO stock currently convertible into 5.2% of its common stock. We are committed and intend to invest an additional $2.0 million to purchase additional shares of convertible preferred stock which, if converted, would bring our ownership interest up to 32.9% of its common stock, based on its capitalization as of the date of this prospectus. We will fund the $2.0 million balance immediately upon the closing of this offering.

   Urban Box Office Network, Inc. Urban Box Office is developing a network of web sites for people interested in urban culture, information, entertainment and products. Urban Box Office was founded in 1998 by George Jackson, the former president of Motown records, Frank Cooper, the former head of business operations for Def Jam Records/Polygram Holding, Inc. and Adam Kidron, a record producer. When completed, the network of web sites will provide an integrated on-line experience, including interest-specific channels with content, e-commerce and community features such as chat and e-mail. Urban Box Office intends to derive revenue from advertising and e-commerce transaction fees. This company intends to have its first web site operational by the fourth quarter of 1999. Urban Box Office's web site will be available at www.ubo.net.

   We have invested $1.0 million to purchase shares of preferred stock of Urban Box Office currently convertible into 8.0% of its common stock, as of June 30, 1999. We are committed to invest an additional $2.0 million to purchase additional shares of preferred stock which, if converted, would bring our ownership interest up to 20.8% of its common stock, based on its capitalization as of the date of this prospectus. We will fund the balance of our investment as soon as practical after the closing of this offering. In connection with our initial investment in Urban Box Office, we issued 200,001 shares of our common stock to Urban Box Office's principals for an aggregate purchase price of approximately $2,000, with an aggregate value of approximately $2.6 million based on an assumed per share public offering price of $13.00.

   Blue Rock Avenue, Inc. Blue Rock Avenue intends to offer a wide variety of gift selections from top quality branded retailers and charitable organizations to make the gift selection process over the Internet fast, efficient and effective. Blue Rock Avenue will complement these selections with gift services, ideas and content. Its web site will allow the customer to search for a gift based on a wide range of criteria. Each shopper will be provided with a host of organizing services that are designed to enhance the gift giving experience. Blue Rock Avenue expects to derive revenues from transaction fees with its product partners, as well as through the sale of advertising. Blue Rock Avenue expects that its web site will be operational in the fourth quarter of 1999. Blue Rock Avenue will operate its web site at www.bluerockave.com.

   We have invested $500,000 to purchase shares of preferred stock of Blue Rock Avenue currently convertible into 18% of Blue Rock Avenue's common stock. We are committed to invest an additional $1.0 million to purchase additional shares of preferred stock which, if converted, would bring our ownership interest up to 40% of its common stock based on its capitalzation as of the date of this prospectus. We will fund the balance of our investment as soon as practical after the closing of this offering. In connection with our initial investment in Blue Rock Avenue, we issued 133,334 shares of our common stock to Blue Rock Avenue's principals for an aggregate purchase price of approximately $1,333, with an aggregate value of approximately $1.7 million based on an assumed per share public offering price of $13.00.

   Hooey, Inc. Hooey is building an arts and crafts community web site. Hooey intends to provide features such as search capabilities, community event listings, "how to" chat rooms, e-mail and personal home pages. By building a community around its auction network, Hooey intends to create a place where buyers and sellers meet, exchange information and buy and sell their hand-made products. Hooey does not intend to carry any inventory and expects to derive revenue from product listing fees, sales commissions and advertising sales. Hooey intends to launch its web site and commence operating activities in the fourth quarter of 1999. Hooey's web site will be available at www.hooey.com.

   We have invested $637,500 to purchase shares of preferred stock of Hooey currently convertible into 20% of Hooey's common stock. We are committed to invest an additional $637,500 to purchase additional shares of preferred stock which, if converted, would bring our ownership interest up to 34% of its common stock based on its capitalization as of the date of this prospectus. Our agreement with Hooey requires us to complete our investment in Hooey on or before the fifteenth business day following the closing of this offering, unless that time period is extended by mutual agreement. We intend to exercise our right to purchase these additional shares of preferred stock as soon as practical after the closing of this offering. In connection with our initial investment in Hooey, we issued 166,667 shares of our common stock to Hooey's principals for an aggregate purchase price of approximately $1,667, with an aggregate value of approximately $2.2 million based on an assumed per share public offering price of $13.00.

   bluemercury Inc. bluemercury is developing a web site focusing on offering a broad range of women's cosmetic products and accessories. bluemercury is building an on-line storefront that will also provide women with product recommendations and other editorial content. bluemercury will also aggregate customer-buying information and then attempt to base its featured product listings based on its customers' buying patterns. bluemercury intends to generate revenue primarily through e-commerce transaction fees, sponsorships and through the sale of advertising. bluemercury intends to have its web site operational by the fourth quarter of 1999. bluemercury's web site will be available at www.bluemercury.com.

   We have invested $500,000 to purchase shares of preferred stock of bluemercury currently convertible into 29% of its common stock. We are committed to invest an additional $500,000 to purchase additional shares of convertible preferred stock which, if converted, would bring our ownership interest up to 45% of its common stock based on its capitalization as of the date of this prospectus. Our agreement with bluemercury requires us to complete our investment no later than the closing date of this offering. In connection with our initial investment in bluemercury, we issued 166,667 shares of our common stock to bluemercury's principals for an aggregate purchase price of approximately $1,667, with an aggregate value of approximately $2.2 million based on an assumed per share public offering price of $13.00.

   Although our agreements with VIPRO, Urban Box Office, Blue Rock Avenue, Hooey and bluemercury commit us to invest additional amounts as described above, these commitments are subject to each of these companies satisfying specified conditions. To the extent these conditions are not met, we may choose not to invest additional amounts in one or more of these companies. In addition, we have preemptive rights that permit us to maintain our percentage ownership in each of these partner companies to the extent they issue additional securities to third-parties for cash. Depending upon the facts and circumstances at the time, we may choose not to exercise our preemptive rights, in which case our percentage ownership would be diluted below the percentages specified above.

   Following our acquisition of MEI, MEI will have a newly instituted stock option plan. Under the terms of the new plan, MEI will be able to reserve for issuance up to 20% of its equity for grants to its employees. To the extent those options are issued and exercised, our ownership of MEI will be diluted.

Investment Structure

   We intend to continue to acquire at least 25% equity interests in our partner companies. These interests may represent a minority stake or a controlling interest in the enterprise, depending on the stage of the company's development and the entrepreneur's objectives. Over time, as our partner companies require more capital to meet their business objectives, we may provide additional capital and increase our ownership in those companies. We intend to continue to structure most of our investments so that we have rights of participation in and control over material decisions affecting the partner company. We also expect to continue to negotiate to obtain additional rights, including registration rights, rights of first refusal, buy/sell arrangements, anti-dilution protection and preemptive rights relating to the partner company's issuance of additional equity. Members of our management team will generally take seats on our partner companies' boards of directors.

   With respect to our four initial partner companies and VIPRO, in which we own minority interests, our investments provide us with the following control rights in addition to the rights of the common stockholders of our partner companies:

  . We have, or upon fulfilling our investment commitment in the case of VIPRO, will have, the right to appoint two of the five members of each company's board of directors, except for Urban Box Office for which we have the right to appoint two of the seven members of its board of directors.

  . To maintain the value of our stock in our partner companies, we generally have anti-dilution rights. These rights require our partner companies to issue us additional shares if the partner company sells shares of its stock below the conversion price of our preferred stock.

  . We also generally have the right to purchase our pro rata share of future sales of equity securities of each company until they complete a public offering, except for the issuance of shares by the companies in connection with acquisitions and the issuance of shares pursuant to stock options or similar rights.

  . We generally, except in the case of bluemercury, have a veto right over a number of major decisions of the companies, including the sale or merger of the companies and the issuance of any other equity security senior to our preferred stock.

Competition

   We expect to encounter intense competition from other companies seeking to invest in Internet-related businesses. Traditional venture capital and private equity firms have dominated investments in emerging high technology companies, and their involvement has been particularly strong in areas such as Internet enabling technology, vertical applications, e-commerce, security and customized software systems development. In addition, several public companies such as CMGI, Inc., Internet Capital Group, Inc., Rare Medium Group, Inc., and Safeguard Scientifics, Inc. and private venture funds devote significant resources to providing capital and other resources to entrepreneurs and their emerging Internet companies. Finally, corporate strategic investors including Fortune 500 and other significant companies are developing an Internet strategy and capability. These strategic investors also include many of the larger technology and established Internet companies, which are also a source of competition for us, as these groups often partner with emerging Internet companies to seek to obtain access to a promising product or technology.

   Many of these potential competitors may have more experience identifying, investing in and advising Internet-focused companies and may possess greater financial, personnel or other resources or industry contacts than we have. Although we do not believe this has occurred yet, competition to invest in a limited number of Internet-focused businesses could cause us to pay higher prices for our investments. These inherent competitive disadvantages to us may make acquisition or investment opportunities more difficult to accomplish and may compel us to select less attractive investment prospects. Further, our efforts to differentiate ourselves from our competitors may not prove effective and we ultimately may not be able to compete effectively for the acquisition of equity stakes in attractive Internet-focused businesses.

Government Regulation and Legal Uncertainties

   With the exception of regulation applicable to businesses generally, most Internet-related companies are not currently regulated by any government agency. Due to increasing popularity and use of the Internet, however, it is possible that a number of laws may be adopted that will apply to the Internet in the future and will affect our partner companies and our financial results. These potential laws cover issues including:

  .  user privacy;

  .  dissemination of information;

  .  pricing of goods and services offered; and

  .  types of products and services offered.

   An example of the type of law that may be adopted to regulate use of the Internet is the Telecommunications Act of 1996. The Telecommunications Act prohibited the transmission over the Internet of specific types of information. Although the Telecommunications Act was held unconstitutional, similar laws may be enacted in the future. Other nations, including Germany, have taken similar actions to restrict the free flow of information deemed to be objectionable on the Internet. In addition, some telecommunications carriers continue to advocate that telecommunications over the Internet should be regulated by the Federal Communications Commission in the same manner as other telecommunications services. These telecommunications carriers want to see the government eliminate the current exemption from payment of telecommunications access charges for Internet service providers.

   If the government adopts additional laws or regulations governing use of the Internet, these actions could decrease the growth of the Internet or increase the costs of doing business for Internet-focused companies. Finally, the sales of goods and services by our partner companies may be reduced and the costs of producing those goods and services may be increased if existing United States, state and federal laws and foreign laws governing issues such as commerce, taxation, property ownership, defamation and personal privacy are increasingly applied to the Internet.

  . Taxes. Congress recently enacted a three-year moratorium, ending on October 21, 2001, on the application of "discriminatory" or "special" taxes by the states on Internet access or on products and services delivered over the Internet. Congress further declared that there will be no federal taxes on e-commerce until the end of the moratorium. This moratorium, however, does not prevent states from taxing activities or goods and services that the states would otherwise have the power to tax. Furthermore, the moratorium does not apply to some state taxes that were in place before the moratorium was enacted.

  . On-line Privacy. Both Congress and the Federal Trade Commission are considering regulating the extent to which companies should be able to use and disclose information they obtain on-line from consumers. If any regulations are enacted, e-commerce and Internet direct marketing companies may find their marketing activities restricted. Also, the European Union has directed its member nations to enact much more stringent privacy protection laws than are generally found in the United States, and has threatened to prohibit the export of specified personal data to United States companies if similar measures are not adopted in the United States. This type of prohibition could limit the growth of foreign markets for United States Internet-related companies. The Department of Commerce is negotiating with the Federal Trade Commission to provide exemptions from the European Union regulations, but the outcome of these negotiations is uncertain.

  . Other Regulations. The growth of the Internet and e-commerce may lead to the enactment of more stringent consumer protection laws. The Federal Trade Commission may use its existing jurisdiction to police e-commerce activities, and it is possible that the Federal Trade Commission will seek authority from Congress to regulate on-line activities. The Federal Trade Commission has already issued for public comment proposed regulations governing the collection of information on-line from children.

  . Potential Liability. Some of our partner companies may host a wide variety of information, community, communications and commerce services that enable individuals to exchange information, generate content, conduct business and engage in various on-line activities. The laws relating to the liability of providers of these on-line services for activities of their users is currently unsettled. Claims could be made against us or our partner companies for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of information that may be posted on-line by users. Similar claims have been brought, and sometimes successfully pressed, against on-line service providers in the past. In addition, we or our partner companies could be exposed to liability with respect to the selection of listings that may be accessible through branded products and media properties, or through content and materials that may be posted by users in classifieds, message board, clubs, chat room, or other interactive community-building services. These claims might include, among others, that by providing hypertext links to web sites operated by third parties, we or a partner company is liable for copyright or trademark infringement or other wrongful actions by those third parties through those web sites, or that we or a partner company is responsible for legal injury caused by statements made to, actions taken by or content generated by, participants in the third-party's message board services, or other community building services. It is also possible that if any information provided by us or one of our partner companies, such as stock quotes, analyst estimates or other trading information, contains errors, third parties could make claims against us or our partner companies for losses incurred in reliance on this information. Investigating and defending these types of claims is expensive, even to the extent these types of claims do not result in liability.

  . Sweepstakes. The business of some of our partner companies may involve use of sweepstakes, contests and similar promotional events to solicit user registration and involvement in direct marketing relationships. Sweepstakes and contests are subject to extensive government regulation throughout the world, including different regulatory programs under states and territories in the United States, and may be subject to laws governing lotteries and gambling. Exemptions from these laws may not be available to our partner companies.

Personnel

   As of September 1999, we employed 11 persons, five of whom were employed as executive officers.

Properties

   Our executive offices are currently located at leased space at 800 Connecticut Avenue, Suite 1111, Washington, DC 20006 and our telephone number is (202) 331-9000. We also lease office space at 570 Lexington Avenue, 23rd floor, New York, NY 10022.

Legal Proceedings

   We are not a party to any material legal proceedings.

                                   MANAGEMENT

Executive Officers, Key Employees, Director and Director Nominees

   We show below information regarding our executive officers, key employees, director and director nominees:

 Name                Age Position
 ----                --- --------
 Executive Officers
 Robert J. Smith      42 Chief Executive Officer and Director Nominee
 Michael C. Wheeler   49 President and Director Nominee
 Steven J. Quamme     39 Senior Vice President, Chief Financial Officer and
                         Director
 James R. Smith, Jr.  32 Senior Vice President and Chief Technology Officer
 Mark Lewyn           39 Senior Vice President--Business Development
 Key Employees
 Edward S. Hauck      40 Senior Vice President
 Michael J. Deale     35 Senior Vice President
 Donita L. Prakash    38 Vice President--Business Development
 Director Nominees
 Lynda M. Applegate   50 Director Nominee
 Neil R. Austrian     58 Director Nominee
 George J. Mitchell   65 Director Nominee
 Jeffrey R. Sechrest  43 Director Nominee
 Gerald H. Taylor     57 Director Nominee

   Robert J. Smith has served as Chief Executive Officer of our company since April 1999, and will serve as chairman of the Board of Directors of our company beginning upon completion of this offering. From June 1998 until April 1999, Mr. Smith was a private consultant to early-stage Internet companies. From January 1993 to March 1998, Mr. Smith was employed as a member of management of American Online, Inc. in various capacities including as founder, Senior Vice President and General Manager of AOL Digital Cities, Vice President of Affiliate Development at AOL, General Manager of Community Central and Manager of Business Development at AOL. Mr. Smith currently serves as a director of Hooey, Blue Rock Avenue and bluemercury.

   Michael C. Wheeler has served as President of our company since June 1999, and will serve as a director of our company beginning upon completion of this offering. Mr. Wheeler was the President of CNBC/Dow Jones Business Video from March 1996 to June 1999. Mr. Wheeler was Senior Vice President and General Manager of NBC New Media from June 1991 to March 1996, where he oversaw NBC's investments in new technology platforms. Mr. Wheeler is also a founding member and Vice Chairman of the New York Media Association. Mr. Wheeler currently serves as a director of Urban Box Office.

   Steven J. Quamme has served as a Senior Vice President, Chief Financial Officer and sole director of our company since April 1999. Mr. Quamme has been a partner in International Equity Partners, L.P., a private equity firm making direct investments in emerging markets since January 1993. He served as Senior Vice President of International Equity Partners from August 1998 through June 1999. From August 1997 to July 1998, he was also a private consultant. From July 1993 to July 1997, Mr. Quamme was the founder and Chief Executive Officer of Mayfair Partners, L.P., a diversified restaurant management and operating company.

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


Mayfair Partners filed for bankruptcy protection in September 1998. From May 1989 to June 1992 Mr. Quamme was a managing director of the Winston Group, Inc., a private equity firm. From September 1986 to May 1989, he was an attorney with the law firm of Baker & Botts. Mr. Quamme currently serves as a director of Urban Box Office, Blue Rock Avenue, Hooey and bluemercury.

   James R. Smith, Jr. has served as Chief Technology Officer of our company since September 1999. From May 1990 to September 1999, he served as an Associate Partner at Andersen Consulting, where he focused on developing internet strategies and architectures primarily for financial services, such as banking, investments, insurance and healthcare.

   Mark Lewyn has served as Senior Vice President--Business Development of our company since April 1999. From January 1998 until March 1999, Mr. Lewyn worked as a private consultant for Internet-related companies. From April 1996 to January 1998, Mr. Lewyn served as a member of management at TicketMasterOnline-CitySearch as Director of Corporate Development, where Mr. Lewyn was involved in building the editorial operations of TicketMasterOnline-CitySearch. From June 1989 to April 1996, Mr. Lewyn served as the Washington, D.C. technology correspondent for Business Week.


   Edward S. Hauck has served as our Senior Vice President since September 1999. From May 1996 to September 1999, Mr. Hauck was Senior Vice President and Group Publisher of Phillips Business Information, Inc., an information services company. From 1990 until May 1996, Mr. Hauck served in various positions at Congressional Quarterly, Inc., a publishing company. Most recently, he served as a member of its board of directors and as Vice President and Associate Publisher from January 1995 until May 1996.

   Michael J. Deale has served as our Senior Vice President since August 1999. Prior to joining us he served as an Entrepreneur in Residence at Next Generation Fund, LLC, a venture capital fund, from July 1998 until August 1999. From July 1997 to June 1998, Mr. Deale served as Chief Operating Officer for Power Navigator, a web site service for the newly deregulated electric utility industry. From June 1996 to June 1997, Mr. Deale served as Vice President, Customer Advocacy for Arbor Software Company, a builder of an on-line analytic processing database. From February 1993 to June 1996, Mr. Deale served in various capacities including Director of Technology and Director of Engineering at Red Pepper Software Company.

   Donita L. Prakash has served as our Vice President of Business Development since August 1999. Prior to joining us, Ms. Prakash specialized in providing business strategy and business development skills to Internet companies through her own consulting practice, Sapient Technology, Inc., which she started in May 1999. From March 1996 until April 1999 Ms. Prakash was employed by America Online, Inc. where she was responsible for managing the business of classifieds and directories within the e-commerce group. Ms. Prakash spent six years at MCI/Worldcom, from January 1990 until March 1996, where she served as manager of the product marketing group in the MCI/News Corp Internet joint venture.

   Lynda M. Applegate will serve as a director of our company beginning upon completion of this offering. She is the MBA class of 1952 Distinguished Professor of Business Administration at Harvard Business School, teaching courses in general management, management information systems and organization design. Prior to joining the Harvard Business School faculty in 1986, she was on the faculties of the University of Michigan, University of Washington and University of Arizona. Dr. Applegate is also a member of the board of directors of MicroAge, Inc. and Extraprise, Inc., and the strategic advisory boards for Mainspring Communications, WebLine, Ventix, bluemercury and the Alliance Analyst. Dr. Applegate is also member of the United States General Accounting Office Executive Council on Information Management and Telecommunications.

   Neil R. Austrian will serve as a director of our company beginning upon completion of this offering. Mr. Austrian has served as President and Chief Operating Officer of the National Football League since April 1991. He was a Managing Director of Dillon, Read & Co. Inc. from October 1987 until March 1991. Mr. Austrian served as a director of Viking Office Products, Inc. from 1988 until August 1998. He also serves as a director of REFAC Technology Development Corporation and Office Depot, Inc.

   Senator George J. Mitchell will serve as a director of our company beginning upon the completion of this offering. Since 1995, Senator Mitchell has been special counsel to the law firm of Verner, Liipfert, Bernhard, McPherson & Hand in Washington, D.C. and senior counsel to the firm of Preti, Flaherty, Beliveau & Pachios in Portland, Maine. He served as a United States Senator for 15 years commencing in 1980, and was Senate Majority Leader from 1989 to 1995. Senator Mitchell is a member of the Board of Directors of UNUM Corporation, FDX Corporation, Xerox Corporation, KTI, Inc., and Staples, Inc. He is also a trustee of Starwood Hotels & Resorts.


   Jeffrey R. Sechrest will serve as a director of our company beginning upon completion of this offering. He is a founding member of Evercore Partners, a merchant banking and financial advisory firm based in New York City where he has worked since May 1997. Prior to joining Evercore Partners, Mr. Sechrest was a senior Managing Director at Lehman Brothers from February 1987 to May 1997 where he headed several investment banking business units including mergers and acquisitions and media and telecommunications.

   Gerald H. Taylor will serve as a director of our company beginning upon completion of this offering. Since November 1998, Mr. Taylor has been a telecommunications consultant and investor. From 1969 to October 1998, Mr. Taylor worked for MCI Communications Corp. holding a variety of senior management positions. Mr. Taylor became Chief Executive Officer of MCI in November 1996 after serving as president and chief operating officer from 1994 to 1996. Mr. Taylor currently serves on the boards of Voyager.net and Lafarge Corporation.

   Our board of directors will consist of between one and 15 directors. Directors will serve for a term expiring at the annual meeting of stockholders held in the year following their election and until their successors have been duly elected and qualified or until any director's earlier death, resignation or removal.

Advisory Board

   Consistent with our philosophy of creating, developing, operating, investing in, acquiring and supporting entrepreneurial businesses, we have established an advisory board whose members provide links to the entrepreneurial community and who provide us and our partner companies with strategic guidance in issues relating to general management, sales and marketing and information technology particular to emerging companies in the Internet and interactive media markets. The advisory board will meet periodically with management as a group and individually, and we intend to reimburse reasonable travel and related expenses incurred by advisory board members in connection with each meeting. In addition, we are in contact on a regular basis with various individual members of the advisory board in connection with ongoing operations. We expect to increase the size of our advisory board as appropriate. The members of the advisory board qualify for grants of non-qualified stock options under the 1999 Stock Option and Incentive Plan. Members of the advisory board are eligible to receive an individual grant of 5,000 options and may receive additional grants in the future of up to 5,000 options each year.

  David C. Cole, 47, has been chairman of the Cole-Gilburne Fund, an investment firm specializing in the early-stage development of companies in the information sciences industry since 1986. Since 1997, Mr. Cole has been president of Aquaterra Corporation, a private investment management firm. Aquaterra Corporation is the managing general partner of both Pan Pacific Ventures and Catalyst II, investment partnerships. Mr. Cole served as an officer of America Online, Inc., from 1984 through 1996, initially as president of AOL's Internet Services Company and later as president of the AOL New Enterprises Group. He held operating responsibility for AOL International, AOL Enterprises, AOL Digital Cities and AOL Corporate Development. Mr. Cole previously served as chairman, president and Chief Executive Officer of Navisoft, Inc., an Internet-based software provider that AOL acquired in 1994. From 1985-1986 he served as President of Ziff Communications and from 1981-1984 he served as Chief Executive Officer of Ashton-Tate, a database software company. He also serves as a director of Healthnotes, Inc. and the Daily Wellness Company.

   Charles Conn III, 38, has served as a director of TicketMasterOnline-CitySearch since March 1999, as Chief Executive Officer since September 1998 and as Chief Executive Officer of CitySearch since he co-founded CitySearch in September 1995. Mr. Conn also served as President of CitySearch from September 1995 to October 1996 and served as a director from September 1995 until September 1998. From September 1990 to September 1995, he was a consultant at McKinsey & Company, where he was elected Partner. From September 1986 to September 1988, Mr. Conn worked with the Boston Consulting Group in Boston and Tokyo and in 1989 with Canon, Inc.

   Eric J. Gertler, 36, is currently Co-Chairman of www.doublebill.com, a Silicon Valley Internet start-up. From April 1998 to March 1999, Mr. Gertler served as President and Chief Operating Officer for U.S. News & World Report, The Atlantic Monthly and Fast Company. From February 1997 to April 1998, Mr. Gertler was Executive Vice President of U.S. News & World Report. In January 1996, Mr. Gertler was named President of The New Media Group for these media properties, including The New York Daily News, and developed, launched and oversaw the operations of the newspaper's web site. From January 1993 through

December 1996, Mr. Gertler served in a number of capacities for The New York Daily News, including Vice President and Secretary of Legal & Business Affairs, and Vice President, Editorial Administration. Mr. Gertler also worked as a communications and media attorney for the law firm Skadden, Arps, Slate, Meagher & Flom.

   Theodore J. Leonsis, 42, has served as President, Interactive Properties Group of America Online, Inc. since March 1999. From November 1996 to March 1999, Mr. Leonsis was President of America Online Studios, a division of American Online, Inc. Prior to that, Mr. Leonsis was President of America Online Services Company, also a division of America Online, Inc., from 1994 to 1996. Mr. Leonsis was previously Chief Executive Officer of Redgate Communications Corporation, a media marketing company which was founded in 1987 and sold to America Online, Inc. in 1994. Mr. Leonsis is also a director of U.S.A. Floral Products, Inc., Preview Travel, Inc., and Proxicom Inc.

   Luther M. Shannon, 36, will serve as a member of our advisor board upon completion of this offering. Mr. Shannon was Executive Vice President and Chief Technology Officer of EHQ, Inc. from February 1997 through July 1999, where he focused on managing and developing Internet based software for automatic speech recognition. From July 1996 through January 1997, Mr. Shannon was Executive Vice President and Chief Technology Officer of FoneLink, LLC, where he designed and managed network integrated, real-time, phone-based purchasing and information systems. Mr. Shannon was the Chief Technology Officer at Providence Technologies from July 1995 through November 1995 where he designed and managed the implementation of parental guidance software for Windows 95. From March 1994 through November 1995, Mr. Shannon worked at Xerox Corporation as a Principal Design Consultant and Principal Consulting Engineer.

   Peter G. Schiff, 47, has been the President of Northwood Ventures LLC since he founded it in 1983. He is also the President of Northwood Capital Partners LLC. Northwood Ventures specializes in venture capital and leveraged buyouts. Prior to founding Northwood Ventures, Mr. Schiff worked in the venture capital division of E.M. Warburg, Pincus & Co. and, prior to that, was an officer in the corporate division of Chase Manhattan Bank. Mr. Schiff serves as a director of Cell Pathways, Inc.

   Scott A. Wieler, 41, is a Managing Director of Deutsche Bank Securities Inc. and is co-head of Deutsche Banc Alex. Brown's Media and Communications group in Corporate Finance, focusing on outdoor advertising, education, publishing, Internet and emerging communications and information services. Mr. Wieler joined BT Alex. Brown before its merger with Deutsche Bank Securities, Inc. as a managing director in 1994. Previously he held the position of co-head of Media and Communications Banking at Bankers Trust.

   The members of our advisory board may change from time to time based upon the evolving needs of our management team and partner companies.

Committees of the Board of Directors

   Our board of directors intends to establish a compensation committee to consist solely of non-employee directors. The compensation committee will provide a general review of our compensation plans to ensure that they meet corporate objectives and will administer our stock plan. Our board of directors also intends to establish an audit committee that will be comprised solely of independent directors. The responsibilities of the audit committee will include:

  . recommending to our board of directors the independent public accountants to conduct the annual audit of our books and records;

  .  reviewing the proposed scope of the audit;

  .  approving the audit fees to be paid;

  . reviewing accounting and financial controls with the independent public accountants and our financial and accounting staff; and

  . reviewing and approving transactions between us and our directors, officers and affiliates.

Director Compensation

   All directors who are not currently receiving compensation as officers, employees or consultants of ours are entitled to receive an annual retainer fee of $5,000, plus reimbursement of expenses for each meeting of our board of directors and each committee meeting that they attend in person. In addition, non-employee directors may, in the board's sole discretion, be eligible for grants of non-qualified stock options under our stock option and incentive plan.


Co-investment Policy

   Our board of directors has adopted a resolution prohibiting members of the board and our executive officers from investing in our partner companies. This policy does not apply to our advisory board members and may be changed at any time by our board of directors in its sole discretion.

Employment Agreements

Executive Officers. We have entered into senior management agreements with each of our executive officers. Each agreement has an initial term of two years and will be extended for two additional years unless we or the employee elects to terminate the agreement within 60 days of the second anniversary of the date of employment. Under these agreements, these employees will receive an initial annual base salary that may be increased by our board of directors based on performance objectives they establish, and an annual bonus based upon many factors, including results of operations, achievement of targeted business objectives and stock price. Currently, other than James R. Smith Jr., no executive officer is collecting the salary indicated in his senior management agreement. Salary payments will commence upon the completion of this offering, or upon an earlier date as established by our board of directors. These employees also will receive, upon the completion of this offering, options to acquire shares of common stock at the initial public offering price, except for James R. Smith Jr., who will receive options to acquire shares of our common stock at $10.00 per share. With respect to all options granted to these executive officers, except for Mr. James R. Smith Jr., one-fourth will vest on the first anniversary of the closing date of this offering, and the remaining three-fourths of these options will vest at a rate of 1/36th per month. One-fourth of Mr. James R. Smith Jr.'s options will vest six months following the closing date of this offering and the remaining three-fourths of these options will vest at a rate of 1/42 per month. All of these options will vest in full upon a change in control of E2E. The following table shows compensation information contained in the senior management agreements.

                               Initial
                                Annual                      Maximum
                                 Base                        Annual
 Executive Officer              Salary                       Bonus                       Options
 -----------------             --------                     --------                     -------
Robert J. Smith                $215,000                     $107,500                     275,000
Michael C. Wheeler             $215,000                     $107,500                     275,000
James R. Smith, Jr.            $215,000                     $107,500                     275,000
Steven J. Quamme               $180,000                     $ 90,000                     175,000
Mark Lewyn                     $180,000                     $ 90,000                     175,000

   If, during the term of one of these agreements, we terminate the employee's employment without cause or the employee terminates employment for good reason, the employee will be entitled to receive his or her base salary and all employee benefits for a period of one year from the date of the termination of employment, and all options granted to that employee will vest in full.

   Under the terms of these agreements, these employees have agreed to preserve the confidentiality and the proprietary nature of all information relating to us, our partner companies and our business during the term of the agreement and for two years after the term of the agreement ends. In addition, each of these employees has agreed to non-competition and non-solicitation provisions that will be in effect during the term of his agreement and for two years after the term of the agreement ends.





Restricted Stock Agreements

   Under the terms of restricted stock agreements between each executive officer and E2E, each executive officer who purchased shares of our common stock prior to this offering for $.01 per share will be required to forfeit that portion of his shares that remains subject to the lock-up arrangements with us at $.01 per share if and when we terminate that employee's employment for cause or the employee terminates his employment with us without good reason. The lock-up arrangement with us permits these employees to transfer up to 50% of their shares beginning one year following this offering, 75% of their shares beginning 18 months after this offering and all of their shares after two years. If, for example, we terminate one of these employees for cause 14 months after this offering, 50% of his shares would be redeemed by us at $.01 per share. For the number of shares purchased prior to this offering by each of our executive officers see "Transactions with Related Parties," below.

1999 Stock Option and Incentive Plan

   Our stock option plan will authorize the grant of:

  .  stock options;

  .  stock appreciation rights;

  .  restricted stock;

  .  deferred stock;

  .  restricted stock units;

  .  unrestricted stock;

  .  dividend equivalents;

  .  performance awards; and

  . annual incentive awards to provide incentives to attract and retain executive officers, directors, employees and other key personnel.

   A committee of our board of directors will administer the stock option plan. The maximum number of shares available for issuance under the stock option plan will be 3,000,000. Of those 3,000,000 shares, no more than 500,000 can be used for awards other than stock options.

   In each fiscal year, any person who is eligible to participate may not be granted awards relating to more than 1,000,000 shares. In addition, the maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one participant is $300,000 and the maximum amount that may be earned as an incentive award or other cash award in respect of a performance period by any one participant is $900,000. If and to the extent that the committee determines that an award to be granted to a participant should qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code, the grant, exercise and/or settlement of that award will be contingent upon achievement of preestablished performance goals. The performance goals will be one or more of the following business criteria for us and/or our specified subsidiaries or business units, except with respect to the total stockholder return and earnings per share criteria:

  (1) total stockholder return;

  (2) total stockholder return as compared to total return, on a comparable basis, of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index;

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

  (3) net income;

  (4) pretax earnings;

  (5) earnings before interest expense, taxes, depreciation and amortization;

  (6) pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

  (7) operating margin;

  (8) earnings per share;

  (9) return on equity;

  (10) return on capital;

  (11) return on investment;

  (12) operating earnings;

  (13) working capital; and

  (14) ratio of debt to stockholders' equity.

   Stock Options. Our stock option plan permits the granting of options to purchase shares of common stock intended to qualify as incentive options under the Internal Revenue Code and options that do not qualify as incentive options. The exercise price of each option will be determined by the committee but may not be less than 100% of the fair market value of our common stock on the date of grant.

   The term of each option will be fixed by the committee and may not exceed 10 years from the date of grant. The committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the committee.

   To exercise an option, the optionee must pay the exercise price in full either in cash or cash equivalents by delivery of shares of common stock already owned by the optionee. The exercise price may also be delivered by a broker under irrevocable instructions to the broker from the optionee.

   Restricted Stock. The committee may also award shares of common stock to participants. These stock awards may be conditioned on the achievement of performance goals and/or continued employment with us through a specified restricted period. If the performance goals and any other restrictions are not attained, the participants will forfeit their restricted shares. The purchase price of restricted shares of common stock will be determined by the committee.

   Restricted Stock Units. The Committee may also award restricted stock units which represent a conditional right to receive a share of common stock in the future, and which is subject to restrictions and a risk of forfeiture. These awards may be conditioned on the achievement of performance goals and/or continued employment with us through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit these restricted stock units.

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


   Deferred Stock. The committee may also award deferred stock units, which are ultimately payable in the form of shares of common stock. A deferred stock award may be conditioned or restricted in whatever manner the committee may determine. These conditions and restrictions may include the achievement of performance goals and/or continued employment with us through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit their deferred stock units. During the deferral period, the deferred stock units may be credited with dividend equivalent rights.

   Unrestricted Stock. The committee may also grant shares of common stock at no cost or for a purchase price determined by the committee which are free from any restrictions under the stock option plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

   Performance Stock Awards. The committee may also grant performance stock awards to participants entitling the participants to receive shares of common stock upon the achievement of performance goals and other conditions determined by the committee.

   Dividend Equivalent Rights. The committee may grant dividend equivalent rights entitling the recipient to receive credits for dividends that would have been paid if the recipient had held a specified number of shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the stock option plan may be paid currently or be deemed to be reinvested in additional shares of common stock, and may accrue additional dividend equivalent rights after reinvestment at fair market value at the time of deemed reinvestment. Dividend equivalent rights may be settled in cash, common stock or a combination of cash and shares, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

   Stock Appreciation Rights. The committee may grant a right to receive a number of shares or, in the discretion of the committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the committee. The committee may approve the grant of these stock appreciation rights related or unrelated to stock options. Upon exercise of a stock appreciation right that is related to a stock option granted, the holder of the related option will surrender the option for the number of shares as to which the stock appreciation right is exercised and will receive payment of an amount computed as provided in the stock appreciation right award.

   Generally, a stock appreciation right granted in connection with a stock option will be exercisable at the time or times, and only to the extent that, the related stock option is exercisable, and will not be transferable except to the extent that the related option may be transferable.

   Performance and Annual Incentive Awards. Our stock option plan authorizes the committee to grant multiyear and annual incentive awards based upon achievement of pre-established performance goals, including awards that qualify as "performance-based compensation" for purposes of the Internal Revenue Code. The grant, exercise and/or settlement of a performance award may be made contingent upon achievement of pre-established performance goals. Achievement of performance goals will be measured over a performance period of up to 10 years, as specified by the committee.

   The amount of an incentive award is based upon the achievement of a performance goal or goals based on one or more of the business criteria described above during the given performance period specified by the committee. The committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria.

   Other Stock-Based Awards. The committee is authorized to grant to participants other awards that may be based on or related to our common stock, including:

  .convertible or exchangeable debt securities;

  .other rights convertible or exchangeable into shares;

  .purchase rights for shares;

  .incentive awards with value and payment contingent upon performance; and

  . incentive awards valued by reference to the performance of specified subsidiaries or business units.

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

                       TRANSACTIONS WITH RELATED PARTIES

   Between February and August of this year, we entered into agreements with our sole director, director nominees, executive officers and other persons affiliated with us. Under these agreements, the following persons purchased shares of common stock in the following amounts:

  (1) Robert J. Smith, our Chief Executive Officer and a director nominee, purchased 432,500 shares of common stock at a purchase price of $.01 per share, for an aggregate consideration of $4,325. Based on an assumed public offering price of $13.00 per share, these shares would have an aggregate value of $5,622,500.

  (2) Michael C. Wheeler, our President and a director nominee, purchased 345,000 shares of common stock at a purchase price of $.01 per share, for an aggregate consideration of $3,450. Based on an assumed public offering price of $13.00 per share, these shares would have an aggregate value of $4,485,000.

  (3) Steven J. Quamme, our Chief Financial Officer and sole director, and Mark Lewyn, Senior Vice President--Business Development, each purchased 216,000 shares of common stock at a purchase price of $.01 per share, for an aggregate consideration of $2,160 each. Based on an assumed public offering price of $13.00 per share, these shares would have an aggregate value to each of these executive officers of $2,808,000.

  (4) Lynda M. Applegate, Neil R. Austrian, Senator George J. Mitchell, Jeffrey R. Sechrest and Gerald H. Taylor, director nominees of our company, each purchased 86,500 shares of common stock at a purchase price of $.01 per share or $865. Based on an assumed public offering price of $13.00 per share, these shares would have an aggregate value to each of these director nominees of $1,124,500.

  (5) Jonathan J. Ledecky, a significant stockholder, purchased 1,300,000 shares of common stock at a purchase price of $.01 per share, for an aggregate consideration of $13,000. Based on an assumed public offering price of $13.00 per share, these shares would have an aggregate value of $16,900,000.

   David Ledecky, a former executive officer and the brother of Jonathan Ledecky, purchased 216,000 shares of common at a purchase price of $.01 per share, for an aggregate consideration of $2,160. Based on an assumed public offering price of $13.00, these shares would have an aggregate value of $2,808,000.

   In May 1999, Jonathan J. Ledecky agreed to loan up to $10.0 million to E2E in exchange for a promissory note. As of September 1, 1999, the loan balance was $4.5 million, bore interest at a rate of 8.25% and is secured by our interests in some of our partner companies. We will repay the outstanding balance on the note upon the closing of this offering out of the proceeds of this offering.

   In June 1999, we engaged the law firm of Verner, Liipfert, Bernhard, McPherson & Hand to perform legal services for E2E. We paid Verner, Liipfert a retainer fee of $100,000 for future legal services. Senator George J. Mitchell, a director nominee, is special counsel to Verner, Liipfert.

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


   Robert J. Smith, our Chief Executive Officer and director nominee, owns a 1% interest in Next Generation Fund, which owns a 6% interest in MEI. If Next Generation Fund distributes the proceeds it receives from the merger of MEI into E2E, Mr. Smith would receive approximately $12,000. Mr. Smith also holds fully vested options to purchase 40,000 shares of VIPRO common stock, which he received for consulting services in 1998. If exercised on September 1, 1999, these options would have a value to Mr. Smith of approximately $40,000. Mr. Smith holds a promissory note for $25,000 from Buyline.

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

                             PRINCIPAL STOCKHOLDERS

   The following shows the number and percentage of outstanding shares of our common stock that were owned as of September 10, 1999 and the percentage that will be owned immediately following this offering by:

  . all persons known by us to own beneficially more than 5% of our common stock;

  .  each director, director nominee and executive officer; and

  .  all directors, director nominees and executive officers as a group.

   The number of outstanding shares shown below includes 459,242 shares of our common stock that we will issue to Northwood upon conversion of its convertible notes simultaneous with the closing of this offering, assuming an initial offering price of $13.00, but does not include shares that we will issue to cover the conversion of the accrued interest on those notes. At the time of the closing of this offering we will also have outstanding (1) options to purchase 1,850,000 shares of common stock at a weighted average price of $12.55 per share, assuming an initial offering price of $13.00 per share, none of which will be exercisable within 60 days following this offering and none of which are reflected in the following table and (2) currently exercisable warrants to purchase 400,000 shares of our common stock at the initial public offering price, which are included in the number of shares in the table shown as beneficially owned by Northwood.

   An asterisk indicates ownership of less than 1%.

                                     Number of   Percentage Ownership
                                       Shares    -------------------------
                                    Beneficially   Before         After
Name and Address                       Owned      Offering       Offering
----------------                    ------------ ----------     ----------
Officers and Directors
Robert J. Smith....................   432,500             8.7%           2.9%
  800 Connecticut Ave., N.W.
  Suite 1111
  Washington, D.C. 20006
Michael C. Wheeler.................   345,000             6.9            2.3
  570 Lexington Avenue
  23rd Floor
  New York, NY 10022
Steven J. Quamme...................   216,000             4.3            1.4
  800 Connecticut Ave., N.W.
  Suite 1111
  Washington, D.C. 20006
James R. Smith, Jr. ...............         0               *              *
  800 Connecticut Ave., N.W.
  Suite 1111
  Washington, D.C. 20006
Mark Lewyn.........................   216,000             4.3            1.4
  800 Connecticut Ave., N.W.
  Suite 1111
  Washington, D.C. 20006
Lynda M. Applegate.................    86,500             1.7              *
  Harvard Business School
  Baker 474
  Soldiers Field Road
  Boston, MA 02163

Neil R. Austrian...................    86,500             1.7              *
  National Football League
  280 Park Avenue, 17th Floor
  New York, NY 10017

                                         Number of   Percentage Ownership
                                           Shares    -----------------------
                                        Beneficially   Before       After
Name and Address                           Owned      Offering     Offering
----------------                        ------------ ----------   ----------
George J. Mitchell ....................     86,500            1.7            *
  Verner, Liipfert, Bernhard, McPherson
  and Hand
  901 15th Street, NW
  Washington, D.C. 20005-2301
Jeffrey R. Sechrest ...................     86,500            1.7            *
  Evercore Partners
  65 E. 55th Street
  New York, NY 10022
Gerald H. Taylor ......................     86,500            1.7            *
  c/o E2Enet, Inc.
  800 Connecticut Ave., N.W.
  Suite 1111
  Washington, D.C. 20006
All directors, director nominees and
 executive officers as a
 group (10 persons)....................  1,642,000           32.9         11.0
5% Stockholders
Jonathan J. Ledecky....................  1,300,000           26.0          8.7
  The Ledecky Foundation
  1615 L Street, N.W.
  Washington, D.C. 20036
Northwood Ventures LLC.................    859,242           15.9          5.6
Northwood Capital Partners LLC
  485 Underhill Boulevard
  Syosset, NY 11791

                          DESCRIPTION OF CAPITAL STOCK

   Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. We do not have any outstanding shares of preferred stock.

   Following this offering, we will have outstanding 14,990,911 shares of common stock, assuming the underwriters do not exercise their over-allotment option. This number includes 459,242 shares of common stock that we will issue to Northwood upon conversion of its convertible notes simultaneous with the closing of this offering, assuming an initial offering price of $13.00, but does not include shares that we will issue to cover the conversion of the accrued interest on those notes. If the underwriters exercise their over-allotment option in full, we will have 16,490,911 shares of common stock outstanding after this offering.

   The following is a description of our capital stock.

Common Stock

   We are authorized to issue 100,000,000 shares of common stock. Each stockholder of record will be entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose, and, after the payment of liquidation preferences to holders of preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The outstanding shares of common stock are, and the shares of common stock offered in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

   Our certificate of incorporation allows us to issue without stockholder approval preferred stock having rights senior to those of the common stock. No shares of preferred stock are outstanding. Our board of directors will be authorized, without further stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series.

   Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could also have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Limitation of Liability of Directors and Officers

   As permitted by the Delaware General Corporation Law, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law, relating to unlawful dividends or unlawful stock purchases or redemptions, or

  . for any transaction from which the director derives an improper personal benefit.

   As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

   Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, except that we will indemnify a director or officer in connection with an action initiated by that person only if the action was authorized by our board of directors. The indemnification provided under our certificate of incorporation and the bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under our bylaws, if we do not pay a claim for indemnification within 60 days after we have received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

   Under our bylaws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. We intend to purchase director and officer liability insurance on behalf of our directors and officers.

Anti-Takeover Provisions

   Our certificate of incorporation and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors. In addition, provisions of

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


Delaware law may hinder or delay an attempted takeover of E2E other than through negotiation with our board of directors. These provisions could have the effect of discouraging attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in the stockholders receiving a premium over the market price for their shares of common stock.

   Removal of Directors; Vacancies. Our certificate of incorporation provides that directors may be removed only for cause. In addition, vacancies and newly created directorships resulting from any increase in the size of the board of directors may be filled only by the affirmative vote of a majority of the directors then in office, even if they do not constitute a quorum, or by a sole remaining director. These provisions would prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

   Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our bylaws establish an advance notice procedure with regard to the nomination, other than by the board of directors, of candidates for election to the board of directors and with regard to matters to be brought before an annual meeting of our stockholders by a stockholder. For nominations and other business to be brought properly before an annual meeting by a stockholder, the stockholder must deliver notice to us not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Separate provisions based on public notice by us specify how this advance notice requirement operates if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. The stockholder's notice must set forth specified information regarding the stockholder and its holdings, as well as background information regarding any director nominee, together with that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and a brief description of any business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest of the stockholder in the business proposed. In the case of a special meeting of stockholders called for the purpose of electing directors, nominations by a stockholder may be made only by delivery to us, no later than 10 days following the day on which public announcement of the special meeting is made, a notice that complies with the above requirements. Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at an annual meeting, the bylaws:

  . may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed; or

  . may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of E2E, even if the conduct of this solicitation or the attempt to obtain control might be beneficial to E2E and our stockholders.

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

   Special Stockholders' Meetings. Under our certificate of incorporation and bylaws, special meetings of stockholders, unless otherwise prescribed by statute, may be called only:

  .  by the board of directors or by our Chairman; or

  . by the holders of at least a majority of the securities of E2E outstanding and entitled to vote generally in the election of directors.


   Section 203 of Delaware Law. In addition to the foregoing provisions of our certificate of incorporation and bylaws, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of E2E or reducing the price that investors might be willing to pay in the future for shares of our common stock.

Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.

                        SHARES AVAILABLE FOR FUTURE SALE

   Following this offering, we will have 14,990,911 shares of common stock outstanding, assuming the underwriters do not exercise their over-allotment option. This number includes 459,242 shares of common stock that we will issue to Northwood upon conversion of its convertible notes simultaneous with the closing of this offering assuming an initial offering price of $13.00, but does not include shares that we will issue to cover the conversion of the accrued interest on those notes. All of the shares we sell in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144, may generally only be sold in compliance with the limitations of Rule 144 described below.

   Of the shares of common stock outstanding following this offering, 4,990,911 will be restricted shares under the terms of the Securities Act. Sales of the restricted shares to be outstanding upon completion of this offering will be limited by lock-up agreements with the underwriters and with us as described below.

Rule 144

   In general, under Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

  . one percent of the then outstanding shares of common stock, or approximately 150,000 shares immediately after this offering; or

  . the average weekly trading volume in the common stock on the Nasdaq Stock Market during the four calendar weeks preceding the sale.

   In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities.

   Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

Common Stock and Options Issuable under our Equity Compensation Plans

   Simultaneously with the completion of this offering, we will issue options to acquire 1,175,000 shares of common stock to our executive officers and 675,000 shares of common stock to other employees, which generally will vest over four years from the date of this offering.

Warrants

   In connection with the Northwood investment in E2E, we have issued currently exercisable warrants to purchase 400,000 shares of our common stock to Northwood at the initial public offering price. Following this offering, the exercise price of the warrant is protected by anti-dilution rights.

Lock-up Agreements

   Our officers, director, director nominees and all of our other stockholders, who hold an aggregate of 4,990,911 shares of common stock, including holders of warrants and convertible debt, have agreed that they will not, without the prior written consent of Deutsche Bank Securities Inc., offer, sell or otherwise dispose of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for, or any rights to acquire or purchase, any of our capital stock, or publicly announce an intention to effect any of these transactions, for a period of 180 days after the date of the underwriting agreement, other than shares of common stock transferred in connection with a pledge agreement or disposed of as bona fide gifts approved by Deutsche Bank Securities, Inc. Deutsche Bank Securities, Inc. has no current intention to consent to any other disposition of any shares covered by these lock-up agreements but will consider each request for its consent at the time and under the circumstances of the request.

   In addition, all of our executive officers and other key employees have agreed that they will not, without our prior written consent, transfer any of the shares of common stock they currently own, for one year following this offering, and then only as follows:

  .  after one year they may transfer 50% of their shares;

  .  after 18 months they may transfer 75% of their shares;

  .  after two years they may transfer 100% of their shares.

   Mr. Jonathan Ledecky has agreed to a similar lock-up with E2E with respect to his shares, except that he has the right to transfer his shares as part of a pledge, hedging or similar transaction during his lock-up period.

   In addition to their lock-up agreement, Messrs. Smith, Wheeler, Quamme and Lewyn have agreed to forfeit portions of their shares to E2E if their employment with E2E is terminated by E2E for cause or by the employee without good reason during the lock-up period. For a discussion of this forfeiture obligation, see "Management--Employment Agreements," above.

Registration Rights

   We have entered into a registration rights agreement with all of our existing stockholders. If we propose to register our securities under the Securities Act after this offering, these stockholders will be entitled to notice of the registration and to include their shares in the registration, provided that the underwriters for the proposed offering will have the right to limit the number of shares included in the registration.

   As part of this registration rights agreement we have granted additional rights to Northwood with respect to the restricted shares we will issue to them upon conversion of their convertible notes and upon exercise of their warrants to purchase restricted shares of our common stock. Beginning 180 days after the closing of this offering, Northwood is entitled to two demand registrations. Under each of the two demand registrations,

Northwood can require us to file a registration statement covering the shares with an anticipated aggregate offering price, net of underwriting discounts and commissions, of not less than $5.0 million. In addition, after we become eligible to use short form registration statements, Northwood is entitled to demand short form registrations. Under each of the short form registrations, Northwood can require us to file a registration statement covering shares with an anticipated aggregate offering price, net of underwriting discounts and commissions, of not less than $5.0 million.

   All rights granted under this registration rights agreement expire on September 10, 2003. For any individual stockholder, the rights will expire before that date (1) if and when the stockholder is able to sell all of his or her shares according to Rule 144(k) of the Securities Act, or any similar rule then in force, in one transaction or (2) if and when E2E has registered the stockholder's shares via a short form registration and has kept that registration effective for at least one year. If a stockholder is unable, as of September 10, 2003, to sell all of his or her then-remaining shares pursuant to Rule 144(k) in a single transaction, the agreement is extended, for that stockholder only, until September 10, 2005.

                                  UNDERWRITING

   The underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from E2E the following numbers of shares of common stock at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus.

                                                                      Number of
Underwriter                                                             Shares
-----------                                                           ----------
Deutsche Bank Securities Inc. .......................................
BancBoston Robertson Stephens Inc....................................
Friedman, Billings, Ramsey & Co., Inc. ..............................
Stephens Inc.........................................................
                                                                      ----------
  Total.............................................................. 10,000,000
                                                                      ==========

   We have entered into an underwriting agreement with the underwriters which provides that the underwriters are obligated to purchase all of the shares of common stock we are offering to sell in this offering, other than shares covered by the over-allotment option described below, if any of the shares are
purchased. We expect to issue these shares on    , 1999.

   The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and
to dealers at a price that represents a concession not in excess of $     per
share under the public offering price. The underwriters may allow, and dealers
may re-allow, a concession not in excess of $    per share to other dealers.
After the initial offering, the offering price and other selling terms may be changed by the representatives of the underwriters.

   The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common
stock. We anticipate that the total underwriting fee will be approximately   %
of the aggregate initial public offering price. The following table summarizes the underwriting compensation that will be paid in connection with this offering.

                                                          Total
                                              ----------------------------- ---
                                         Per     Without          With
                                        Share Over-allotment Over-allotment
                                        ----- -------------- --------------
Public offering price.................  $         $              $
Underwriting discounts and commissions
 paid by us...........................  $         $              $
Proceeds, before expenses to us.......  $         $              $

   We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $2.0 million.

   Until     , 1999, or 25 days after this offering begins, all dealers that buy, sell or trade these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

   We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to 1,500,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered in this offering. To the extent that the underwriters exercise this option, each of the underwriters will become obligated to purchase approximately the same percentage of additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to 10,000,000, and we will be obligated to sell these shares to the underwriters to the extent they exercise the option. If any additional shares of common stock are purchased, the underwriters will offer these additional shares on the same terms as those on which the initial 10,000,000 shares are being offered.

   At our request, the underwriters have reserved for sale, at the initial public offering price, up to shares of the common stock for purchase by our directors, officers and employees and their business associates and related persons. The number of shares of our common stock offered to the public will be reduced to the extent these persons purchase these reserved shares. The underwriters will offer to the public on the same basis as the other shares any reserved shares that are not purchased by these persons.

   We have agreed to indemnify the underwriters against liabilities in connection with this offering, including liabilities under the Securities Act.

   We have agreed with the underwriters that we will not issue any additional shares of common stock for 180 days following the date of this offering, except that we may issue, and grant options or warrants to purchase, shares of common stock or any securities convertible into, exercisable for or exchangeable for shares of common stock, upon the exercise of outstanding options and warrants and our issuance of options and stock granted under the existing stock option and stock purchase plans and in connection with acquisition transactions.

   The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

   To facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the underwriters may over-allot shares of the common stock in connection with this offering by creating a short position in the common stock for their own accounts. Additionally, to cover these over-allotments or to stabilize the market price of the common stock, the underwriters may bid for, and purchase, shares of common stock in the open market. Finally, the representatives, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases shares distributed by that underwriter or dealer. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

     The underwriters do not have any agreements or understandings with third-party purchasers that would in any way limit the transfer of securities by those third parties following this offering.

   Scott Wieler, a member of the advisory board, is a managing director of Deutsche Bank Securities, Inc.

Pricing of this Offering

   Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock has been determined by negotiation between us and the representatives of the underwriters. Among the factors considered in determining the public offering price were:

  . the opportunity to create, develop, operate and invest in start-up companies in the Internet industry;

  . an assessment of our management team board of directors and advisory board;

  . prevailing market conditions in the U.S. economy and the Internet industry; and

  . the market capitalizations and stages of development of other companies which the representatives of the underwriters believe to be comparable to us.

                                    EXPERTS

   The combined financial statements of E2Enet, Inc. as of December 31, 1998 and June 30, 1999 and for the period of September 1, 1998, the date of inception, through December 31, 1998 and for the six-month period ended June 30, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of MEI Software Systems, Inc. as of December 31, 1998 and for each of the three years in the period ended December 31, 1998 and as of June 30, 1999 and for the six-month period ended June 30, 1999 included in this prospectus have been so included in reliance on the report, which contains an explanatory paragraph relating to MEI's ability to continue as a going concern as described in Note 3 to the financial statements, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Buyline.net, Inc. as of June 30, 1999 and for the period from May 18, 1999, the date of inception, through June 30, 1999 included in this prospectus have been so included in reliance on the report, which contains an explanatory paragraph relating to Buyline's ability to continue as a going concern as described in Note 2 to the financial statements, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Urban Box Office Network, Inc. as of June 30, 1999 and for the period from May 11, 1999, the date of inception, through June 30, 1999 included in this prospectus have been so included in reliance on the report, which contains an explanatory paragraph relating to Urban Box Office's ability to continue as a going concern as described in Note 2 to the financial statements, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Blue Rock Avenue, Inc. as of June 30, 1999 and for the period from January 5, 1999, the date of inception, through June 30, 1999 included in this prospectus have been so included in reliance on the report, which contains an explanatory paragraph relating to Blue Rock Avenue's ability to continue as a going concern as described in Note 2 to the financial statements, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Hooey, Inc. as of June 30, 1999 and for the period from April 15, 1999, the date of inception, through June 30, 1999 included in this prospectus have been so included in reliance on the report, which contains an explanatory paragraph relating to Hooey's ability to continue as a going concern as described in Note 2 to the consolidated financial statements, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of bluemercury, Inc. as of June 30, 1999 and for the period from February 16, 1999, the date of inception, through June 30, 1999 included in this prospectus have been so included in reliance on the report, which contains an explanatory paragraph relating to bluemercury's ability to continue as a going concern as described in Note 2 to the financial statements, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             VALIDITY OF THE SHARES

   The validity of shares of common stock will be passed upon on our behalf by Hogan & Hartson L.L.P., Washington, D.C. Legal matters will be passed upon for the underwriters by Piper & Marbury L.L.P., Baltimore, Maryland.

                    WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the SEC a registration statement, including exhibits, schedules and amendments. This prospectus is a part of the registration statement and includes all of the information which we believe is material to an investor considering whether to make an investment in our common stock. We refer you to the registration statement for additional information about E2E, our common stock and this offering, including the full texts of the exhibits, some of which have been summarized in this prospectus. The registration statement is available for inspection and copying at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains the registration statement. The address of the SEC's Internet site is "http://www.sec.gov."

   We intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants.

                INDEX TO E2ENET, INC. FINANCIAL STATEMENTS

                                                                        Page
                                                                        -----
     E2ENET, INC.
     Report of Independent Accountants                                    F-1
     Combined Balance Sheets                                              F-2
     Combined Statements of Operations                                    F-3
     Combined Statements of Changes in Stockholders' (Deficit) Equity     F-4
     Combined Statements of Cash Flows                                    F-5
     Notes to Combined Financial Statements                               F-6
     E2ENET, INC. UNAUDITED PRO FORMA FINANCIAL STATEMENTS
     Introduction to Unaudited Pro Forma Combined Financial Statements   F-21
     Unaudited Pro Forma Combined Statements of Operations               F-23
     Unaudited Pro Forma Combined Balance Sheet                          F-25
     Notes to Unaudited Pro Forma Combined Financial Statements          F-26
     MEI SOFTWARE SYSTEMS, INC.
     Report of Independent Accountants                                   F-36
     Consolidated Balance Sheets                                         F-37
     Consolidated Statements of Operations                               F-38
     Consolidated Statements of Changes in Stockholders' Deficit         F-39
     Consolidated Statements of Cash Flows                               F-40
     Notes to Consolidated Financial Statements                          F-41
     BUYLINE.NET, INC.
     Report of Independent Accountants                                   F-59
     Balance Sheet                                                       F-60
     Statement of Operations                                             F-61
     Statement of Changes in Stockholder's Deficit                       F-62
     Statement of Cash Flows                                             F-63
     Notes to Financial Statements                                       F-64
     BLUE ROCK AVENUE, INC.
     Report of Independent Accountants                                   F-69
     Balance Sheet                                                       F-70
     Statement of Operations                                             F-71
     Statement of Changes in Stockholders' Equity                        F-72
     Statement of Cash Flows                                             F-73
     Notes to Financial Statements                                       F-74
     BLUEMERCURY, INC.
     Report of Independent Accountants                                   F-81
     Balance Sheet                                                       F-82
     Statement of Operations                                             F-83
     Statement of Changes in Stockholders' Equity                        F-84
     Statement of Cash Flows                                             F-85
     Notes to Financial Statements                                       F-86
     HOOEY, INC.
     Report of Independent Accountants                                   F-91
     Consolidated Balance Sheet                                          F-92
     Consolidated Statement of Operations                                F-93
     Consolidated Statement of Changes in Stockholders' Equity           F-94
     Consolidated Statement of Cash Flows                                F-95
     Notes to Consolidated Financial Statements                          F-96
     URBAN BOX OFFICE NETWORK, INC.
     Report of Independent Accountants                                  F-102
     Balance Sheet                                                      F-103
     Statement of Operations                                            F-104
     Statement of Changes in Stockholders' Equity                       F-105
     Statement of Cash Flows                                            F-106
     Notes to Financial Statements                                      F-107

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of E2Enet, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the combined financial position of E2Enet, Inc., a development stage enterprise, at December 31, 1998 and June 30, 1999, and the combined results of its operations and its cash flows for the period from September 1, 1998 (date of inception) through December 31, 1998, for the six months ended June 30, 1999, and cumulative since inception, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

McLean, VA

September 16, 1999

                                  E2ENET, INC.
                        (a development stage enterprise)

                            COMBINED BALANCE SHEETS

                                                     December 31,   June 30,
                                                         1998         1999
                                                     ------------ ------------
                       Assets
Current assets:
  Prepaid expenses..................................   $     --   $    100,049
                                                       --------   ------------
    Total current assets............................                   100,049
Investments in affiliates...........................                 9,221,073
Deferred offering costs.............................                   586,439
Other assets........................................                    20,204
Fixed assets, net...................................      6,288          9,636
                                                       --------   ------------
    Total assets....................................   $  6,288   $  9,937,401
                                                       ========   ============
   Liabilities and Stockholders' (Deficit) Equity
Liabilities:
  Accrued expenses..................................   $ 13,714   $    588,998
                                                       --------   ------------
    Total current liabilities.......................     13,714        588,998
                                                       --------   ------------
  Due to stockholder................................     72,172      3,410,060
                                                       --------   ------------
    Total liabilities...............................     85,886      3,999,058
                                                       --------   ------------
Commitments and contingencies (Note 8)
Stockholders' (deficit) equity:
  Common stock; par value $.01; 100,000,000 shares
   authorized; 4,358,669 shares issued and
   outstanding at June 30, 1999.....................         --         43,587
  Common stock subscription receivable..............         --         (4,325)
  Capital in excess of par value....................        100     33,738,816
  Deficit accumulated during development stage......    (79,698)   (27,839,735)
                                                       --------   ------------
    Total stockholders' (deficit) equity............    (79,598)     5,938,343
                                                       --------   ------------
    Total liabilities and stockholders' (deficit)
     equity.........................................   $  6,288   $  9,937,401
                                                       ========   ============


     The accompanying notes are an integral part of the combined financial statements.

                                  E2ENET, INC.
                        (a development stage enterprise)

                       COMBINED STATEMENTS OF OPERATIONS

       for the period from September 1, 1998 (date of inception) through
         December 31, 1998, and the six months ended June 30, 1999, and cumulative since inception

                                      September 1,     Six
                                      1998 through months ended   Cumulative
                                      December 31,   June 30,       Since
                                          1998         1999       Inception
                                      ------------ ------------  ------------
Expenses:
 General and administrative..........  $   79,698  $    644,617  $    724,315
 Stock compensation..................          --    26,288,080    26,288,080
 Equity in loss of investees.........          --       798,614       798,614
                                       ----------  ------------  ------------
  Total expenses.....................      79,698    27,731,311    27,811,009
Interest expense.....................          --        28,726        28,726
                                       ----------  ------------  ------------
Loss before income taxes.............     (79,698)  (27,760,037)  (27,839,735)
Provision for income taxes...........          --            --            --
                                       ----------  ------------  ------------
  Net loss...........................  $  (79,698) $(27,760,037) $(27,839,735)
                                       ==========  ============  ============
Basic and diluted loss per common
 share...............................  $     (.05) $     (12.47) $     (14.39)
                                       ==========  ============  ============
Weighted average common shares
 outstanding.........................   1,500,000     2,226,513     1,933,989
                                       ==========  ============  ============


     The accompanying notes are an integral part of the combined financial statements.

                                  E2ENET, INC.
                        (a development stage enterprise)

        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

           for the period from September 1, 1998 (date of inception) through December 31, 1998 and the six months ended June 30, 1999

                                              Member                                      Deficit
                                             Interest/                                  Accumulated
                            Common Stock    Capital in  Common Stock  Treasury Stock       During
                          -----------------  Excess of  Subscription -----------------  Development
                           Shares   Amount   Par Value   Receivable   Shares   Amount      Stage         Total
                          --------- ------- ----------- ------------ --------  -------  ------------  ------------
Balance, September 1,
 1998 (date of
 inception)
Sale of member
 interests..............                    $       100                                               $        100
Net loss................                                                                $    (79,698)      (79,698)
                          --------- ------- -----------   -------    --------  -------  ------------  ------------
Balance, December 31,
 1998...................                            100                                      (79,698)      (79,598)
Issuance of common stock
 upon incorporation.....  1,500,000 $15,000                                                                 15,000
Repurchase of common
 stock..................                                             (200,000) $(2,000)                     (2,000)
Non-cash transactions:
Issuance of common stock
 for investments........    466,669   4,667   7,326,692               200,000    2,000                   7,333,359
Issuance of common stock
 to employees, directors
 and others.............  2,392,000  23,920  26,288,080   $(4,325)                                      26,307,675
Non-cash capital
 contribution...........                        123,944                                                    123,944
Net loss................                                                                 (27,760,037)  (27,760,037)
                          --------- ------- -----------   -------    --------  -------  ------------  ------------
Balance, June 30, 1999..  4,358,669 $43,587 $33,738,816   $(4,325)         --  $    --  $(27,839,735) $  5,938,343
                          ========= ======= ===========   =======    ========  =======  ============  ============


     The accompanying notes are an integral part of the combined financial statements.

                                  E2ENET, INC.
                        (a development stage enterprise)

                       COMBINED STATEMENTS OF CASH FLOWS

       for the period from September 1, 1998 (date of inception) through
            December 31, 1998 and the six months ended June 30, 1999
                         and cumulative since inception

                                     September 1,  Six months
                                     1998 through     ended       Cumulative
                                     December 31,   June 30,         Since
                                         1998         1999         Inception
                                     ------------ -------------  -------------
Operating activities:
Net loss...........................    $(79,698)  $(27,760,037)  $(27,839,735)
                                       --------   -------------  -------------
Adjustments to reconcile net loss
 to net cash used in development
 stage activities:
  Stock compensation...............          --      26,288,080     26,288,080
  Equity loss......................          --         798,614        798,614
  Non-cash expenses................          --         123,944        123,944
  Depreciation and amortization....         370           1,505          1,875
  Changes in assets and
   liabilities:
    Increase in prepaid expenses...          --        (100,049)      (100,049)
    Increase in deferred offering
     costs.........................          --        (586,439)      (586,439)
    Increase in other assets.......          --         (20,204)       (20,204)
    Increase in accrued expenses...      13,714         575,284        588,998
                                       --------   -------------  -------------
    Total adjustments..............      14,084      27,080,735     27,094,819
                                       --------   -------------  -------------
Net cash used in development stage
 activities........................     (65,614)       (679,302)      (744,916)
                                       --------   -------------  -------------
Investing activities:
Cash investments...................          --      (2,692,995)    (2,692,995)
Purchases of fixed assets..........      (6,658)         (4,853)       (11,511)
                                       --------   -------------  -------------
Net cash used in investing
 activities........................      (6,658)     (2,697,848)    (2,704,506)
                                       --------   -------------  -------------
Financing activities:
Sale of member interest............         100              --            100
Issuance of common stock...........          --          39,262         39,262
Borrowings from stockholder........      72,172       3,337,888      3,410,060
                                       --------   -------------  -------------
Net cash provided by financing
 activities........................      72,272       3,377,150      3,449,422
                                       --------   -------------  -------------
Net increase in cash...............          --              --             --
Cash, beginning of period..........          --              --             --
                                       --------   -------------  -------------
Cash, end of period................    $     --   $          --  $          --
                                       ========   =============  =============
Supplemental cash flow information:
  Issuance of common stock for
   subscription receivable.........    $     --   $       4,325  $       4,325
                                       ========   =============  =============
  Issuance of common stock for
   investments.....................    $     --   $   7,326,692  $   7,326,692
                                       ========   =============  =============

     The accompanying notes are an integral part of the combined financial statements.

                                  E2ENET, INC.
                        (a development stage enterprise)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Business and Organization

   E2Enet, Inc., a Delaware corporation (the "Company"), was incorporated on February 9, 1999, to acquire assets and businesses, make equity investments in and provide a wide range of business development support services to businesses primarily engaged in Internet related commerce, media, technology and services. The Company may also provide technical and Internet industry expertise to traditional non-Internet businesses seeking partners to provide that expertise as they enter the Internet marketplace. No revenues have been generated since the inception of the Company. To date, the Company has primarily focused on creating infrastructure and raising financing. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." As a development stage enterprise, the Company has been relying on stockholder loans and contributions of capital as its primary sources of cash since inception.

   Ironbound Partners LLC ("Ironbound"), a limited liability company formed pursuant to and in accordance with the laws of the state of Delaware, was formed in September 1998. Ironbound did not have any operations which generated revenues. On May 14, 1999, Ironbound was merged with the Company and ceased to exist. For the period from September 1, 1998 through December 31, 1998, Ironbound incurred a loss of $79,698. For the period January 1, 1999 through May 14, 1999, Ironbound incurred a loss of $248,652. Expenses incurred through May 14, 1999 were solely for the establishment of Ironbound and costs in connection with the analysis of the potential initial investments of the Company.

   Prior to and at the time of the merger on May 14, 1999, the voting rights of the Company and Ironbound were both 100% under common control through direct ownership or irrevocable unilateral proxy by the founder and sole member of Ironbound and founder and majority stockholder of the Company (collectively, the "Founder"). See further discussion regarding the Company's structure in
Note 4. All Ironbound activities were for the benefit of the establishment of Ironbound. Accordingly, the accompanying financial statements have been presented on a combined basis, at historical cost, similar to a pooling of interests. All intercompany transactions have been eliminated.

   The presentation of these combined financial statements assumes that the Company is not considered an investment company. If the Company were to be considered an investment company, the Company would be required to record its investments at fair market value.

2. Summary of Significant Accounting Policies

 Use of Estimates

   The financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles. The preparation of financial statements in

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Accounting for Investments

   The various investments that the Company acquires are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on the Company's voting interest in an investment, degree of influence over the operations and controlling positions.

   Consolidation

     Investments in which the Company owns more than 50% of the outstanding voting securities are generally accounted for under the consolidation method of accounting. Under this method, the subsidiary company's results are reflected within the Company's financial statements. All significant intercompany accounts and transactions are eliminated. Participation of other stockholders in the earnings or losses of the consolidated subsidiary is reflected as minority interest such that the Company's results of operations reflect only the Company's share of such earnings or losses. The Company has no consolidated subsidiaries as of June 30, 1999 or in the periods presented herein.

     The amount by which the Company's carrying value exceeds its share of the underlying net assets of investments accounted for under the consolidation method of accounting is amortized on a straight-line basis over the useful life of the underlying assets or investments, generally three years. Amortization is reflected in operating expenses on a consolidated basis.

   Equity Method

     Investments whose results are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to investments depends on several factors, including but not limited to, an ownership level of 20% to 50% interest in the voting securities, active participation on the board of directors, approval of operating and budgetary decisions and other supermajority rights. Under the equity method of accounting, an investment's results of operations are not reflected within the Company's consolidated accounts; however, the Company's share of the earnings or losses of the investment is reflected in the caption "equity in loss of investees" in the statement of operations. If the Company's equity investment represents the sole financing of the respective investee, the Company will reflect 100% of the loss of the investee in the statement of operations.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


     The amount by which the Company's carrying value exceeds its share of the underlying net assets of investments accounted for under the equity method of accounting is amortized on a straight-line basis over the useful life of the underlying assets or investments, generally three years. Amortization is reflected as an adjustment of the Company's share of the investments' earnings or losses.

   Cost Method

     Investments not accounted for under the consolidation or equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of the investment is not included in the statement of operations. However, cost method impairment charges are recognized in the statement of operations if circumstances indicate a permanent impairment.

     The Company records its ownership interest in equity securities of investments accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests would be classified as available-for-sale securities or some other classification in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company has no cost method or available-for-sale investments at June 30, 1999 or in the periods presented herein.

     All investments are stated at the lower of cost or net realizable value. The Company continually evaluates investments for indications of impairment based on the fair value of each investment relative to cost, financial condition, near-term prospects of the investment and other relative factors.

 Accounting for Sales of Stock by a Subsidiary

   Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 51, at the time an investment accounted for under the consolidation or equity method of accounting sells its stock at a price per share different from the investment's book value per share, the Company's share of the investment's net equity changes. If at that time, the investment is not a newly formed, non-operating entity, nor a research and development, start-up or development stage company, nor is there question as to the investment's ability to continue in existence, the Company records the change in its share of the investment's net equity as a non-operating gain or loss in its statement of operations.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

 Cash and Cash Equivalents

   Highly liquid investments with maturities of three months or less at the date of purchase are considered cash equivalents. As the Company has been substantially financed through the draw of stockholder loans, there are no cash or cash equivalents at December 31, 1998 or June 30, 1999.

   There were no cash payments for interest or taxes in the period ended December 31, 1998 or the six months ended June 30, 1999.

   During the six months ended June 30, 1999, significant non-cash investing activities included issuances of the Company's common stock as the consideration for investments by the Company. Such amounts have been disclosed in the combined statements of cash flows and the combined statements of changes in stockholders' (deficit) equity.

 Fixed Assets

   Fixed assets, which consists of office computers, are stated at cost, less accumulated depreciation. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense when incurred. Depreciation is provided on the straight-line basis over the estimated useful life of the fixed assets of three years. The Company recognizes gains or losses on the sale or disposal of fixed assets in the period of disposal. Long-lived assets held and utilized by the Company are reviewed for impairment whenever changes in circumstances indicate the carrying value of such assets may not be recoverable.

 Organization Costs

   The Company accounts for organization costs under the provisions of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires that all organization costs be expensed as incurred.

 Income Taxes

   The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of the period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the expected realizable amount. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

 Deferred Offering Costs

   At June 30, 1999 specific incremental costs directly attributable to a planned initial public offering ("IPO") of the Company's shares have been deferred. These deferred costs, totaling $586,439, are included in the combined balance sheet. These costs will be charged against capital in excess of par value in connection with the consummation of the Company's IPO or expensed through the combined statements of operations in the event the offering is not consummated.

 Stock-Based Compensation

   Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), permits entities to choose between a fair value based method of accounting for employee stock options and similar equity instruments and the intrinsic value based method of accounting prescribed under Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to apply the intrinsic value based method of APB 25 in accounting for its employee stock-based compensation programs and will disclose the pro forma net income and earnings per share as if the fair value method had been applied. All non-employee stock-based compensation plans are accounted for under the fair value based method of SFAS 123. At June 30, 1999, the Company has issued no such equity instruments.

 Comprehensive Income

   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income." The Company had no items of Comprehensive Income in the period from September 1, 1998 (date of inception) through December 31, 1998 or the six months ended June 30, 1999.

 Segment Reporting

   Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. The Company currently operates in one industry segment.

 Loss Per Common Share

   Basic loss per common share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted loss per common share is computed

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

using the weighted average number of shares of common stock outstanding, adjusted for the dilutive effect of potential common shares consisting of common stock options and warrants and contingently issuable shares of common stock. Potential common shares are calculated using the treasury stock method. There are no stock options, warrants or contingently issuable shares of common stock outstanding at December 31, 1998 or June 30, 1999, and accordingly, there is no reconciliation between basic and diluted loss per common share for each of the periods presented.

 Recent Accounting Pronouncements

   Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging. In July 1999, Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of Financial Accounting Standards Board Statement No. 133" ("SFAS 137"), was issued. SFAS 137 deferred the effective date of SFAS 133 from fiscal years beginning after June 15, 1999 to all fiscal years beginning after June 15, 2000. Currently, as the Company has no derivative instruments, the adoption of SFAS 133 would have no impact on the Company's financial condition or results of operations.

3. Investments

   On May 14, 1999, the Company entered into stock purchase agreements to acquire convertible and voting preferred stock in four companies. These preferred stock investments convert to common stock at the option of the Company and no later than the investee's IPO. The investments, all of which are development stage enterprises, are summarized below:

  . bluemercury, Inc.--is developing a web site focusing on offering a broad range of women's cosmetic products and accessories.

  . Blue Rock Avenue, Inc.--is developing an electronic commerce web site focused on unique gift selection and related services.

  . Hooey, Inc.--is developing an electronic commerce community focused on hand-made products.

  . Urban Box Office Network, Inc.--is developing an online web-site for consumers of urban culture, information, entertainment and products.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   The significant terms of these agreements are summarized below:

                                                                        Ownership
                                                  Additional Fair Value Interest
                           Investment     Cash       Cash    of E2Enet     at
      Company Name            Date      Invested  Committed  Stock Sold  6/30/99
      ------------        ------------ ---------- ---------- ---------- ---------
bluemercury, Inc........  May 14, 1999 $  520,376 $  500,000 $1,831,670    29%
Blue Rock Avenue, Inc...  May 14, 1999    515,522  1,000,000  1,465,341    18%
Hooey, Inc..............  May 14, 1999    641,345    637,500  1,831,670    20%
Urban Box Office
 Network, Inc...........  May 14, 1999  1,015,752  2,000,000  2,198,011    10%
                                       ---------- ---------- ----------
 Total..................               $2,692,995 $4,137,500 $7,326,692
                                       ========== ========== ==========

   The cash invested represents the initial investment and the direct costs incurred by the Company for these transactions. The direct cost of the investment totaled $55,495 as of June 30, 1999. The additional cash commitments will be funded, at the request of the investee or upon IPO of the Company. The Company's common stock issued was sold to the owners of the investees at $.01 per share as part of the Company's investment. The fair value of the Company's stock was $7.3 million, and the difference between the fair value and the price owners of the investees paid has been recognized in the basis for each investment.

   Equity losses reduced the carrying value of the equity method investments by $473,786 during the six months ended June 30, 1999. As discussed in Note 2, the Company has recognized the entire loss of the investee companies since the date of investment as the Company has provided the entire amount of investee company financing to June 30, 1999.

   The following summarizes the Company's ownership interests in and advances to investee companies accounted for under the equity method of accounting.

                                       December 31, 1998      June 30, 1999
                                      ------------------- ----------------------
                                      Carrying             Carrying
                                       Value   Cost Basis    Value    Cost Basis
                                      -------- ---------- ----------- ----------
   Equity Method.....................   $--       $--     $10,019,687 $9,221,073

   At June 30, 1999 the Company's carrying value in its investments accounted for under the equity method exceeded its share of the underlying equity in the net assets of such companies by $7.3 million. This excess is being amortized over a three-year period. Amortization expense of $324,828 is included in "equity loss of investees" in the accompanying combined statement of operations for the period ended June 30, 1999.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   The following summarized financial information for investments accounted for under the equity method of accounting at June 30, 1999 has been compiled from the financial statements of the respective investments:

                                                                    June 30,
                                                                      1999
                                                                ----------------
     Balance Sheets:
     Current assets............................................    $2,189,835
     Non-current assets........................................       161,332
                                                                   ----------
       Total assets............................................    $2,351,167
                                                                   ==========
     Current liabilities.......................................    $  406,744
     Non-current liabilities...................................            --
     Stockholders' equity......................................     1,944,423
                                                                   ----------
       Total liabilities and shareholders' equity..............    $2,351,167
                                                                   ==========
                                                                Six months ended
                                                                 June 30, 1999
                                                                ----------------
     Results of Operations:
     Revenue...................................................    $       --
     Net loss..................................................    $ (718,004)

4. Stockholders' Equity

   The Company's authorized common stock consists of 100,000,000 shares, par value $.01 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Dividends may be restricted by the inability to liquidate ownership interests in investments to fund cash distributions.

   The Company may establish one or more classes or series of preferred stock. The holders of the preferred stock may be entitled to preferences over common stock or stockholders with respect to dividends, liquidation, dissolution, or dilution as established by the Board of Directors. No preferred stock is authorized or issued at June 30, 1999.

   Certain stockholders were granted registration rights that become effective after the completion of a public offering of the Company's equity securities.

   Certain stockholders holding 3,058,669 shares have provided irrevocable voting proxy rights to the Founder. The Founder may exercise the irrevocable voting proxy at any time and without advance notice to the stockholders. Such proxy rights are in effect until the proxy agreement is terminated.

 Common Stock

   On September 1, 1998, the Founder invested $100 for 100% of the member interest in Ironbound.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   For presentation purposes, all such Ironbound ownership interests are presented as capital in excess of par value of the Company. On February 9, 1999, the Founder of the Company invested $15,000 for 1,000 shares of common stock; subsequently, in May 1999, the Company authorized a 15,000-to-1 stock split. The effect of the stock split was recorded retroactively to the date of incorporation. On May 7, 1999, the Company repurchased 200,000 shares from the stockholder at the original issuance price. On May 14, 1999, all Ironbound units were converted to common stock of the Company.

   During May 1999, the Company sold 2,392,000 shares of the Company's common stock to certain employees, directors and other individuals at $.01 per share for gross proceeds of $19,595 in addition to a subscription receivable of $4,325. Though these are voting shares, the stockholders have given unilateral and irrevocable proxy to vote such shares to the Founder. The issuance of these shares also resulted in the Company recording compensation expense of $26,288,080 representing the difference between the purchase price and the fair value of the Company's stock on the date of issuance.

   In connection with the four investments entered on May 14, 1999, the Company issued 666,669 shares of common stock at a purchase price of $.01 per share. The fair value of these shares is $7,326,692. The difference between fair value and the price paid is included in the basis of each investment.

 1999 Stock Option and Incentive Plan

   The Company's Board of Directors plans to adopt a stock option and incentive plan (the "1999 Plan"). Management expects that the 1999 Plan will authorize the grant of stock, stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents and other stock-based, performance and annual incentive awards to provide incentives to attract and retain executive officers, directors, employees, advisors, consultants and other key personnel. The terms of the grants under the 1999 Plan are expected to be administered by a committee of the Company's Board of Directors. As of June 30, 1999, there have been no grants to employees under the 1999 Plan. Non-employee directors may receive grants of non-qualified stock options under the 1999 Plan, at the sole discretion of the Board of Directors. As of June 30, 1999, there have been no options granted to non-employee directors under the 1999 Plan.

   The Company plans to grant 1,850,000 options to acquire common stock to executive officers, directors and other employees concurrent with the adoption of the Plan. These shares will be issued with a fair value exercise price with the exception of 275,000 shares issued at an exercise price of $10 (resulting in non-cash compensation of $825,000).

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

5. Fixed Assets, net

   Fixed assets consist of the following:

                                                                         June
                                                           December 31,   30,
                                                               1998      1999
                                                           ------------ -------
   Computer equipment.....................................    $6,658    $11,511
   Less: accumulated depreciation.........................      (370)    (1,875)
                                                              ------    -------
   Fixed assets, net......................................    $6,288    $ 9,636
                                                              ======    =======

   Depreciation expense was $370 and $1,505 for September 1, 1998 (date of inception) through December 31, 1998 and the six months ended June 30, 1999, respectively.

6. Non-Cash Capital Contribution

   The Company's management team did not receive salaries for the period from May 14, 1999 (date of employment agreements) through June 30, 1999. These individuals will receive salaries prospectively at the earlier of an initial public offering of the Company or the Board of Directors passing a resolution to commence compensating the executives. In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 79, the Company has measured the value of compensation at $123,944 (based upon total future annual compensation as provided in each individual's employment agreements) which has been recognized in the accompanying combined statements of operations as an expense and in the combined statements of changes in stockholders' (deficit) equity as a capital contribution.

7. Income Taxes

   From the period of September 1, 1998 (date of inception) through May 14, 1999, Ironbound reflected no provision for income taxes. As a limited liability corporation, Ironbound's management elected to be taxed as a partnership under the Internal Revenue Code. As a result, taxable income or losses accrued to the individual member.

   Effective May 14, 1999, the Founder of the Company merged the two companies. This merger resulted in a termination of Ironbound's legal existence and all of its assets and liabilities became the assets and liabilities of the Company.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   The provision for income taxes for the period from May 14, 1999 (date of inception) to June 30, 1999 is comprised of the following:

   Deferred:
     Federal........................................................ $(263,564)
     State..........................................................   (31,006)
                                                                     ---------
       Total deferred...............................................  (294,570)
   Less valuation allowance.........................................   294,570
                                                                     ---------
       Total income tax provision................................... $      --
                                                                     =========

   Deferred tax assets consist of the following:

                                                                      June 30,
                                                                        1999
                                                                      ---------
   Deferred tax assets:
     Net operating loss carryforward................................. $ 114,532
     Equity in net loss before taxes of investees....................   180,038
                                                                      ---------
       Total deferred tax assets before valuation allowance..........   294,570
   Less valuation allowance..........................................  (294,570)
                                                                      ---------
       Deferred tax assets........................................... $      --
                                                                      =========

   Had the results of Ironbound been included in the provision above, the tax asset would have been increased by approximately $30,285 and $124,772 cumulatively at December 31, 1998 and June 30, 1999, but offset with an equal valuation allowance, resulting in no change to the income tax provision or deferred tax assets.

   The Company has no net operating loss carry forwards at December 31, 1998.

   Deferred income taxes are provided for temporary differences between the financial reporting basis and the tax basis of the Company's assets. The temporary differences that give rise to the deferred tax assets are the Company's net operating losses since the merger and equity in net loss before taxes of investees. At current statutory rates, the net operating loss carryforward tax asset at June 30, 1999 will offset approximately $301,400 in taxable income and will expire in 2019.

   Gross deferred tax assets at June 30, 1999, prior to valuation allowances, are $294,570. A valuation allowance of $294,570 was provided against the net deferred tax asset due to the uncertainty of realizing the benefit of these assets.

   No income taxes were paid from May 14, 1999 (date of merger) to June 30, 1999.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   A reconciliation between the statutory federal income tax rate and the effective rate of income tax expense follows:

                                                     For the Period from May 14,
                                                        1999 (date of Merger)
                                                        through June 30, 1999
                                                     ---------------------------
   Statutory federal income tax rate................          (34.00)%
   State income taxes...............................           (4.00)%
   Deferred compensation............................            36.31%
   Amortization of equity investments...............             0.45%
   Non-cash management salary expense...............             0.17%
   Change in valuation allowance....................             1.07%
                                                              --------
                                                                   --
                                                              ========

8. Commitments and Contingencies

   In connection with its ownership interests in certain investments, the Company has committed to make additional investments of $4.1 million to existing investee companies upon request by those companies or upon the IPO by the Company.

   The Company leases certain buildings for use in its operations under noncancelable operating lease agreements. The leases generally provide for renewal terms, and the Company is required to pay a portion of the common area expenses. Rent expense was $2,000 and $24,479 for the period of inception through December 31, 1998 and the six months ended June 30, 1999, respectively.

   The minimum future rental commitments over the next five years under the existing non-cancelable operating leases at June 30, 1999 are as follows:

   1999.............................................................. $   46,549
   2000..............................................................    245,530
   2001..............................................................    245,530
   2002..............................................................    248,385
   2003..............................................................    262,660
   Thereafter........................................................  1,577,863
                                                                      ----------
     Total........................................................... $2,626,517
                                                                      ==========

   Because many of its investments are not majority-owned subsidiaries, changes in the value of the Company's interests and the income or loss and revenue attributable to them could require the Company to register under the Investment Company Act unless it takes action to avoid being required to registered. However, the Company believes it can take steps to avoid being required to register under the Investment Company Act which would not adversely affect its operations or stockholder value.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

9. Related Party Transactions

   On December 23, 1998, the Company entered into a promissory note with its Founder. This advance is included in "due to stockholder" in the combined balance sheets. The promissory note provided for the Company to receive advances of up to $500,000. On May 7, 1999, the promissory note was amended to allow advances up to $10 million, which includes amounts outstanding under the December 23, 1998 promissory note. Interest accrues on the unpaid principal balance at a rate equal to the prime rate that at June 30, 1999 was 7.75%. Principal and accrued interest owed under this promissory note are due and payable in full upon the IPO of the Company or on demand by the Founder at December 31, 2000. Advances are used to make investments and support the Company's current operations. The unpaid balance at December 31, 1998 and June 30, 1999 was $72,172 and $3,410,060. No interest was paid during the period from inception through June 30, 1999, and accrued interest was $28,876 at June 30, 1999.

10. Subsequent Events

   Subsequent to June 30, 1999, the Company sold 86,500 shares of the Company's common stock to two director nominees, respectively, at $.01 per share for gross proceeds of $1,730. The issuance of these shares will result in the Company recording compensation expense of $2.2 million representing the difference between the purchase price and the fair value of the Company's stock on the issuance date.

   In August 1999, the Company signed an agreement to purchase 15,000,000 shares of Buyline.net, Inc.'s ("Buyline.net") common stock for $3 million in cash at the earlier of November 30, 1999 or upon the Company's IPO. If the Company's IPO does not occur, the Company is not obligated to make this purchase. The excess of the fair value over the Company's portion of net assets acquired will be amortized over three years. This investment represents 51% of the outstanding common stock of Buyline.net. The Company also has the option to purchase an additional 45,000,000 shares of Buyline.net common stock for $.20 per share until December 31, 2000. If this option is exercised, the Company's ownership of Buyline.net would increase to 80%. Prior to the investment, the Company is required to make short-term loans up to $950,000 on an as-needed basis. As of September 13, 1999, the Company made three advances on these loans totaling $550,000. The short-term loans are to be repaid upon the completion of the initial investment and bear interest at the prime rate. If the $3 million investment does not occur, the loans are due on November 30, 2000.

   On September 16, 1999 the Company entered into a definitive agreement, contingent upon the IPO of the Company, to purchase 100% of the outstanding capital stock of MEI Software Systems, Inc. ("MEI") for $24,000,000. The Company will also pay an additional purchase price based on MEI's closing net worth to be determined subsequent to the closing. The Company will account for this transaction as a purchase business combination. The excess of the fair value over net assets acquired will be amortized over three years.

                                  E2ENET, INC.
                        (a development stage enterprise)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   In conjunction with the signing of the definitive agreement on September 16, 1999, the Company issued a convertible note to MEI for cash proceeds of up to $2,000,000.

   The convertible note bears interest at 10%. If the Company fails to consummate the merger transaction, the Company may, at its option on or before March 31, 2000, convert the note into MEI's Series D mandatorily redeemable convertible preferred stock ("Series D preferred stock"), par value $.10 per share, at a conversion price of $1.06 per share. If MEI terminates the merger agreement, the Company may, at its option, convert the note into Series D preferred stock or require immediate repayment of the note and accrued interest. The Series D preferred stock has substantially similar rights and privileges as MEI's issued and outstanding mandatorily redeemable convertible preferred stock. In addition, the Series D preferred stockholders have the following additional rights: (1) a liquidation preference of $1.06 per share plus accrued dividends, (2) a cumulative annual dividend of $0.0636 per share and (3) the ability to appoint an additional board member.

   As of September 16, 1999, the Company has advanced $400,000 of cash to MEI. The remaining advances of $1,600,000 will occur as follows: $300,000 on September 27, 1999, $400,000 on October 11, 1999, $300,000 on October 25, 1999,
$300,000 on November 8, 1999 and $300,000 on November 22, 1999. MEI may use the loan proceeds for general working capital purposes and not for repayment of its existing line of credit. If the Company extends the closing of the agreement beyond November 30, 1999, the Company shall advance MEI an additional $200,000 subject to terms similar to the issued convertible note.

   On September 10, 1999, the Company issued Convertible Secured Notes (the "Notes") for $4.0 million to Northwood Ventures LLC and Northwood Capital Partners LLC that bear interest at the prime rate and mature on the earlier of
(a) five days after the IPO or (b) December 31, 2000. The Notes are convertible into the Company's common stock at a conversion price of $8.71 per share but may be reduced if the IPO price is lower than $13 per share. The reduced conversion price will represent 67% of the price per share for the Company's IPO. The Notes will convert into common stock at the option of the holders or upon the closing of the Company's initial public offering. Interest expense of $2.0 million will be recorded for the beneficial conversion feature that consists of the excess of the fair value of the Company's common stock over the Notes' conversion rate upon the issuance of the Notes.

   In conjunction with the Notes, Northwood Ventures LLC and Northwood Capital Partners LLC received a total of 400,000 warrants to purchase shares of common stock at a price equal to the IPO price resulting in a discount from the Notes' face value of $2.0 million. The warrants may be exercised for a term that is the lesser of seven years from the closing of the Notes agreements or five years from the completion of the Company's IPO. Based on the relative fair market values of the Notes and the warrants, $2.03 million and $1.97 million

                                  E2ENET, INC.
                        (a development stage enterprise)



           NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

have been assigned to the convertible notes and warrants, respectively. The discount will be recognized as interest expense through the conversion of the Notes.

   In September 1999, the Company signed a Summary Term Sheet to purchase approximately 2.3 million shares of Series A Convertible Preferred Stock of Vipro Corporation ("Vipro") for $2.25 million. The Company's investment will represent approximately 33% of Vipro's common stock. The Series A Convertible Preferred Stock will automatically convert into common stock concurrently with the closing of an IPO by Vipro.

   On August 30, 1999, four senior executive stockholders entered into restricted stock agreements under which the shares of common stock of the Company that they have acquired will be subject to repurchase at the option of the Company under certain circumstances, including delay of the Company's planned IPO or ratably over a two year period after a successful offering. The shares, while held, are subject to the same rights and privileges of all other common stock, including voting and dividend rights.

                               E2ENET, INC.

                     (a development stage enterprise)

     Introduction to Unaudited Pro Forma Combined Financial Statements

  The following unaudited pro forma combined financial statements have been prepared to give effect to the following:

    In the pro forma combined column, the historical E2Enet, Inc. (the "Company") amounts have been adjusted to reflect the following events:

  . The consummated and committed investments by the Company in Blue Rock Avenue, Inc. ("Blue Rock Avenue"), bluemercury, Inc. ("bluemercury"), Urban Box Office Network, Inc. ("Urban Box Office"), and Hooey, Inc. ("Hooey").

  . The Company's probable investment in Buyline.net, Inc. ("Buyline.net"). The investment will represent an 80% ownership interest in Buyline.net. This investment will occur simultaneously with the closing of the Company's initial public offering, assumes the exercise of an option to acquire additional shares, and will be accounted for using the purchase method of accounting and will be consolidated.

  . The Company's probable acquisition of MEI Software Systems, Inc. ("MEI"). The Company will acquire 100% of MEI's capital stock. This acquisition will occur simultaneously with and is contingent upon the closing of the Company's initial public offering and will be accounted for using the purchase method of accounting.

  . The financing obtained in September 1999 through the issuance of $4 million in convertible notes payable ("Convertible Notes") and issuance of 400,000 common stock warrants, and the beneficial conversion feature.

     The pro forma combined, as adjusted, amounts reflect the following events:

  .  The Company's initial public offering.

  .  The conversion of the Convertible Notes into common stock.

                                  E2ENET, INC.
                        (a development stage enterprise)

     Introduction to Unaudited Pro Forma Combined Financial Statements

  Blue Rock Avenue, bluemercury, Urban Box Office, Hooey, Buyline.net and MEI are referred to collectively herein as the "Partner Companies."

  The unaudited pro forma combined financial data has been presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition and investments occurred at the beginning of the periods presented or at the balance sheet date presented, nor is it necessarily indicative of future results of operations or financial position. These unaudited pro forma combined financial statements including the notes thereto are qualified in their entirety by reference to and should be read in conjunction with the financial statements and notes thereto of the Company and the financial statements and notes thereto of MEI, Buyline.net, Blue Rock Avenue, bluemercury, Urban Box Office and Hooey.

  The unaudited pro forma combined balance sheet gives effect to the consummated investments and probable acquisition and investment as if they had occurred on June 30, 1999. The unaudited pro forma combined statements of operations gives effect to the Company's consummated investments and probable acquisition and investment as if such events had occurred on the later of January 1, 1998 or the date that the Company or the Partner Companies were incorporated. MEI, Buyline.net, Blue Rock Avenue, bluemercury, Urban Box Office, and Hooey were incorporated on October 1, 1975, May 18, 1999,
January 5, 1999, February 16, 1999, May 11, 1999 and April 15, 1999,
respectively.

  Subsequent to June 30, 1999, the Company signed a summary term sheet to purchase approximately 2.3 million shares of Vipro Corporation ("VIPRO") Series A convertible preferred stock for $2.25 million for approximately 33% voting ownership of VIPRO. The investment in Vipro is considered insignificant and has been excluded from the pro forma combined financial statements. This investment will be accounted for using the equity method.

  The presentation of the pro forma combined financial statements assumes that the Company is not considered an investment company. If the Company were considered an investment company, the Company would be required to record its investments at fair market value.

  The pro forma amounts are based on estimates, available information and certain assumptions and may be revised, as additional information becomes available, Management does not expect the final amounts to be materially different. The pro forma financial data does not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Since the Partner Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the financial statements and notes thereto included elsewhere in this Registration Statement.

                               E2Enet, Inc.

                     (a development stage enterprise)

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     For the year ending December 31, 1998

                                                         Pro Forma
                                               MEI      Adjustments   Pro Forma
                          E2Enet, Inc. (A)   (Note 3)     (Note 4)     Combined
                          ---------------- -----------  -----------  ------------
Revenues................     $      --     $ 9,299,237  $        --  $  9,299,237
Costs of revenues.......            --       5,323,025           --     5,323,025
                             ---------     -----------  -----------  ------------
Gross Profit                        --       3,976,212           --     3,976,212
Operating expenses:
 Sales and marketing....            --       1,268,628           --     1,268,628
 Research and
  development...........            --       1,990,079           --     1,990,079
 Stock compensation.....            --         163,290           --       163,290
 Goodwill amortization..            --              --    8,603,977     8,603,977
 General and
  administrative........        79,698       1,646,903           --     1,726,601
                             ---------     -----------  -----------  ------------
  Total operating
   expenses.............        79,698       5,068,900    8,603,977    13,752,575
                             ---------     -----------  -----------  ------------
  Loss from operations..       (79,698)     (1,092,688)  (8,603,977)   (9,776,363)
Interest expense........            --          82,119           --        82,119
                             ---------     -----------  -----------  ------------
  Loss before income
   taxes................       (79,698)     (1,174,807)  (8,603,977)   (9,858,482)
Provision for income
 taxes..................            --              --           --            --
                             ---------     -----------  -----------  ------------
  Net loss..............       (79,698)     (1,174,807)  (8,603,977)   (9,858,482)
Accretion on mandatorily
 redeemable securities..            --        (364,188)          --      (364,188)
                             ---------     -----------  -----------  ------------
  Net loss available to
   common stockholders..     $ (79,698)    $(1,538,995) $(8,603,977) $(10,222,670)
                             =========     ===========  ===========  ============
Basic and diluted loss
 per common share.......     $   (0.05)                              $      (4.11)
                             =========                               ============
Weighted average shares
 outstanding (basic and
 diluted) (Note 6)......     1,500,000                                  2,485,113
                             =========                               ============

--------

(A) Represents combined results of E2Enet, Inc. and Ironbound Partners LLC activity from September 1, 1998.

    The accompanying notes are an integral part of these pro forma combined financial statements

                               E2Enet, Inc.

                     (a development stage enterprise)

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   For the period ending June 30, 1999


                                   Blue Rock                           Urban Box
                                    Avenue    bluemercury    Hooey      Office                              Pro Forma
                                  Adjustments Adjustments Adjustments Adjustments Buyline.net     MEI      Adjustments
                    E2Enet, Inc.   (Note 2)    (Note 2)    (Note 2)    (Note 2)    (Note 3)    (Note 3)      (Note 4)
                    ------------  ----------- ----------- ----------- ----------- ----------- -----------  ------------
 Revenues.........  $         --   $      --   $      --   $     --    $     --    $     --   $ 6,140,540  $         --
 Cost of
 revenues.........            --          --          --         --          --          --     3,808,869            --
                    ------------   ---------   ---------   --------    --------    --------   -----------  ------------
 Gross profit.....            --          --          --         --          --          --     2,331,671            --
 Operating
 expenses:
 Sales and
 marketing........            --          --          --         --          --          --     1,013,006            --
 Research and
 development......            --          --          --         --          --          --     1,251,568            --
 Stock
 compensation.....    26,288,080          --          --         --          --          --       264,021            --
 Amortization
 expense..........            --          --          --         --          --          --            --     4,440,020
 General and
 administrative...       644,617          --          --         --          --      72,916       917,572            --
                    ------------   ---------   ---------   --------    --------    --------   -----------  ------------
  Total operating
  expenses........    26,932,697          --          --         --          --      72,916     3,446,167     4,440,020
                    ------------   ---------   ---------   --------    --------    --------   -----------  ------------
 Loss from
 operations.......   (26,932,697)         --          --         --          --     (72,916)   (1,114,496)   (4,440,020)
 Other expenses...            --          --          --         --          --          --            --            --
 Interest
 expense..........        28,726          --          --         --          --         337        37,372            --
 Equity in loss of
 investees........       798,614     274,390     183,452     92,064      65,194          --            --            --
 Minority interest
 in earnings of
 subsidiaries.....            --          --          --         --          --     (14,651)           --            --
                    ------------   ---------   ---------   --------    --------    --------   -----------  ------------
 Loss before
 income taxes.....   (27,760,037)   (274,390)   (183,452)   (92,064)    (65,194)    (58,602)   (1,151,868)  (4,440,020)
 Provision for
 income taxes.....            --          --          --         --          --          --            --            --
                    ------------   ---------   ---------   --------    --------    --------   -----------  ------------
 Net loss.........   (27,760,037)   (274,390)   (183,452)   (92,064)    (65,194)    (58,602)   (1,151,868)  (4,440,020)
 Accretion on
 mandatorily
 redeemable
 securities.......            --          --          --         --          --          --      (281,547)     (100,621)
                    ------------   ---------   ---------   --------    --------    --------   -----------  ------------
 Net loss
 available to
 common
 stockholders.....  $(27,760,037)  $(274,390)  $(183,452)  $(92,064)   $(65,194)   $(58,602)  $(1,433,415) $(4,540,641)
                    ============   =========   =========   ========    ========    ========   ===========  ============
 Basic and diluted
 loss per common
 share............  $     (12.47)
                    ============
 Weighted average
 shares
 outstanding
 (basic and
 diluted) (Note
 6)...............     2,226,513
                    ============
                     Pro Forma
                     Financing                  Offering     Pro Forma
                    Adjustments   Pro Forma    Adjustments    Combined
                     (Note 4)      Combined     (Note 4)    As Adjusted
                    ------------ ------------- ------------ -------------
 Revenues.........  $        --  $  6,140,540  $        --  $  6,140,540
 Cost of
 revenues.........           --     3,808,869           --     3,808,869
                    ------------ ------------- ------------ -------------
 Gross profit.....           --     2,331,671           --     2,331,671
 Operating
 expenses:
 Sales and
 marketing........           --     1,013,006           --     1,013,006
 Research and
 development......           --     1,251,568           --     1,251,568
 Stock
 compensation.....           --    26,552,101           --    26,552,101
 Amortization
 expense..........           --     4,440,020           --     4,440,020
 General and
 administrative...           --     1,635,105           --     1,635,105
                    ------------ ------------- ------------ -------------
  Total operating
  expenses........           --    34,891,800           --    34,891,800
                    ------------ ------------- ------------ -------------
 Loss from
 operations.......           --   (32,560,129)          --   (32,560,129)
 Other expenses...           --            --           --            --
 Interest
 expense..........    1,970,149     2,036,584    1,969,543     4,006,127
 Equity in loss of
 investees........           --     1,413,714           --     1,413,714
 Minority interest
 in earnings of
 subsidiaries.....           --       (14,651)          --       (14,651)
                    ------------ ------------- ------------ -------------
 Loss before
 income taxes.....   (1,970,149)  (35,995,776)  (1,969,543)  (37,965,319)
 Provision for
 income taxes.....           --            --           --            --
                    ------------ ------------- ------------ -------------
 Net loss.........   (1,970,149)  (35,995,776) (1,969,543)   (37,965,319)
 Accretion on
 mandatorily
 redeemable
 securities.......           --      (382,168)          --      (382,168)
                    ------------ ------------- ------------ -------------
 Net loss
 available to
 common
 stockholders.....  $(1,970,149) $(36,377,944) $(1,969,543) $(38,347,487)
                    ============ ============= ============ =============
 Basic and diluted
 loss per common
 share............                                          $      (6.51)
                                                            =============
 Weighted average
 shares
 outstanding
 (basic and
 diluted) (Note
 6)...............                                             5,886,328
                                                            =============


    The accompanying notes are an integral part of these pro forma combined financial statements.

                               E2Enet, Inc.

                     (a development stage enterprise)

                UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               June 30, 1999

                                   Blue Rock                           Urban Box
                                    Avenue    bluemercury    Hooey      Office                              Pro Forma
                       E2Enet,    Adjustments Adjustments Adjustments Adjustments Buyline.net  MEI (Note   Adjustments
                        Inc.        (Note 2)    (Note 2)    (Note 2)   (Note 2)    (Note 3)        3)       (Note 5)
                     -----------  ----------- ----------- ----------- ----------- -----------  ----------  -----------
ASSETS
Current assets:
Cash and cash
 equivalents....     $        --  $       --   $     --    $     --   $       --  $    5,065   $  580,851  $        --
Accounts
 receivable,
 net............              --          --         --          --           --          --    2,904,003           --
Prepaid
 expenses.......         100,049          --         --          --           --          --      162,888           --
Other
 receivables....              --          --         --          --           --          --           --           --
Deferred tax
 assets.........              --          --         --          --           --          --           --           --
                     -----------  ----------   --------    --------   ----------  ----------   ----------  -----------
Total current
 assets.........         100,049          --         --          --           --       5,065    3,647,742           --
Investments in
 affiliates.....       9,221,073   1,000,000    500,000     637,500    2,000,000          --           --           --
Deferred
 offering
 costs..........         586,439          --         --          --           --          --           --           --
Other assets....          20,204          --         --          --           --          --      311,346           --
Software
 licenses.......              --          --         --          --           --          --      479,117           --
Intangible
 asset, net.....              --          --         --          --           --   2,001,227           --   28,270,533
Equipment, net..           9,636          --         --          --           --          --      582,134           --
                     -----------  ----------   --------    --------   ----------  ----------   ----------  -----------
Total assets....     $ 9,937,401  $1,000,000   $500,000    $637,500   $2,000,000  $2,006,292   $5,020,339  $28,270,533
                     ===========  ==========   ========    ========   ==========  ==========   ==========  ===========
LIABILITIES AND
 STOCKHOLDERS'
 (DEFICIT)/EQUITY
Current
 liabilities:
Line of credit..     $        --  $       --   $     --    $     --   $       --  $       --   $1,000,000  $        --
Accounts
 payable........              --          --         --          --           --      13,499      756,459           --
Deferred
 revenue........              --          --         --          --           --          --    3,990,478           --
Capital lease
 obligations,
 current
 portion........              --          --         --          --           --          --       83,838           --
Payable to
 stockholders of
 MEI............              --          --         --          --           --          --           --   24,000,000
Notes payable...              --          --         --          --           --     800,000       15,620           --
Income taxes
 payable........              --          --         --          --           --          --           --           --
License
 agreement
 payable........              --          --         --          --           --     586,662           --           --
Accrued
 expenses.......         588,998          --         --          --           --         135      686,004           --
Note payable to
 officer........              --          --         --          --           --      25,000           --           --
                     -----------  ----------   --------    --------   ----------  ----------   ----------  -----------
Total current
 liabilities....         588,998          --         --          --           --   1,425,296    6,532,399   24,000,000
Capital lease
 obligation, net
 of current.....              --          --         --          --           --          --      140,571           --
Convertible note
 payable........              --          --         --          --           --          --           --           --
Due to
 stockholder....       3,410,060   1,000,000    500,000     637,500    2,000,000          --           --           --
Minority
 interest in
 subsidiary.....              --          --         --          --           --          --           --    2,385,349
Deferred rent...              --          --         --          --           --          --      159,300           --
License
 agreement
 payable........              --          --         --          --           --     654,249           --           --
                     -----------  ----------   --------    --------   ----------  ----------   ----------  -----------
Total
 liabilities....       3,999,058   1,000,000    500,000     637,500    2,000,000   2,079,545    6,832,270   26,385,349
                     -----------  ----------   --------    --------   ----------  ----------   ----------  -----------
Commitments and
 contingencies
Mandatorily
 redeemable
 convertible
 preferred
 stock..........              --          --         --          --           --          --    6,870,612   (6,870,612)
Mandatorily
 redeemable
 common stock...              --          --         --          --           --          --      503,153     (503,153)
                     -----------  ----------   --------    --------   ----------  ----------   ----------  -----------
Total
 mandatorily
 redeemable
 securities.....              --          --         --          --           --          --    7,373,765   (7,373,765)
                     -----------  ----------   --------    --------   ----------  ----------   ----------  -----------
Stockholders'
 (deficit)/equity:
Preferred
 stock..........              --          --         --          --           --          --           --           --
Common stock....          43,587          --         --          --           --          --       54,402      (54,402)
Common stock
 subscription
 receivable.....          (4,325)         --         --          --           --          --           --           --
Capital in
 excess of par
 value..........      33,738,816          --         --          --           --          --      208,516     (208,516)
Deferred
 compensation...              --          --                                                     (370,704)     370,704
Accumulated
 deficit........              --          --                                                   (9,077,910)   9,077,910
Deficit
 accumulated
 during
 development
 stage..........     (27,839,735)         --         --          --           --     (73,253)          --       73,253
                     -----------  ----------   --------    --------   ----------  ----------   ----------  -----------
Total
 stockholders'
 (deficit)/equity:..   5,938,343          --         --          --           --     (73,253)  (9,185,696)   9,258,949
                     -----------  ----------   --------    --------   ----------  ----------   ----------  -----------
Total
 liabilities and
 stockholders'
 (deficit)/equity..  $ 9,937,401  $1,000,000   $500,000    $637,500   $2,000,000  $2,006,292   $5,020,339  $28,270,533
                     ===========  ==========   ========    ========   ==========  ==========   ==========  ===========
                      Pro Forma
                      Financing                 Offering     Pro Forma
                     Adjustments   Pro Forma   Adjustments  Combined As
                      (Note 5)     Combined     (Note 5)      Adjusted
                     ------------ ------------ ------------ -------------
ASSETS
Current assets:
Cash and cash
 equivalents....     $4,000,000   $ 4,585,916  $98,452,440  $103,038,356
Accounts
 receivable,
 net............             --     2,904,003           --     2,904,003
Prepaid
 expenses.......             --       262,937           --       262,937
Other
 receivables....             --            --           --            --
Deferred tax
 assets.........             --            --           --            --
                     ------------ ------------ ------------ -------------
Total current
 assets.........      4,000,000     7,752,856   98,452,440   106,205,296
Investments in
 affiliates.....             --    13,358,573           --    13,358,573
Deferred
 offering
 costs..........             --       586,439     (586,439)           --
Other assets....             --       331,550           --       331,550
Software
 licenses.......             --       479,117           --       479,117
Intangible
 asset, net.....             --    30,271,760           --    30,271,760
Equipment, net..             --       591,770           --       591,770
                     ------------ ------------ ------------ -------------
Total assets....     $4,000,000   $53,372,065  $97,866,001  $151,238,066
                     ============ ============ ============ =============
LIABILITIES AND
 STOCKHOLDERS'
 (DEFICIT)/EQUITY
Current
 liabilities:
Line of credit..     $       --   $ 1,000,000  $        --  $  1,000,000
Accounts
 payable........             --       769,958   10,513,561    11,283,519
Deferred
 revenue........             --     3,990,478           --     3,990,478
Capital lease
 obligations,
 current
 portion........             --        83,838           --        83,838
Payable to
 stockholders of
 MEI............             --    24,000,000  (24,000,000)           --
Notes payable...             --       815,620           --       815,620
Income taxes
 payable........             --            --           --            --
License
 agreement
 payable........             --       586,662           --       586,662
Accrued
 expenses.......             --     1,275,137           --     1,275,137
Note payable to
 officer........             --        25,000           --        25,000
                     ------------ ------------ ------------ -------------
Total current
 liabilities....             --    32,546,693  (13,486,439)   19,060,254
Capital lease
 obligation, net
 of current.....             --       140,571           --       140,571
Convertible note
 payable........      2,030,457     2,030,457   (2,030,457)           --
Due to
 stockholder....             --     7,547,560   (7,547,560)           --
Minority
 interest in
 subsidiary.....             --     2,385,349           --     2,385,349
Deferred rent...             --       159,300           --       159,300
License
 agreement
 payable........             --       654,249           --       654,249
                     ------------ ------------ ------------ -------------
Total
 liabilities....      2,030,457    45,464,179  (23,064,456)   22,399,723
                     ------------ ------------ ------------ -------------
Commitments and
 contingencies
Mandatorily
 redeemable
 convertible
 preferred
 stock..........             --            --           --            --
Mandatorily
 redeemable
 common stock...             --            --           --            --
                     ------------ ------------ ------------ -------------
Total
 mandatorily
 redeemable
 securities.....             --            --           --            --
                     ------------ ------------ ------------ -------------
Stockholders'
 (deficit)/equity:
Preferred
 stock..........
Common stock....             --        43,587      104,592       148,179
Common stock
 subscription
 receivable.....             --        (4,325)          --        (4,325)
Capital in
 excess of par
 value..........      3,939,692    37,678,508  122,795,408   160,473,916
Deferred
 compensation...             --            --           --            --
Accumulated
 deficit........             --            --           --            --
Deficit
 accumulated
 during
 development
 stage..........     (1,970,149)  (29,809,884)  (1,969,543)  (31,779,427)
                     ------------ ------------ ------------ -------------
Total
 stockholders'
 (deficit)/equity:..  1,969,543     7,907,886  120,930,457   128,838,343
                     ------------ ------------ ------------ -------------
Total
 liabilities and
 stockholders'
 (deficit)/equity..  $4,000,000   $53,372,065  $97,866,001  $151,238,066
                     ============ ============ ============ =============

    The accompanying notes are an integral part of these pro forma combined financial statements

                                  E2ENET, INC.
                        (a development stage enterprise)

        Notes to Unaudited Pro Forma Combined Financial Statements

1. General

  E2Enet, Inc. (the "Company") was established to acquire assets and businesses, make equity investments and provide a wide range of business and technology development support services to businesses primarily engaged in Internet related commerce, media, technology and services. The Company will also provide technical and Internet industry expertise to traditional non-internet businesses seeking partners as they enter the Internet marketplace although they have not done so to date.

  Refer to discussion of the Company's accounting policy relating to its accounting for investments in Note 2 to its audited financial statements. In applying the equity method, if the Company's equity investment represents the sole financing of the respective investee, the Company will reflect the entire loss of the investment in the statement of operations.

  The Company's consummated investments are summarized as follows:

    On May 14, 1999, the Company entered into a definitive agreement to purchase 2,666,667 shares of Blue Rock Avenue Series A convertible preferred stock for $500,000 with a commitment to purchase an additional 5,333,333 shares for $1.0 million at the earlier of Blue Rock Avenue's request or the Company's initial public offering. The convertible preferred stock will automatically convert into common shares upon an initial public offering of Blue Rock Avenue. In addition, 133,334 shares of Company common stock were sold to Blue Rock Avenue's stockholders for $.01 per share. The Company's total committed investment in Blue Rock Avenue is $3.0 million representing $1.5 million of cash commitments and $1.5 million reflecting the fair market value of the Company's common stock. The estimated fair value of the common stock reflects the sale of 133,334 Company shares for a price of $.01 that has an estimated fair market value of $1.5 million. The historical amount of our investment in excess of the investee's book value of net assets was $1.6 million that was comprised of stock consideration, the investee's accumulated deficit at the investment date and direct costs related to the investment of $1.5 million, $101,946, $15,522, respectively.

    On May 14, 1999, the Company entered into a definitive agreement to purchase 6,750,000 shares of bluemercury Series A convertible preferred stock for $500,000 with a commitment to purchase an additional 6,750,000 shares for $500,000 at the earlier of bluemercury's request or the Company's initial public offering. In addition, 166,667 shares of Company common stock were sold to bluemercury's stockholders for $.01 per share. The Company's total committed investment in bluemercury is $2.8 million representing $1.0 million of cash commitments and $1.8 million reflecting the fair market value of the Company's common stock. The estimated fair value of the common stock reflects the sale of 166,667 Company shares for a price of $.01 that has an estimated fair market value of $1.8 million. The historical amount of our investment in excess of the investee's book value of net assets was $1.9 million that was comprised of stock

                                  E2ENET, INC.
                        (a development stage enterprise)

  Notes to Unaudited Pro Forma Combined Financial Statements--(continued)

  consideration, the investee's accumulated deficit at the investment date and direct costs related to the investment of $1.8 million, $35,818, $20,376 respectively.

    On May 14, 1999, the Company entered into a definitive agreement to purchase 63,750 shares of Hooey Series A convertible preferred stock for $637,500 with a commitment to purchase an additional 63,750 shares for $637,500 at the time of the Company's initial public offering. The convertible preferred stock will automatically convert into common shares upon an initial public offering of Hooey. In addition, 166,667 shares of Company common stock were sold to Hooey's stockholders for $.01 per share. The Company's total committed investment in Hooey is $3.1 million representing $1.3 million of cash commitments and $1.8 million reflecting the fair market value of the Company's common stock. The estimated fair value of the common stock reflects the sale of 166,667 Company shares for a price of $.01 that has an estimated fair market value of $1.8 million. The historical amount of our investment in excess of the investee's book value of net assets was $1.9 million that was comprised of stock consideration, the investee's accumulated deficit at the investment date and direct costs related to the investment of $1.85 million, $44,723, $3,845, respectively.

    On May 14, 1999, the Company entered into a definitive agreement to purchase 1,000 shares of Urban Box Office Series A convertible preferred stock for $1,000,000 with a commitment to purchase an additional 2,000 shares for $2,000,000 subsequent to Urban Box Office utilizing at least 90% of the $1,000,000. The convertible preferred stock will automatically convert into common shares upon an initial public offering of Urban Box Office. In addition, 200,001 shares of Company common stock were sold to Urban Box Office's stockholders for $.01 per share. The Company's total committed investment in Urban Box Office is $5.2 million representing $3 million of cash commitments and $2.2 million reflecting the fair market value of the Company's common stock. The estimated fair value of the common stock reflects the sale of 200,001 Company shares for a price of $.01 that an estimated fair market value of $2.2 million. The historical amount of our investment in excess of the investee's book value of net assets was $2.3 million that was comprised of stock consideration, the investee's accumulated deficit at the investment date and direct costs related to the investment of $2.2 million, $61,731, $15,752, respectively.

  The Company's probable investment and acquisition are summarized as follows:

    In August 1999, the Company signed an agreement to purchase 15,000,000 shares of Buyline.net common stock for $3 million in cash at the earlier of November 30, 1999 or upon the Company's initial public offering. This investment represents 51% of the outstanding common stock of Buyline.net. The Company also has the option to purchase 45,000,000 additional shares of Buyline.net common stock for $.20 per share until December 31, 2000 that, if acquired, will represent, when combined with the initial purchase, approximately 80% of Buyline.net's outstanding common stock.

                                  E2ENET, INC.
                        (a development stage enterprise)

  Notes to Unaudited Pro Forma Combined Financial Statements--(continued)

    On September 16, 1999, the Company entered into a definitive agreement, that is contingent upon the initial public offering of the Company, to purchase MEI for $24,000,000. The Company will acquire all of MEI's issued and outstanding Series A, B, and C convertible preferred stock, and common stock. Each outstanding share of common stock of MEI and all other rights to acquire any capital interest in MEI will convert into the right to receive the respective proportional share, determined on a fully diluted basis, of the $24,000,000 cash proceeds.

   The Company's financing is summarized as follows:

    In September 1999, the Company issued Convertible Notes for $4 million to Northwood Ventures LLC and Northwood Capital Partners LLC that bear interest at the prime rate and mature on the earlier of (a) 5 days after the initial public offering or (b) December 31, 2000. The Convertible Notes are convertible into the Company's common stock at a conversion price of $8.71 per share which may be reduced if the initial public offering price is lower than $13 per share. The reduced conversion price will represent 67% of the price per share for the Company's initial public offering. The Convertible Notes will convert into common stock at the option of the holder or automatically upon the closing of the Company's initial public offering. The beneficial conversion feature represents the difference between the assumed initial public offering price and the conversion rate.

   The periods included in these pro forma financial statements for the Company are from September 1, 1998 (date of inception) through December 31, 1998 and for the six month period ended June 30, 1999. MEI is included in the pro forma financial statements for the year ended December 31, 1998 and the period from January 1, 1999 through June 30, 1999 as if it were acquired on January 1, 1998 for the pro forma combined statement of operations and on June 30, 1999 for the pro forma combined balance sheet. The period included in these pro forma financial statements for Buyline.net, Blue Rock Avenue, BlueMercury, Hooey and Urban Box Office is the respective investee company's date of inception through June 30, 1999 as they were not incorporated until 1999. The audited financial statements of the Company and Partner Companies are included elsewhere in this registration statement.

                                  E2ENET, INC.
                        (a development stage enterprise)

  Notes to Unaudited Pro Forma Combined Financial Statements--(continued)


2. Unaudited Pro Forma Combined Adjustments for Investments Accounted for using the Equity Method

 Pro Forma Balance Sheet Adjustments

                                Blue Rock                             Urban
                                 Avenue    bluemercury    Hooey    Box Office
                               Adjustments Adjustments Adjustments Adjustments
                               ----------- ----------- ----------- -----------
                                    A           B           C           D
                               ----------- ----------- ----------- -----------
ASSETS
 Investments.................. $1,000,000   $500,000    $637,500   $2,000,000
                               ----------   --------    --------   ----------
Total assets.................. $1,000,000   $500,000    $637,500   $2,000,000
                               ==========   ========    ========   ==========
LIABILITIES AND STOCKHOLDERS'
 (DEFICIT) EQUITY
Current liabilities:
 Due to stockholder........... $1,000,000   $500,000    $637,500   $2,000,000
                               ----------   --------    --------   ----------
Total liabilities.............  1,000,000    500,000     637,500    2,000,000
                               ----------   --------    --------   ----------
Total liabilities and
 stockholders' (deficit)
 equity....................... $1,000,000   $500,000    $637,500   $2,000,000
                               ==========   ========    ========   ==========

(A) Records the additional investment of $1 million to acquire an additional 5,333,333 shares that the Company has committed to invest in Blue Rock Avenue.

(B) Records the additional investment of $500,000 to acquire an additional 6,750,000 shares that the Company has committed to invest in bluemercury.

(C) Records the additional investment of $637,500 to acquire an additional 63,750 shares that the Company has committed to invest in Hooey.

(D) Records the additional investment of $2,000,000 to acquire an additional 2,000 shares that the Company has committed to invest in Urban Box Office.

 Pro Forma Statement of Operations Adjustments

                                  Blue Rock                           Urban Box
                                   Avenue    bluemercury    Hooey      Office
                                 Adjustments Adjustments Adjustments Adjustments
                                 ----------- ----------- ----------- -----------
                                      A           B           C           D
                                 ----------- ----------- ----------- -----------
Expenses:
 Equity in loss of investee.....  $(101,946)  $ (35,818)  $(44,723)   $(61,731)
 Goodwill amortization..........   (172,444)   (147,634)   (47,341)     (3,463)
                                  ---------   ---------   --------    --------
 Equity in loss of investees....   (274,390)   (183,452)   (92,064)    (65,194)
                                  ---------   ---------   --------    --------
Total expenses..................  $(274,390)  $(183,452)  $(92,064)   $(65,194)
                                  =========   =========   ========    ========

(A) Records the $101,946 net loss of Blue Rock Avenue. This represents Blue Rock Avenue's net loss prior to the Company's investment (January 5, 1999 (date of inception) through May 14, 1999 (Company's investment date)). If the Company had made its investment in Blue Rock Avenue on January 5, 1999, the amount of our investment in excess of the investee's book value of net assets would have been $1.5 million comprising the stock consideration and direct costs related to the investment of $1.5 million and $15,522, respectively.

                                  E2ENET, INC.
                        (a development stage enterprise)

  Notes to Unaudited Pro Forma Combined Financial Statements--(continued)

   Amortization expense for the period of January 5, 1999 to May 14, 1999 is $172,444. Amortization expense of $67,416 subsequent to May 14, 1999 is recorded in the historical financial statements of the Company.

(B) Records the $35,818 net loss of bluemercury. This represents bluemercury's net loss prior to the Company's investment (February 16, 1999 (date of inception) through May 14, 1999 (Company's investment date)). If the Company had made its investment in bluemercury on February 16, 1999, the amount of our investment in excess of the investee's book value of net assets would have been $1.8 million comprising the stock consideration and direct costs related to the investment of $1.8 million and $20,376, respectively. Amortization expense for the period of February 16, 1999 to May 14, 1999 is $147,634. Amortization expense of $80,409 subsequent to May 14, 1999 is recorded in the historical financial statements of the Company.

(C) Records the $44,723 net loss of Hooey. This represents Hooey's net loss prior to the Company's investment (April 15, 1999 (date of inception) through May 14, 1999 (Company's investment date)). If the Company had made its investment in Hooey on April 15, 1999, the amount of our investment in excess of the investee's book value of net assets would have been $1.8 million comprising the stock consideration and direct costs related to the investment of $1.8 million and $3,845, respectively. Amortization expense for the period of April 15, 1999 to May 14, 1999 is $47,341. Amortization expense of $80,084 subsequent to May 14, 1999 is recorded in the historical financial statements of the Company.

(D) Records the $61,731 net loss of Urban Box Office. This represents Urban Box Office's net loss prior to the Company's investment (May 11, 1999 (date of inception) through May 14, 1999 (Company's investment date)). If the Company had made its investment in Urban Box Office on May 11, 1999, the amount of our investment in excess of the investee's book value of net assets would have been $2.2 million comprising the stock consideration and direct costs related to the investment of $2.2 million and $15,752, respectively. Amortization expense for the period of May 11, 1999 to May 14, 1999 is $3,463. Amortization expense of $96,919 subsequent to May 14, 1999 is recorded in the historical financial statements of the Company.

3. Probable Acquisition and Investment

 Investment in Buyline.net

   Concurrent with the completion of the initial public offering, the Company will acquire 80% of the outstanding common stock of Buyline.net for $12 million in cash. Since the Company will own the majority of Buyline.net's outstanding common stock, Buyline.net's financial statements will be consolidated with the Company.

 Acquisition of MEI

   Concurrent with the closing of the Company's initial public offering, the Company will acquire all of the capital stock of MEI. The acquisition of MEI will be accounted for using the purchase method of accounting.

   The following table sets forth the consideration to be paid in cash for the investment in Buyline.net and to the stockholders of MEI. The entire excess purchase price has been preliminarily allocated to goodwill.

                                  E2ENET, INC.
                        (a development stage enterprise)

  Notes to Unaudited Pro Forma Combined Financial Statements--(continued)


                                                                       Useful
                                               Total                     Life
                                           Consideration   Goodwill   (in years)
                                           ------------- ------------ ---------
Buyline.net...............................   12,000,000     2,458,602      3
MEI.......................................   24,000,000    25,811,931      3
                                           ------------  ------------
                                           $ 36,000,000  $ 28,270,533
                                           ============  ============

  . Buyline.net's goodwill represents the Company's purchase consideration in excess of the Company's 80% ownership interest of the fair value of Buyline.net's net assets (an accumulated deficit of $73,253) on a post-investment basis.

  . MEI's goodwill represents the Company's purchase consideration in excess of the fair value of MEI's net assets (an accumulated deficit of $9.2 million) giving effect to the redemption of MEI's mandatorily redeemable securities of $7.4 million.

4. Unaudited Pro Forma Combined Statements of Operations Adjustments for Consolidated Investments

   The following tables summarize unaudited adjustments to the pro forma combined statements of operations:

   For the period ended December 31, 1998:

                                                                     Pro Forma
                                                                    Adjustments
                                                                    -----------
                                                                         A
                                                                    -----------
       Goodwill amortization....................................... $ 8,603,977
                                                                    -----------

(A) Reflects the amortization over a period of three years of the $25,811,931 of goodwill to be recorded as a result of the probable acquisition of MEI.

   For the period ended June 30, 1999:

                                                                           Pro Forma
                               Purchasing Accounting                       Financing    Offering
                                    Adjustments                           Adjustments  Adjustments
                          ---------------------------------   Pro Forma   -----------  -----------
                              A           B           C      Adjustments       D            E
                          ---------  -----------  ---------  -----------  -----------  -----------
Goodwill amortization...  $      --  $ 4,301,989  $ 138,031  $ 4,440,020  $        --  $        --
                          ---------  -----------  ---------  -----------  -----------  -----------
Loss from operations....         --   (4,301,989)  (138,031)  (4,440,020)          --           --
Interest expense........         --           --         --           --    1,970,149    1,969,543
                          ---------  -----------  ---------  -----------  -----------  -----------
Loss before income
 taxes..................         --   (4,301,989)  (138,031)  (4,440,020)  (1,970,149)  (1,969,543)
Accretion on mandatorily
 redeemable securities..   (100,621)          --         --     (100,621)
                          ---------  -----------  ---------  -----------  -----------  -----------
Net loss available to
 common stockholders....  $(100,621) $(4,301,989) $(138,031) $(4,540,641) $(1,970,149) $(1,969,543)
                          =========  ===========  =========  ===========  ===========  ===========

(A) In May 1999, MEI issued 943,396 shares of mandatorily redeemable common stock for $.53 per share to a vendor in connection with a software license agreement. The

                                 E2ENET, INC.
                       (a development stage enterprise)

 Notes to Unaudited Pro Forma Combined Financial Statements--(continued)

   mandatorily redeemable common stock is redeemable at a redemption price of up to $.64 per share. Through June 30, 1999, MEI accreted $3,153 of the mandatorily redeemable stock. At the completion of the Company's acquisition of MEI, the holder of the mandatorily redeemable common stock is expected redeem the mandatorily redeemable common stock. The pro forma adjustment reflects the accretion of the mandatorily redeemable common stock up to the redemption price of $0.64 per share.

(B) Reflects the amortization of the goodwill to be recorded as a result of the probable acquisition of MEI over a period of three years.

(C) Reflects the amortization expense to be recorded as a result of the probable investment in Buyline.net for the period from Buyline.net's date of inception to the probable investment date of the intangible asset. Additionally, the adjustment includes the amortization of the goodwill over a period of three years.

(D) Reflects the interest expense for the beneficial conversion feature relating to the Convertible Notes that were issued in September 1999. This charge represents the difference between the Convertible Notes' conversion price and the fair value of the stock at the time the Convertible Notes were issued.

(E) Reflects the amortization of the discount on the Convertible Notes of $1.97 million. The discount on the Convertible Notes is related to the allocation of the proceeds between the relative fair values of the common stock warrants and the Convertible Notes.

                               E2ENET, INC.

                     (a development stage enterprise)

 Notes to Unaudited Pro Forma Combined Financial Statements--(continued)

5. Unaudited Pro Forma Combined Balance Sheet Adjustments for Consolidated Investments and Initial Public Offering

  The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                                                Pro Forma
                                                                                Financing
                         Purchase Accounting Adjustments                       Adjustments
                   ----------------------------------------------  Pro Forma   -----------
                        A          B           C           D      Adjustments       E
                   -----------  --------  -----------  ---------- -----------  -----------
Assets
Current assets:
 Cash and cash
  equivalents....  $        --  $     --  $        --  $       -- $        --  $ 4,000,000
                   -----------  --------  -----------  ---------- -----------  -----------
 Total current
  assets.........           --        --           --          --          --    4,000,000
                   -----------  --------  -----------  ---------- -----------  -----------
Deferred offering
 costs...........           --        --           --          --          --           --
Goodwill, net....           --        --   25,811,931   2,458,602  28,270,533           --
                   -----------  --------  -----------  ---------- -----------  -----------
 Total assets....  $        --  $     --  $25,811,931  $2,458,602 $28,270,533  $ 4,000,000
                   ===========  ========  ===========  ========== ===========  ===========
Liabilities and
 Stockholders'
 (Deficit) Equity
 Accounts
  payable........  $        --  $     --  $        --  $       -- $        --  $        --
 Payable to
  shareholders of
  MEI............   24,000,000        --           --          --  24,000,000           --
                   -----------  --------  -----------  ---------- -----------  -----------
 Total current
  liabilities....   24,000,000        --           --          --  24,000,000           --
Minority interest
 in subsidiary...           --        --           --   2,385,349   2,385,349           --
Convertible note
 payable.........           --        --           --          --          --    2,030,457
Due to
 stockholder.....           --        --           --          --          --           --
                   -----------  --------  -----------  ---------- -----------  -----------
 Total
  liabilities....   24,000,000        --           --   2,385,349  26,385,349    2,030,457
                   -----------  --------  -----------  ---------- -----------  -----------
Mandatorily
 redeemable
 convertible
 preferred
 stock...........           --        --   (6,870,612)         --  (6,870,612)          --
Mandatorily
 redeemable
 common stock....           --   100,621     (603,774)         --    (503,153)          --
                   -----------  --------  -----------  ---------- -----------  -----------
Total mandatorily
 redeemable
 securities......           --   100,621   (7,474,386)         --  (7,373,765)          --
                   -----------  --------  -----------  ---------- -----------  -----------
Stockholders'
 (deficit)
 equity:
 Common stock....           --        --      (54,402)         --     (54,402)          --
 Capital in
  excess of
  par value......  (24,000,000)       --   23,791,484          --    (208,516)   3,939,692
 Deferred
  compensation...           --        --      370,704          --     370,704           --
 Accumulated
  deficit........           --  (100,621)   9,178,531          --   9,077,910           --
 Deficit
  accumulated
  during
  development
  stage..........           --        --           --      73,253      73,253   (1,970,149)
                   -----------  --------  -----------  ---------- -----------  -----------
Total
 stockholders'
 (deficit)
 equity..........  (24,000,000) (100,621)  33,286,317      73,253   9,258,949    1,969,543
                   -----------  --------  -----------  ---------- -----------  -----------
Total liabilities
 and
 stockholders'
 (deficit)
 equity..........  $        --  $     --  $25,811,931  $2,458,602 $28,270,533  $ 4,000,000
                   ===========  ========  ===========  ========== ===========  ===========
                           Offering Adjustments
                   ----------------------------------------  Offering
                        F             G             H       Adjustments
                   ------------- ------------- ------------ ------------
Assets
Current assets:
 Cash and cash
  equivalents....  $130,000,000  $(24,000,000) $(7,547,560) $98,452,440
                   ------------- ------------- ------------ ------------
 Total current
  assets.........   130,000,000   (24,000,000)  (7,547,560)  98,452,440
                   ------------- ------------- ------------ ------------
Deferred offering
 costs...........      (586,439)           --           --     (586,439)
Goodwill, net....            --            --           --           --
                   ------------- ------------- ------------ ------------
 Total assets....  $129,413,561  $(24,000,000) $(7,547,560) $97,866,001
                   ============= ============= ============ ============
Liabilities and
 Stockholders'
 (Deficit) Equity
 Accounts
  payable........  $ 10,513,561  $         --  $        --  $10,513,561
 Payable to
  shareholders of
  MEI............            --   (24,000,000)          --  (24,000,000)
                   ------------- ------------- ------------ ------------
 Total current
  liabilities....    10,513,561   (24,000,000)          --  (13,486,439)
Minority interest
 in subsidiary...            --            --           --           --
Convertible note
 payable.........            --            --   (2,030,457)  (2,030,457)
Due to
 stockholder.....            --            --   (7,547,560)  (7,547,560)
                   ------------- ------------- ------------ ------------
 Total
  liabilities....    10,513,561   (24,000,000)  (9,578,017) (23,064,456)
                   ------------- ------------- ------------ ------------
Mandatorily
 redeemable
 convertible
 preferred
 stock...........            --            --           --           --
Mandatorily
 redeemable
 common stock....            --            --           --           --
                   ------------- ------------- ------------ ------------
Total mandatorily
 redeemable
 securities......            --            --           --           --
                   ------------- ------------- ------------ ------------
Stockholders'
 (deficit)
 equity:
 Common stock....       100,000            --        4,592      104,592
 Capital in
  excess of
  par value......   118,800,000            --    3,995,408  122,795,408
 Deferred
  compensation...            --            --           --           --
 Accumulated
  deficit........            --            --           --           --
 Deficit
  accumulated
  during
  development
  stage..........            --            --   (1,969,543)  (1,969,543)
                   ------------- ------------- ------------ ------------
Total
 stockholders'
 (deficit)
 equity..........   118,900,000            --    2,030,457  120,930,457
                   ------------- ------------- ------------ ------------
Total liabilities
 and
 stockholders'
 (deficit)
 equity..........  $129,413,561  $(24,000,000) $(7,547,560) $97,866,001
                   ============= ============= ============ ============

                                  E2ENET, INC.
                        (a development stage enterprise)

  Notes to Unaudited Pro Forma Combined Financial Statements--(continued)

(A) Records the liability for probable consideration to be paid to the stockholders of MEI.

(B) In May 1999, MEI issued 943,396 shares of mandatorily redeemable common stock for $0.53 per share to a vendor in connection with a software license agreement. The mandatorily redeemable common stock is redeemable at a redemption price of up to $.64 per share. Through June 30, 1999, MEI accreted $3,153 of the mandatorily redeemable stock. At the completion of the Company's acquisition of MEI, the holder of the mandatorily redeemable common stock is expected to redeem the mandatorily redeemable common stock. The pro forma adjustment reflects the accretion of the mandatorily redeemable common stock up to the redemption price of $.64 per share.

(C) Reflects the Company's acquisition of 100% of the capital stock of MEI consisting of $24,000,000 in cash and the recognition of the excess purchase price over the fair value of the net assets that has been allocated to goodwill.

(D) Reflects the goodwill and minority interest recorded for the Company's probable investment (including the exercise of the option to acquire additional shares) of 80% of the common stock of Buyline.net for $12,000,000 in cash. The minority interest has been assigned a value representing 20% of Buyline.net's pro forma net assets.

(E) Reflects the Company's September 1999 issuance of the $4 million Convertible Notes that are convertible into shares of the Company's common stock automatically upon the initial public offering or at the option of the holder. The holders of the Convertible Notes also received 400,000 warrants resulting in a discount from the note's face value of $1.97 million. Based on the relative fair market values, $2.03 million and $1.97 million have been assigned to the Convertible Notes and warrants, respectively. The conversion rate of the Convertible Notes is $8.71 per share that is reduced to 67% of the price per share of the Company's initial public offering if the offering price is lower than $13 per share. The pro forma adjustment reflects $1.97 million in interest expense recorded for the beneficial conversion feature of the Convertible Notes (difference between assumed initial public offering price of $13 and conversion rate of $8.71).

(F) Records the cash proceeds from the issuance of shares of the Company's common stock at an assumed initial public offering price of $13 per share, net of estimated offering costs. Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees, and printing expenses. $586,439 of these costs has been recorded in the historical accounts as deferred offering costs. Upon the initial public offering, deferred offering costs will be reclassified as a reduction to capital in excess of par value.

(G) Records the cash consideration in connection with the investment in Buyline.net and acquisition of MEI.

(H) Records the repayment of the promissory note due to stockholder of $7,547,560 that is payable at the earlier of the initial public offering or on demand after December 31, 2000. In addition, this adjustment reflects the conversion of the Convertible Notes into 459,242 shares of common stock based on the assumed initial offering price of $13 per share, and the amortization of the discount on the Convertible Notes.

                                  E2ENET, INC.
                        (a development stage enterprise)

  Notes to Unaudited Pro Forma Combined Financial Statements--(continued)

6. Unaudited Pro Forma Combined Statements of Operations Adjustments

   In addition to the shares that are reflected in the historical financial statements, the shares used in computing the pro forma combined net loss per share reflect the weighted-average of the 1,985,112 shares necessary to fund the MEI acquisition as if these pro forma shares were issued on January 1, 1998, the 992,556 shares necessary to fund the investment in Buyline.net as if these shares were issued on May 18, 1999 (Buyline.net's date of inception) and the 624,281 shares necessary to repay the promissory note due to stockholder, as if those shares were issued on May 14, 1999 or as of the respective inception date of Blue Rock Avenue, bluemercury, Hooey and Urban Box Office, all assuming $12.09 of net proceeds to be received per common share.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of MEI Software Systems, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of MEI Software Systems, Inc. and its subsidiary as of December 31, 1997 and 1998 and June 30, 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 and the six months in the period ended June 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP

McLean, VA

August 30, 1999, except for Note 3 and Note 17 which are as of September 16,
1999

                           MEI SOFTWARE SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                              December 31,          June 30,
                                         ------------------------  -----------
                                            1997         1998         1999
                                         -----------  -----------  -----------
                 Assets
Current assets:
  Cash and cash equivalents............. $   351,035  $ 1,267,950  $   580,851
  Accounts receivable, net..............   1,144,139    2,067,442    2,904,003
  Prepaid and other current assets......      15,319       40,373      162,888
                                         -----------  -----------  -----------
    Total current assets................   1,510,493    3,375,765    3,647,742
  Property and equipment, net...........     184,879      546,773      582,134
  Software license......................          --           --      479,117
  Other assets..........................       5,924      226,089      311,346
                                         -----------  -----------  -----------
    Total assets........................ $ 1,701,296  $ 4,148,627  $ 5,020,339
                                         ===========  ===========  ===========
  Liabilities, Mandatorily Redeemable
  Securities and Stockholders' Deficit
Current liabilities:
  Line of credit........................ $        --  $   800,000  $ 1,000,000
  Accounts payable......................     190,716      836,808      756,459
  Accrued expenses......................   1,454,047      910,205      686,004
  Deferred revenue......................   1,816,218    2,798,903    3,990,478
  Current portion of capital lease
   obligations..........................      30,964       72,557       83,838
  Notes payable.........................          --       15,620       15,620
  Related party debt....................     209,638           --           --
                                         -----------  -----------  -----------
    Total current liabilities...........   3,701,583    5,434,093    6,532,399
Deferred rent...........................          --           --      159,300
Capital lease obligations, net of
 current portion........................       4,427      151,167      140,571
                                         -----------  -----------  -----------
    Total liabilities...................   3,706,010    5,585,260    6,832,270
                                         -----------  -----------  -----------
Commitments and contingencies
Mandatorily redeemable securities:
  Mandatorily redeemable convertible
   preferred stock; $.10 par value;
   7,063,718, 9,965,667 and 9,965,667
   shares issued and outstanding
   (liquidation preference $6,906,363)..   4,711,036    6,592,218    6,870,612
  Mandatorily redeemable common stock;
   $.01 par value; 943,396 shares issued
   and outstanding......................          --           --      503,153
                                         -----------  -----------  -----------
    Total mandatorily redeemable
     securities.........................   4,711,036    6,592,218    7,373,765
                                         -----------  -----------  -----------
Stockholders' deficit:
  Common stock, Class A; $.01 par value;
   50,000 shares authorized; 41,500, 0
   and 0 shares issued and outstanding..         415           --           --
  Common stock, Class B; $.01 par value;
   18,500,000 shares authorized;
   3,507,000, 0 and 0 shares issued and
   outstanding..........................      35,070           --           --
  Common stock; $.01 par value;
   25,000,000 shares authorized; 0,
   4,185,341, and 5,440,258 shares
   issued and outstanding...............          --       41,853       54,402
  Additional paid-in-capital............          --      109,363      208,516
  Deferred compensation.................          --     (254,025)    (370,704)
  Accumulated deficit...................  (6,751,235)  (7,926,042)  (9,077,910)
                                         -----------  -----------  -----------
    Total stockholders' deficit.........  (6,715,750)  (8,028,851)  (9,185,696)
                                         -----------  -----------  -----------
    Total liabilities, mandatorily
     redeemable securities and
     stockholders' deficit.............. $ 1,701,296  $ 4,148,627  $ 5,020,339
                                         ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           MEI SOFTWARE SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                    December 31,               Six months ended June 30,
                          -----------------------------------  ----------------------------
                             1996        1997        1998          1998           1999
                          ----------  ----------  -----------  ----------------------------
                                                               (unaudited)
Revenue.................  $3,950,054  $5,714,282  $ 9,299,237  $  4,029,971   $   6,140,540
                          ----------  ----------  -----------  ------------   -------------
Cost of revenue:
  License fees, services
   and support..........   2,794,403   3,060,761    5,323,025     2,227,478       3,808,869
  Provision for contract
   losses...............     289,925     710,475           --            --              --
                          ----------  ----------  -----------  ------------   -------------
    Total cost of
     revenues...........   3,084,328   3,771,236    5,323,025     2,227,478       3,808,869
                          ----------  ----------  -----------  ------------   -------------
Gross profit............     865,726   1,943,046    3,976,212     1,802,493       2,331,671
Operating expenses:
  Sales and marketing...     402,281     497,631    1,268,628       655,334       1,013,006
  Research and
   development..........     471,579   1,147,797    1,990,079       843,822       1,251,568
  General and
   administrative.......     391,097     692,355    1,646,903       729,355         917,572
  Compensation expense
   on employee stock
   options..............          --          --      163,290       120,273         264,021
                          ----------  ----------  -----------  ------------   -------------
    Total operating
     expenses...........   1,264,957   2,337,783    5,068,900     2,348,784       3,446,167
                          ----------  ----------  -----------  ------------   -------------
Loss from operations....    (399,231)   (394,737)  (1,092,688)     (546,291)     (1,114,496)
  Other income..........          --     181,425           --            --              --
  Interest expense......     (62,390)    (29,279)     (82,119)      (24,915)        (37,372)
                          ----------  ----------  -----------  ------------   -------------
Net loss................    (461,621)   (242,591)  (1,174,807)     (571,206)     (1,151,868)
Accretion on mandatorily
 redeemable securities..    (364,077)   (363,626)    (364,188)     (181,838)       (281,547)
                          ----------  ----------  -----------  ------------   -------------
Net loss available to
 common stockholders....  $ (825,698) $ (606,217) $(1,538,995) $   (753,044)  $  (1,433,415)
                          ==========  ==========  ===========  ============   =============
Net loss per common
 share (basic and
 diluted):                $    (0.23) $    (0.17) $     (0.38) $      (0.19)  $       (0.32)
                          ==========  ==========  ===========  ============   =============
Shares used in computing
 per share amounts
 (basic and diluted):      3,543,379   3,543,705    4,028,185     4,027,199       4,457,635
                          ==========  ==========  ===========  ============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                           MEI SOFTWARE SYSTEMS, INC.

        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                  Common Stock,       Common Stock,                                                              Total
                     Class A             Class B           Common Stock    Additional Deferred     Accumu-      Stock-
                  ---------------  --------------------  -----------------  Paid-in    Compen-      lated      holders'
                  Shares   Amount    Shares     Amount    Shares   Amount   Capital    sation      Deficit      Deficit
                  -------  ------  ----------  --------  --------- ------- ---------- ---------  -----------  -----------
Balance at
 January 1,
 1996............  41,500  $ 415    3,501,000  $ 35,010         -- $    --  $     --  $      --  $(5,319,410) $(5,283,985)
 Exercise of
  stock options..      --     --        1,000        10         --      --        90         --           --          100
 Accretion of
  preferred stock
  redemption
  price..........      --     --           --        --         --      --        --         --      (10,038)     (10,038)
 Accretion of
  cumulative
  preferred
  dividends......      --     --           --        --         --      --       (90)        --     (353,949)    (354,039)
 Net loss........      --     --           --        --         --      --        --         --     (461,621)    (461,621)
                  -------  -----   ----------  --------  --------- -------  --------  ---------  -----------  -----------
Balance at
 December 31,
 1996............  41,500    415    3,502,000    35,020         --      --        --         --   (6,145,018)  (6,109,583)
 Exercise of
  stock options..      --     --        5,000        50         --      --        --         --           --           50
 Accretion of
  preferred stock
  redemption
  price..........      --     --           --        --         --      --        --         --       (9,587)      (9,587)
 Accretion of
  cumulative
  preferred
  dividends......      --     --           --        --         --      --        --         --     (354,039)    (354,039)
 Net loss........      --     --           --        --         --      --        --         --     (242.591)    (242,591)
                  -------  -----   ----------  --------  --------- -------  --------  ---------  -----------  -----------
Balance at
 December 31,
 1997............  41,500    415    3,507,000    35,070         --      --        --         --   (6,751,235)  (6,715,750)
 Exercise of
  stock options..      --     --       12,000       120         --      --        --         --           --          120
 Issuance of
  common stock
  for business
  acquisition....      --     --      624,841     6,248         --      --    56,236         --           --       62,484
 Conversion of
  Class A and
  Class B common
  stock to Common
  Stock.......... (41,500)  (415)  (4,143,841)  (41,438) 4,185,341  41,853        --         --           --           --
 Grant of
  employee stock
  options below
  fair market
  value..........      --     --           --        --         --      --   315,315   (315,315)          --           --
 Record
  compensation
  expense on
  variable plan
  stock options..      --     --           --        --         --      --   102,000         --           --      102,000
 Amortization of
  deferred
  compensation...      --     --           --        --         --      --        --     61,290           --       61,290
 Accretion of
  preferred stock
  redemption
  price..........      --     --           --        --         --      --    (9,636)        --           --       (9,636)
 Accretion of
  cumulative
  preferred
  dividends......      --     --           --        --         --      --  (354,552)        --           --     (354,552)
 Net loss........      --     --           --        --         --      --        --         --   (1,174,807)  (1,174,807)
                  -------  -----   ----------  --------  --------- -------  --------  ---------  -----------  -----------
Balance at
 December 31,
 1998............      --     --           --        --  4,185,341  41,853   109,363   (254,025)  (7,926,042)  (8,028,851)
 Exercise of
  stock options..      --     --           --        --  1,254,917  12,549        --         --           --       12,549
 Grant of
  employee stock
  options below
  fair market
  value..........      --     --           --        --         --      --   167,700   (167,700)          --           --
 Record
  compensation
  expense on
  variable plan
  options........      --     --           --        --         --      --   213,000         --           --      213,000
 Amortization of
  deferred
  compensation...      --     --           --        --         --      --        --     51,021           --       51,021
 Accretion of
  redemption
  price on
  mandatorily
  redeemable
  convertible
  preferred
  stock..........      --     --           --        --         --      --    (9,093)        --           --       (9,093)
 Accretion of
  cumulative
  dividends on
  mandatorily
  redeemable
  convertible
  preferred
  stock..........      --     --           --        --         --      --  (269,301)        --           --     (269,301)
 Accretion of
  redemption
  price on
  mandatorily
  redeemable
  common stock...      --     --           --        --         --      --    (3,153)        --           --       (3,153)
 Net loss........      --     --           --        --         --      --        --         --   (1,151,868)  (1,151,868)
                  -------  -----   ----------  --------  --------- -------  --------  ---------  -----------  -----------
Balance at June
 30, 1999........      --  $  --           --  $     --  5,440,258 $54,402  $208,516  $(370,704) $(9,077,910) $(9,185,696)
                  =======  =====   ==========  ========  ========= =======  ========  =========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           MEI SOFTWARE SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               Six months ended
                                  December 31,                     June 30,
                         ---------------------------------  -----------------------
                           1996       1997        1998         1998        1999
                         ---------  ---------  -----------  ----------- -----------
                                                            (unaudited)
Operating activities:
Net loss...............  $(461,621) $(242,591) $(1,174,807)  $(571,206) $(1,151,868)
 Adjustments to
  reconcile net loss to
  net cash provided by
  (used in) operating
  activities:
 Depreciation and
  amortization.........    109,420     85,978      198,068      89,071      164,029
 Provision for
  allowance for
  doubtful accounts....    (27,850)    15,000       86,844      10,774       49,680
 Loss on disposal of
  fixed assets.........         --         --           --          --       57,877
 Provision for contract
  loss.................    289,925    710,475           --          --           --
 Gain on purchase
  liability
  settlement...........         --   (124,180)          --          --           --
 Gain on shares
  received from
  insurance company
  demutualization......         --    (49,568)          --          --           --
 Gain on sale of
  investment...........         --     (7,677)          --          --           --
 Amortization of
  compensation
  expense..............         --         --      163,290     120,273      264,021
 Changes in assets and
  liabilities:
  Accounts receivable..    136,556   (330,974)  (1,010,147)   (233,375)    (886,241)
  Prepaids and other
   current assets......     46,655     15,180      (25,054)    (34,078)    (122,515)
  Other assets.........     31,644        993      (33,201)    (22,923)    (126,832)
  Accounts payable.....   (252,605)       176      486,532      93,997      (80,349)
  Accrued expenses.....   (134,677)    59,968     (478,234)   (356,918)    (224,200)
  Deferred revenue.....    550,699    356,911      982,685     547,040    1,191,575
  Deferred rent........         --         --           --          --      159,300
                         ---------  ---------  -----------   ---------  -----------
   Net cash provided by
    (used in) operating
    activities.........    288,146    489,691     (804,024)   (357,345)    (705,523)
                         ---------  ---------  -----------   ---------  -----------
Cash flows from
 investing activities:
 Purchase of property
  and equipment........    (41,509)  (117,841)    (237,369)   (141,092)    (157,376)
 Sale of investment....         --     57,245           --          --           --
 Acquisition costs.....         --         --      (30,495)    (30,495)          --
                         ---------  ---------  -----------   ---------  -----------
   Net cash used in
    investing
    activities.........    (41,509)   (60,596)    (267,864)   (171,587)    (157,376)
                         ---------  ---------  -----------   ---------  -----------
Cash flows from
 financing activities:
 Proceeds from issuance
  of mandatorily
  redeemable
  convertible preferred
  stock................         --         --    1,250,000          --           --
 Costs incurred in
  connection with the
  issuance of
  mandatorily
  redeemable
  convertible preferred
  stock................         --         --      (21,039)         --           --
 Proceeds from exercise
  of stock options.....        100         50          120          60       12,549
 Borrowings on line of
  credit...............         --         --      800,000     425,000      200,000
 Issuance of note
  payable..............         --         --       15,620      15,620           --
 Payments on related
  party debt...........   (150,249)   (41,652)      (9,638)     (9,638)          --
 Payments on purchased
  software liability...         --    (22,500)          --          --           --
 Principal payments on
  capital lease
  obligations..........   (121,227)   (26,350)     (46,260)    (10,422)     (36,749)
                         ---------  ---------  -----------   ---------  -----------
   Net cash (used in)
    provided by
    financing
    activities.........   (271,376)   (90,452)   1,988,803     420,620      175,800
                         ---------  ---------  -----------   ---------  -----------
Net increase (decrease)
 in cash and cash
 equivalents...........    (24,739)   338,643      916,915    (108,312)    (687,099)
Cash and cash
 equivalents at
 beginning of period...     37,131     12,392      351,035     351,035    1,267,950
                         ---------  ---------  -----------   ---------  -----------
Cash and cash
 equivalents at end of
 period................  $  12,392  $ 351,035  $ 1,267,950   $ 242,723  $   580,851
                         =========  =========  ===========   =========  ===========
Cash paid for
 interest..............  $  38,390  $   5,280  $    44,874   $   9,721  $    28,463
                         =========  =========  ===========   =========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           MEI SOFTWARE SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

   MEI Software Systems, Inc. and its subsidiary ("the Company") was incorporated in the state of Delaware in 1975. The Company provides association management software systems and Internet tools to trade associations and other not-for-profit organizations. The Company's products are marketed as a combination of membership management applications, accounting applications Internet tools and services including system installation, customization, modification, maintenance and training.

2. Summary of Significant Accounting Policies

 Basis of consolidation

   The accompanying consolidated financial statements include those of MEI Software Systems, Inc. and its subsidiary, after elimination of all significant intercompany accounts and transactions.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

   In 1998, the Company adopted SOP 97-2 "Software Revenue Recognition" and SOP 98-4 "Deferral of the Effective Date of a Provision of SOP 97-2," which did not significantly affect existing revenue recognition policies.

   The Company enters into arrangements to deliver software licenses that also provide for services, usually billed on a time and materials basis. License revenue is recognized using the percentage of completion method of accounting.

   Services consist of fees for system requirements definition, system design and analysis, customization and installation services, system enhancements, maintenance and training. Services revenue is recognized as the services are performed, primarily on a time and materials basis. Revenue from maintenance contracts is recognized ratably over the maintenance period. When appropriate, a portion of the license fee is identified as maintenance and recognized accordingly.

   Revenue on fixed price contracts is recognized using the percentage-of-completion method and is comprised of the portion of expected total contract earnings represented by

                           MEI SOFTWARE SYSTEMS, INC.

actual costs incurred to date as a percentage of the contract's total estimated costs at completion. Provisions for anticipated contract losses are recognized at the time that they become evident.

   Deferred revenue relates primarily to license fee revenue, which has been paid by the customers prior to the recognition of revenue.

   Cost of revenue is comprised primarily of salaries and related benefits and provision for contract losses.

 Software development costs

   Software development expenditures incurred prior to the development of technological feasibility are expensed to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, to date, all software development costs have been expensed.

 Cash and cash equivalents

   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 1997, December 31, 1998 and June 30, 1999, the Company maintained a cash balance with a financial institution that exceeded the $100,000 federally insured limit.

 Unbilled receivables

   Unbilled receivables result from revenue that has been earned but not yet billed. The unbilled receivables can be invoiced at contractually defined intervals or milestones, as well as upon completion of the contract.

 Property and equipment

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years for computer equipment and software, seven years for furniture and fixtures, and the shorter of the useful life or term of the lease for leasehold improvements. Upon retirement or disposition of property and equipment, the related gain or loss is reflected in the statement of operations.

                           MEI SOFTWARE SYSTEMS, INC.

 Income taxes

   The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. A valuation allowance is recorded to reduce tax assets to an amount whose realization is more likely than not.

 Comprehensive income

   The Company does not have any components of comprehensive income other than net loss.

 Segment disclosures

   During 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information ("SFAS 131")." This statement changes the way companies report information about segments of their business in the financial statements. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company currently operates in one industry and geographic segment. Accordingly, the adoption of SFAS No. 131 did not have a material effect on the current reporting or disclosure requirements.

 Accounting for stock-based compensation

   The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related Interpretations. Under APB 25, compensation cost is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price of the option granted. Compensation costs for stock options, if any, is recognized ratably over the vesting period.

 Concentrations of credit risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company limits the amount of investment exposure in any one financial instrument and does not have any foreign currency investments nor does it accept payment from customers in foreign currency. The Company sells products and services to various companies in one primary industry without requiring collateral. However, the Company routinely assesses the financial strength of its customers and maintains allowances for anticipated losses.

                           MEI SOFTWARE SYSTEMS, INC.

   There was one customer that represented 10% or more of accounts receivable as of December 31, 1997 and 1998. For the years ended December 31, 1996, 1997 and 1998, there was one customer that represented 10% or more of revenue. There was one customer that represented 10% or more of accounts receivable as of June 30, 1999 and 10% or more of revenue for the period then ended.

 Net loss per share

   Basic earnings per share is computed based on the weighted average number of outstanding shares of common stock. Diluted earnings per share adjusts the weighted average for the potential dilution that could occur if stock options, warrants or manditorily redeemable securities were exercised or converted into common stock. Diluted earnings per share is the same as basic earnings per share in periods with net losses because the effects of such items are anti-dilutive in those periods.

 Recent accounting pronouncements

   In March, 1998 the American Institute of Certified Public Accountants issued Statement of Position 98-1, ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 is effective for the year ended December 31, 1999. SOP 98-1 provides guidance for the costs of computer software developed or obtained for internal use. The Company adoption of SOP 98-1 did not have a material impact on its financial position or results of operations.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). The statement is effective for the year ended December 31, 2001. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The Company does not expect adoption of this statement to have a material impact on its financial position or results of operations.

 Interim results (unaudited)

   The accompanying statements of operations and of cash flows for the six months ended June 30, 1998 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results of the interim period.

                           MEI SOFTWARE SYSTEMS, INC.

3. Going Concern

   The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As presented in the financial statements during the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1999, the Company incurred losses of ($461,621), ($242,591), ($1,174,807) and (1,151,868), respectively. In addition, the
Company used $804,024 and $705,523 of cash in operating activities for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. These factors among others may indicate that the Company will be unable to meet its obligations as they become due and to continue as a going concern for a reasonable period of time.

   The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As described in Note 7, the Company was not in compliance with the convenants of its line of credit agreement for the year ended December 31, 1998, but a waiver was obtained from the bank for its violations. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its line of credit, to obtain additional financing as may be required, and ultimately to attain profitability.

   The Company signed a definitive acquisition agreement with E2Enet, Inc. during September 1999 to sell the Company for approximately $24,000,000 in cash proceeds (see Note 17). The Company is also actively pursuing additional equity financing through discussions with potential institutional investors.

4. Acquisition

   On March 31, 1998, the Company acquired Phoenix Solutions, Inc. for a purchase price of $92,979, consisting of 624,841 shares of common stock valued at $.10 per share. In connection with the acquisition, the Company incurred $30,495 in acquisition costs. Phoenix Solutions, Inc. develops and provides software solutions to the meetings and membership management industries. The acquisition has been accounted for as a purchase and, accordingly, the results of operations of Phoenix Solutions, Inc. have been included in the accompanying statement of operations since the date of the acquisition.

                           MEI SOFTWARE SYSTEMS, INC.

   The net identifiable assets acquired were assigned a portion of the consideration based upon their estimated fair values at March 31, 1998 as follows:

   Property and equipment............................................ $  41,805
   Goodwill..........................................................   249,451
   Accounts payable and accrued expenses.............................  (159,559)
   Other assumed liabilities.........................................   (38,718)
                                                                      ---------
     Total consideration............................................. $  92,979
                                                                      =========

   The goodwill is being amortized over its estimated useful life of 3 years. For the year ended December 31, 1998 and the six months ended June 30, 1999, the Company recognized $62,488 and $41,575 of amortization expense, respectively.

   The following unaudited pro forma results of operations for the year ended December 31, 1997 and 1998 are presented as though Phoenix Solutions, Inc. had been acquired in the beginning of 1997 and 1998:

                                                           1997        1998
                                                        ----------  -----------
   Revenue............................................. $5,985,370  $ 9,570,680
   Net loss............................................   (661,225)  (1,564,495)
   Earnings per share:
     Basic and diluted................................. $    (0.19) $     (0.39)
                                                        ==========  ===========

   The pro forma results of operations are not necessarily indicative of the results that would have occurred had the Phoenix Solutions, Inc. acquisition been consummated as of January 1, 1997 or 1998, nor are they necessarily indicative of future operating results.

5. Accounts Receivable

   Accounts receivable as of December 31, 1997, December 31, 1998 and June 30, 1999 consists of the following:

                                               1997        1998        1999
                                            ----------  ----------  ----------
   Billed receivables...................... $  803,844  $1,753,713  $2,063,205
   Unbilled receivables....................    400,295     460,573   1,037,322
                                            ----------  ----------  ----------
                                             1,204,139   2,214,286   3,100,527
   Less allowance for doubtful accounts....    (60,000)   (146,844)   (196,524)
                                            ----------  ----------  ----------
   Accounts receivable, net................ $1,144,139  $2,067,442  $2,904,003
                                            ==========  ==========  ==========

                           MEI SOFTWARE SYSTEMS, INC.

6. Property and Equipment

   Property and equipment as of December 31, 1997, December 31, 1998 and June 30, 1999 consists of the following:

                                              1997        1998        1999
                                            ---------  ----------  ----------
   Computer equipment and software......... $ 598,387  $  881,214  $  957,659
   Office equipment, furniture and fix-
    tures..................................   164,973     343,750     427,326
   Leasehold improvements..................    36,780      75,481      34,788
                                            ---------  ----------  ----------
                                              800,140   1,300,445   1,419,773
   Less accumulated depreciation and amor-
    tization...............................  (615,261)   (753,672)   (837,639)
                                            ---------  ----------  ----------
   Property and equipment, net............. $ 184,879  $  546,773  $  582,134
                                            =========  ==========  ==========

   Depreciation and amortization expense was $109,420, $85,978, $135,580 and $101,571 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1999, respectively.

   Property and equipment includes $61,373, $297,428 and $334,861 of equipment acquired with capital leases as of December 31, 1997, December 31, 1998 and June 30, 1999, respectively. Accumulated amortization includes $17,253, $60,452 and $95,582 of accumulated amortization on equipment acquired with capital leases as of December 31, 1997, December 31, 1998 and June 30, 1999, respectively.

7. Debt

 Line of credit

   In March 1998, the Company obtained a $1,000,000 line of credit, subject to certain borrowing base restrictions, maturing on September 12, 1999 (see Note
17). Availability of the funds under the line is also subject to the Company's compliance with certain restrictive covenants; the most restrictive of which imposes restrictions on payment of dividends. As of December 31, 1998 and for certain compliance periods during 1998, the Company was not in compliance with certain of the financial covenants. The Company has obtained a waiver from the financial institution with respect to these covenant violations. In addition, the Company issued to the financial institution 92,308 warrants exercisable at $0.65 per share in connection with these covenant violations. The fair value ascribed to these warrants was insignificant. The line of credit bears interest at the prime rate (7.75% as of December 31, 1998 and June 30, 1999) plus 1.5%. The line is collateralized by a lien on all corporate assets. As of December 31, 1998 and June 30, 1999, $800,000 and $1,000,000 respectively was outstanding under this facility. Interest expense was $40,290 and $31,500 for the year ended December 31, 1998 and the six months ended June 30, 1999.

                           MEI SOFTWARE SYSTEMS, INC.

 Related party debt

  Convertible debt

   In November 1992 and October 1993, the Company issued warrants to purchase 326,389 and 156,250 shares of the Company's Class B common stock at $0.36 per share in connection with the issuance of related party convertible debt. The fair value ascribed to these warrants was insignificant. The related convertible debt was converted into Series B preferred stock in 1994. As of December 31, 1998 and June 30, 1999, 482,639 warrants were exercisable for common stock at $0.36 per share.

   In November 1994 and September 1995, the Company issued convertible debt of $100,000 and $100,000, respectively, to a preferred stockholder. The interest rate on the convertible debt was 12% and the debt was due on demand. As of December 31, 1997, there was $200,000 of convertible debt outstanding plus accrued interest of $88,033. In December 1998, the convertible debt and accrued interest were converted by its terms into 543,458 shares of mandatorily redeemable convertible preferred stock, Series C. Interest expense incurred on the convertible debt was $24,000 for each of the three years ended December 31, 1998.

  Other related party debt

   The Company has issued unsecured notes payable to certain affiliates of the Company. The notes are payable in quarterly installments of $9,831, including annual interest at 10%. As of December 31, 1997, $9,638 of affiliate debt was outstanding. The affiliate debt was repaid during 1998.

 Capital lease obligations

   Future minimum lease payments for assets under non-cancelable capital leases as of June 30, 1999 are as follows:

                                                                         1999
                                                                       --------
   Six months ended December 31, 1999................................. $ 55,767
   2000...............................................................  108,137
   2001...............................................................   77,990
   2002...............................................................   21,851
   Six months ended June 30, 2003.....................................   12,696
                                                                       --------
   Total minimum lease payments.......................................  276,441
   Less amount representing interest..................................  (52,032)
                                                                       --------
   Present value of net minimum lease payments........................  224,409
   Less current portion...............................................  (83,838)
                                                                       --------
   Long term portion.................................................. $140,571
                                                                       ========

8. Mandatorily Redeemable Convertible Preferred Stock

   The Company is authorized to issue 10,013,718 shares of mandatorily redeemable convertible preferred stock divided into three classes, (i) the first class consists of 4,563,718 shares of Series A Mandatorily Redeemable Convertible Preferred Stock (Series A), (ii) the second class consists of 2,500,000 shares of Series B Mandatorily Redeemable Convertible Preferred Stock (Series B) and (iii) the third class consists of 2,950,000 shares of Series C Mandatorily Redeemable Convertible Preferred Stock (Series C) each with a $.10 par value.

   In conjunction with the issuance of the Series A mandatorily redeemable convertible preferred stock in 1993, the Company issued warrants to purchase 312,000 shares of the Company's Class B common stock. The fair value ascribed to these warrants was insignificant. As of December 31, 1998 and June 30, 1999, 312,000 warrants were exercisable for common stock at $0.48 per share.

   In December 1998, a preferred stockholder converted its $200,000 outstanding convertible note and approximately $88,033 of accrued interest into 543,458 shares of Series C preferred stock (Series C) (see Note 7). An additional 943,397 shares of Series C Preferred Stock were issued at $.53 per share for cash proceeds of $500,000 to the existing preferred stockholder and an additional 1,415,094 shares of Series C Preferred Stock were issued at $.53 per share for cash proceeds of $750,000 to new investors. Costs incurred in connection with the issuance of the Series C Preferred Stock were $21,039.

   The mandatorily redeemable convertible redeemable preferred stock activity is summarized as follows:

                                Series C             Series B             Series A               Total
                          -------------------- -------------------- -------------------- ---------------------
                           Shares     Amount    Shares     Amount    Shares     Amount     Shares     Amount
                          --------- ---------- --------- ---------- --------- ---------- ---------- ----------
Balance, December 31,
 1995...................         -- $       -- 2,500,000 $  865,109 4,563,718 $3,118,224  7,063,718 $3,983,333
 Preferred dividends....                              --     90,000        --    264,039         --    354,039
 Accretion of redemption
  price.................                              --      1,258        --      8,780         --     10,038
                          --------- ---------- --------- ---------- --------- ---------- ---------- ----------
Balance, December 31,
 1996...................         --         -- 2,500,000    956,367 4,563,718  3,391,043  7,063,718  4,347,410
 Preferred dividends....         --         --        --     90,000        --    264,039         --    354,039
 Accretion of redemption
  price.................         --         --        --      1,260        --      8,327         --      9,587
                          --------- ---------- --------- ---------- --------- ---------- ---------- ----------
Balance, December 31,
 1997...................         --         -- 2,500,000  1,047,627 4,563,718  3,663,409  7,063,718  4,711,036
 Issuance of shares net
  of issuance costs.....  2,901,949  1,516,994        --         --        --         --  2,901,949  1,516,994
 Preferred dividends....         --        513        --     90,000        --    264,039         --    354,552
 Accretion of redemption
  price.................         --         --        --      1,262        --      8,374         --      9,636
                          --------- ---------- --------- ---------- --------- ---------- ---------- ----------
Balance, December 31,
 1998...................  2,901,949  1,517,507 2,500,000  1,138,889 4,563,718  3,935,822  9,965,667  6,592,218
 Preferred dividends....         --     92,282        --     45,000        --    132,019         --    269,301
 Accretion of redemption
  price.................         --      4,256        --        632        --      4,205         --      9,093
                          --------- ---------- --------- ---------- --------- ---------- ---------- ----------
Balance, June 30, 1999..  2,901,949 $1,614,045 2,500,000 $1,184,521 4,563,718 $4,072,046  9,965,667 $6,870,612
                          ========= ========== ========= ========== ========= ========== ========== ==========
 Liquidation preference
  (exclusive of
  cumulative
  dividends)............            $1,538,033           $  750,000           $2,200,324             4,488,357
 Cumulative dividends...                92,795              437,055            1,888,156             2,418,006
                                    ----------           ----------           ----------            ----------
 Total liquidation
  preference............            $1,630,828           $1,187,055           $4,088,480            $6,906,363
                                    ==========           ==========           ==========            ==========
Authorized shares.......  2,950,000            2,500,000            4,563,718            10,013,718

                           MEI SOFTWARE SYSTEMS, INC.

 Conversion

   Each share of the Series A, B and C preferred stock is convertible into one share of common stock at the option of the holder at any time. The conversion ratio is subject to adjustments for events such as stock splits, stock dividends or an issuance of stock.

   Automatic conversion is required if at any time (1) less than 2,500,000 shares of preferred stock remain outstanding and (2) the Company completes an initial public offering at a per share price of at least $1.59 that results in gross proceeds to the Company of at least $15,000,000.

   At December 31, 1998 and June 30, 1999, the Company had reserved 10,013,718 shares of common stock for the conversion of all classes of preferred stock.

 Liquidation preference

   In the event of any liquidation or winding up of the Company, the holders of the Series A, B and C preferred stock will be entitled to a liquidation preference over the Company's common stock. The liquidation preference equals the original face amount plus any accrued and unpaid dividends. No dividends have been paid through June 30, 1999.

   In the event the amount available for such distribution is insufficient to pay the full liquidation amount, then no amount shall be distributed to the holders of common stock and the assets shall be distributed among the holders of the preferred stock on a pro rata basis based on the holders respective ownership interests. After the payment of the liquidation amount to the holders of preferred stock, any remaining assets shall be distributed to the holders of common stock on a pro rata basis based on the number of shares of common stock held by each shareholder.

 Mandatory redemption

   At any time after June 30, 2001, the holders with a two-thirds majority vote of the then outstanding preferred stock may require the Company to redeem their shares at $0.4821 per share for Series A, $0.30 per share for Series B and $0.53 per share for Series C plus any accrued and unpaid dividends.

 Dividends, voting and other rights

  Dividends

   Cumulative dividends accrue annually at $0.0578573 per share for Series A, $0.036 per share for Series B, and $0.0636 per share for Series C, respectively. Such dividends are payable only (1) as determined by the Board of Directors, (2) upon the liquidation, dissolution, or winding up of the Company or (3) redemption of the preferred stock. No dividends have been paid through June 30, 1999.

                           MEI SOFTWARE SYSTEMS, INC.

  Voting and other rights

   Holders of the preferred stock are entitled to the number of votes which is equal to the number of shares of common stock into which the preferred stock is convertible into. The preferred stockholders vote together with all other classes and series of stock of the Company as a single class on all actions taken by the stockholders of the Company. The holders of the Series A and Series B shares, voting together as one class, shall be entitled to elect two directors of the Company. The holders of the Series C shares shall be entitled to elect one director of the Company. The board of directors is limited to six directors.

   As long as any of the preferred stock remains outstanding, the Company must obtain approval from a majority of the holders of the preferred stock in order to (a) issue additional preferred stock or issue any other class of stock that is on parity or senior to the preferred stock, (b) enter into any transaction for the sale, merger or dissolution of the Company or a disposition of a significant portion of the business, (c) amend, alter or repeal the Company's Certificate of Incorporation or By-laws, (d) pay dividends or repurchase shares on any shares other than the Preferred stock, (e) redeem or otherwise acquire any shares of Preferred stock except as expressly authorized, or (f) change the size of the Board of Directors.

9. Mandatorily Redeemable Common Stock

   In May 1999, the Company entered into a two-year license, royalty and service agreement (the "License Agreement") with a vendor. The agreement provides the Company with a non-exclusive right to use the license. The Company is required to pay cash royalties to the vendor upon attaining $1,666,667 in sales of the product and to purchase a minimum of $500,000 in services from the vendor (see Note 14). In conjunction with the agreement, the Company issued 943,396 shares of mandatorily redeemable common stock at $0.53 per share to the vendor for a software license. The software license is being amortized over the two-year term of the agreement. The Company recognized $20,883 of amortization expense for the six months ended June 30, 1999.

 Mandatory redemption

   For the two years after November 30, 2001, the vendor may require the Company to redeem its shares at a price up to $0.64 per share. The Company is accreting to the redemption price of $0.64 per share over the period from issuance to November 30, 2001 using the effective interest method. The mandatorily redeemable common stock was accreted $3,153 for the six month period ended June 30, 1999.

                           MEI SOFTWARE SYSTEMS, INC.

 Dividends, voting and other rights

   The mandatorily redeemable common stockholders are entitled to the same dividends, voting and other rights as the common stockholders (see Note 10).

10. Common Stock

   The common stockholders are entitled to receive dividends when declared by the Board of Directors and subject to the prior payment of all cumulative preferred stock dividends. Common stockholders are entitled to one vote per share of common stock in matters for which the common stockholders have the right to vote. In the event of liquidation and after satisfaction of preferred stock preferences, any remaining assets then available for payment, distribution or exchange to the holders of the Company's capital stock shall be made to the holders of the common stock on a pro rata basis. For purposes of effecting the conversion of the preferred stock, the Company is required to reserve common stock from its authorized and unissued shares of common stock.

   In December 1998, Class A and Class B common shares were combined on a one for one basis into one class of shares known as Common Stock.

11. Employee Benefit Plan

   The Company sponsors a plan to provide retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the plan provides for tax-deferred salary deductions for eligible employees. The plan provides for Company contributions and the Company contributed $56,105, $76,968, $112,700 and $82,970 to the plan for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1999, respectively.

12. Stock Option Plans

   The Company original stock option plan was adopted in 1992. Options granted under the 1992 Non-Qualified Stock Option Plan (the "1992 Plan") were repriced during 1997 to provide additional incentives to employees, directors and officers. During 1997, options granted under the 1992 Plan were cancelled and new options were issued under the 1997 Plan.

   The Company adopted the 1997 Non-Qualified Stock Option Plan (the "1997 Plan") to provide incentives to employees, directors and officers. The Company has reserved 6,000,000 shares of common stock for issuance under the 1997 Plan. Options under the 1997 Plan may be granted for periods of up to ten years and at prices that may be less than the fair value of the shares on the date of grant as determined by the Board of Directors (the "Board"). Generally, options vest over four or five years on a ratable basis, however, the Board determines the vesting terms for option grants on an individual basis. At December 31, 1998 and June 30, 1999, there are 777,724 and 387,724 options available, respectively, for future grant under the 1997 Plan and no options available for future grant under the 1992 Plan.

                           MEI SOFTWARE SYSTEMS, INC.

   The Company recognizes compensation expense over the vesting period of granted stock options when the estimated fair value of the underlying common stock on the date of grant is in excess of the exercise price of the options. As a result, for certain stock option grants, the Company recorded deferred compensation of $315,315 and $167,700 during the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. This amount was recorded in stockholders' deficit and is being amortized as a charge to operations over the vesting period of the related options. For the year ended December 31, 1998 and the six months ended June 30, 1999, the Company recognized $61,290 and $51,021, respectively, of compensation expense related to these options. In 1998, the Company granted a key executive 300,000 variable stock options which vest upon certain specified performance criteria. For the year ended December 31, 1998 and the six months ended June 30, 1999, the Company recognized $102,000 and $213,000, respectively, of compensation expense related to these options.

   A summary of the status of the 1992 Plan and 1997 Plan is presented below for the three years in the period ended December 31, 1998 and the six months in the period ended June 30, 1999:

                                                          Range of
                                             Number of    Exercise    Options
                                              Options      Price    Exercisable
                                             ----------  ---------- -----------
   Options outstanding at January 1, 1996..     542,500  $0.10-0.48
   Options granted.........................          --          --
   Options exercised.......................      (1,000)       0.10
   Options canceled........................     (61,500)  0.10-0.48
                                             ----------  ----------
   Options outstanding at December 31,
    1996...................................     480,000   0.10-0.48    327,250
                                                                     ---------
   Options granted.........................   1,955,000        0.01
   Options exercised.......................      (5,000)       0.01
   Options canceled........................    (500,000)  0.01-0.48
                                             ----------  ----------
   Options outstanding at December 31,
    1997...................................   1,930,000        0.01    802,083
                                                                     ---------
   Options granted.........................   3,427,943   0.01-0.10
   Options exercised.......................     (12,000)       0.01
   Options canceled........................    (140,667)       0.01
                                             ----------  ----------
   Options outstanding at December 31,
    1998...................................   5,205,276  $0.01-0.10  1,450,085
                                                                     ---------
   Options granted.........................     410,000        0.10
   Options exercised.......................  (1,254,917)       0.01
   Options canceled........................     (20,000)  0.01-0.10
                                             ----------  ----------
   Options outstanding at June 30, 1999....   4,340,359  $0.01-0.10    919,212
                                             ==========  ==========  =========

   As of December 31, 1998 and June 30, 1999, the weighted average remaining contractual life was 8.33 and 8.68 years, respectively, and the weighted-average exercise price was $0.02 and $0.03, respectively, for the outstanding options.

                           MEI SOFTWARE SYSTEMS, INC.

   The Company accounts for its stock-based compensation in accordance with the provision of APB 25. If compensation expense had been recorded based on the fair value at the grant dates for the awards under the 1992 Plan and 1997 Plan consistent with the recognition method prescribed by SFAS 123, the Company's net loss would have been adjusted to the pro forma amounts presented below:

                                          Year         Year      Six months
                                         ended        ended         ended
                                      December 31, December 31,   June 30,
                                          1997         1998         1999
                                      ------------ ------------  -----------
   Net loss available to common
    stockholders:
     As reported.....................  $(606,217)  $(1,538,995)  $(1,433,415)
     Pro forma.......................  $(606,217)  $(1,566,419)  $(1,463,139)
   Loss per common stockholder:
     As reported.....................  $   (0.17)  $     (0.38)  $     (0.32)
     Pro forma.......................  $   (0.17)  $     (0.39)  $     (0.33)

   The weighted average fair value of options granted was $0.00, $0.14 and $0.45 during the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999 respectively. As discussed above, the Company has recognized compensation expense for the year ended December 31, 1998 and the six months ended June 30, 1999 due to the grant of stock options below fair market value in these periods. The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants issued during the two years in the period ended December 31, 1998 and the six months in the period ended June 30, 1999:

                                                          1997    1998    1999
                                                         ------- ------- -------
   Dividend yield.......................................      0%      0%      0%
   Expected volatility..................................      0%      0%      0%
   Risk-free interest rate..............................   5.71%   4.54%   5.81%
   Expected term........................................ 4 years 5 years 5 years

13. Income Taxes

   Deferred taxes assets are comprised of the following at December 31, 1997, December 31, 1998 and June 30, 1999:

                                             1997         1998         1999
                                          -----------  -----------  -----------
   Provision for contract loss........... $   380,152  $   122,911  $    54,350
   Non-cash compensation expense.........         --        62,050      162,378
   Net operating loss....................   1,121,142    1,706,060    2,077,327
   Other.................................      42,882       75,883       94,761
   Less valuation allowance..............  (1,544,176)  (1,966,904)  (2,388,816)
                                          -----------  -----------  -----------
                                          $       --   $       --   $       --
                                          ===========  ===========  ===========

                           MEI SOFTWARE SYSTEMS, INC.

   Management believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that, a full valuation allowance is required. Such factors include the lack of significant history of material profits, recent increases in expense levels to support the Company's growth, the fact that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology, the lack of carryback capacity to realize deferred tax assets and the market uncertainty regarding acceptance of new versions of the Company's software.

   As of December 31, 1997, December 31, 1998 and June 30, 1999, the Company has $2,846,000, $4,385,266, and $5,362,283 of cumulative federal net operating losses, respectively. These amounts will be carried forward to offset future taxable income, subject to ownership change limitations. The net operating loss will begin to expire in 2005.

14. Commitments and Contingencies

 Lease obligations

   The Company leases certain office facilities and equipment under noncancelable operating leases. The Company entered into a lease for new office space in April 1999 which had a rent abatement for $162,000 that is being amortized over the lease term of ten years. Rental expense for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1999 was $188,189, $167,290, $294,532 and $234,255, respectively.

   Future minimum lease payments under noncancelable operating leases as of June 30, 1999 are:

   Six months ended December 31, 1999............................... $  420,994
   2000.............................................................    841,987
   2001.............................................................    855,064
   2002.............................................................    867,982
   2003.............................................................    876,228
   Six months ended June 30, 2004...................................    392,857
                                                                     ----------
     Total.......................................................... $4,255,112
                                                                     ==========

 Sublease commitments

   The Company began to sublease certain office space in May 1999. Sublease rental income earned for the six months ended June 30, 1999 was $1,740.

   Future minimum rentals on noncancelable subleases as of June 30, 1999 are:

   Six months ended December 31, 1999................................. $ 96,648
   2000...............................................................  153,223
   2001...............................................................       --
   2002...............................................................       --
   2003...............................................................       --
   Six months ended June 30, 2004.....................................       --
                                                                       --------
     Total............................................................ $249,871
                                                                       ========

                          MEI SOFTWARE SYSTEMS, INC.

 Purchase obligations

   Under the terms of the License Agreement (see Note 9), the Company is required to purchase a minimum of $500,000 in services (services obligation) from this vendor. License payments and royalty payments do not reduce this obligation. As of June 30, 1999, the Company had paid the vendor $7,000 in satisfying this obligation. The remaining obligation will be paid as follows:

   Six months ended December 31, 1999................................. $ 50,000
   2000...............................................................  295,000
   2001...............................................................  148,000
                                                                       --------
     Total............................................................ $493,000
                                                                       ========

   The Company may reduce its obligation by paying the vendor twenty percent of its remaining Services Obligation and repurchasing, if requested by the vendor, some or all of the shares issued to the vendor for a software license and not previously repurchased at $.64 per share.

 Litigation

   The Company is subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, the Company does not believe that the outcome of any of these legal matters will have a material adverse effect on the Company's business, operating results, financial position or cash flows. However, an unfavorable resolution of these matters could materially affect the Company's future results of operations, financial condition or cash flows in a particular period.

15. Other Non-operating Income

   Other non-operating income consisted of the following for the year ended December 31, 1997:

   Gain on shares received from insurance company demutualization.... $ 49,568
   Gain on sale of investment........................................    7,677
   Gain on purchased software liability settlement...................  124,180
                                                                      --------
     Total........................................................... $181,425
                                                                      ========

   During 1997, the Company negotiated a settlement of a liability associated with a software development and marketing agreement. The related asset from the software purchase was written off in 1994 when management determined the cost of the software was not recoverable.

                           MEI SOFTWARE SYSTEMS, INC.

16. Supplemental Cash Flow Information

   Noncash investing and financing activities were as follows:

                                                                    Six months
                                                December 31,          ended
                                         --------------------------  June 30,
                                           1996     1997     1998      1999
                                         -------- -------- -------- ----------
Capital lease obligations............... $ 35,891 $ 25,482 $218,300  $ 37,433
                                         ======== ======== ========  ========
Conversion of convertible debt and
 accrued interest to Series C preferred
 stock.................................. $     -- $     -- $288,033  $     --
                                         ======== ======== ========  ========
Accretion of redemption price on
 mandatorily redeemable convertible
 preferred stock........................ $ 10,038 $  9,587 $  9,636  $  9,093
                                         ======== ======== ========  ========
Accretion of cumulative dividends on
 mandatorily redeemable convertible
 preferred stock........................ $354,039 $354,039 $354,552  $269,301
                                         ======== ======== ========  ========
Accretion of redemption price on
 mandatorily redeemable common stock.... $     -- $     -- $     --  $  3,153
                                         ======== ======== ========  ========
Issuance of common stock in connection
 with the acquisition of Phoenix
 Solutions, Inc......................... $     -- $     -- $ 62,484  $     --
                                         ======== ======== ========  ========
Issuance of manditorily redeemable
 common stock for software license...... $     -- $     -- $     --  $500,000
                                         ======== ======== ========  ========
Grant of employee common stock options
 below fair value....................... $     -- $     -- $315,315  $167,700
                                         ======== ======== ========  ========

17. Subsequent Events

   For the June 30, 1999 compliance period, the Company was not in compliance with certain of the financial covenants under its line of credit. The Company obtained a waiver on September 14, 1999 from the financial institutions with repect to these covenant violations. In addition, the financial institution extended the maturity date of the line of credit to January 10, 2000, however, the extension is subject to the Company's ongoing compliance with certain restrictive covenants.

   During September 1999, the Company signed a definitive acquisition agreement with E2Enet, Inc. (E2Enet) to sell the Company for approximately $24,000,000 in cash. The acquisition was approved by the Company's Board of Directors and mandatorily redeemable preferred stockholders. E2Enet will acquire all equity interests in the Company, including all of the Company's issued and outstanding Series A, B and C mandatorily redeemable preferred stock, par value of $.10 per share, mandatorily redeemable common stock, par value of $0.01 per share, and common stock, par value of $0.01 per share. As a result of the acquisition, each outstanding share of the Company's common stock and all other rights to acquire any capital interest in the Company (including, without limitation, any convertible securities, vested options or warrants) will convert into the right to receive their proportional share, determined on a fully-diluted basis, of the $24,000,000 of cash proceeds. The cash proceeds will be reduced by the amount by which the Company's liabilities reflected in the

                        MEI SOFTWARE SYSTEMS, INC.

June 30, 1999 audited balance sheet exceed the liabilities reflected in the unaudited June 30, 1999 balance sheet provided to the buyer. E2Enet has the unilateral right to extend the closing of the transaction to on or before December 31, 1999 if a registration statement filed with the Securities and Exchange Commission has not yet been declared effective. The closing may be further extended beyond December 31, 1999 by mutual agreement of the Company and E2Enet. E2Enet's obligation to consummate the acquisition is subject to E2Enet's completion of its initial public offering of common stock. E2Enet may elect to consummate the acquisition in advance of completion of such offering with reasonable notice to the Company and selling stockholders.

   In conjunction with the signing of the definitive agreement on September 16, 1999, the Company issued a convertible note to E2Enet, Inc. for cash proceeds of up to $2,000,000 from E2Enet Inc.

   The convertible note bears interest at 10%. If E2Enet fails to consummate the acquisition, the Company may, at its option on or before March 31, 2000, convert the note into the Company's Series D mandatorily redeemable convertible preferred stock (Series D preferred stock), par value $0.10 per share, at a conversion price of $1.06 per share. If the Company terminates the acquisition, E2Enet may, at its option, convert the note into Series D preferred stock or require immediate repayment of the note and accrued interest. The Series D preferred stock has substantially similar rights and privileges as the Company's issued and outstanding mandatorily redeemable convertible preferred stock. In addition, the Series D preferred stockholders have the following additional rights: (1) a liquidation preference of $1.06 per share plus accrued dividends, (2) a cumulative annual dividend of $0.0636 per share and (3) the ability to appoint an additional board member. As of September 14, 1999, E2Enet has advanced $400,000 of cash to the Company.

   The remaining advances of $1,600,000 are subject to certain representations, warranties and covenants and will occur as follows: $300,000 on September 27, 1999, $400,000 on October 11, 1999, $300,000 on October 25, 1999, $300,000 on
November 8, 1999 and $300,000 on November 22, 1999. The Company may use the loan proceeds for general working capital purposes and not for repayment of its existing line of credit. If E2Enet extends the closing of the agreement beyond November 30, 1999, E2Enet shall advance the Company an additional $200,000 subject to terms similar to the issued convertible note.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Buyline.net, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholder's deficit and of cash flows present fairly, in all material respects, the financial position of Buyline.net, Inc., a development stage enterprise, at June 30, 1999, and the results of its operations and its cash flows for the period May 18, 1999 (date of inception) through June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company is a development stage enterprise, has suffered losses and has working capital and stockholder's deficits, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP

McLean, VA
August 17, 1999

                               BUYLINE.NET, INC.
                        (a development stage enterprise)

                                 BALANCE SHEET

                                                                  June 30, 1999
                                                                  -------------
                             Assets
Current assets:
  Cash...........................................................  $    5,065
                                                                   ----------
    Total current assets.........................................       5,065
Intangible asset, net of accumulated amortization of $39,684.....   2,001,227
                                                                   ----------
    Total assets.................................................  $2,006,292
                                                                   ==========
              Liabilities and Stockholder's Deficit
Liabilities:
  Accounts payable...............................................  $   13,499
  Accrued expenses...............................................         135
  Notes payable to related parties...............................     800,000
  License agreement payable, current portion.....................     586,662
  Note payable to officer........................................      25,000
                                                                   ----------
    Total current liabilities....................................   1,425,296
  License agreement payable, less current portion................     654,249
                                                                   ----------
    Total liabilities............................................   2,079,545
                                                                   ----------
Commitments and contingencies (See Note 3)
Stockholder's deficit:
  Common stock; $.00001 par value; 150,0000,000 shares
   authorized; one share issued and outstanding..................          --
  Deficit accumulated during development stage...................     (73,253)
                                                                   ----------
    Total stockholder's deficit..................................     (73,253)
                                                                   ----------
    Total liabilities and stockholder's deficit..................  $2,006,292
                                                                   ==========


   The accompanying notes are an integral part of these financial statements.

                               BUYLINE.NET, INC.
                        (a development stage enterprise)

                            STATEMENT OF OPERATIONS

   for the period from May 18, 1999 (date of inception) through June 30, 1999

                                                                     Cumulative
                                                                       Since
                                                                     Inception
                                                                     ----------
Expenses:
General and administrative (including $3,200 to a related party)....  $ 72,916
                                                                      --------
  Total expenses....................................................    72,916
Interest expense to related parties.................................       337
                                                                      --------
Loss before income taxes............................................   (73,253)
Provision for income taxes..........................................        --
                                                                      --------
Net loss............................................................  $(73,253)
                                                                      ========



   The accompanying notes are an integral part of these financial statements.

                               BUYLINE.NET, INC.
                        (a development stage enterprise)

                 STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT

   for the period from May 18, 1999 (date of inception) through June 30, 1999

                                                           Deficit
                                                         Accumulated
                                           Common Stock    During
                                           ------------- Development
                                           Shares Amount    Stage     Total
                                           ------ ------ ----------- --------
Balance, May 18, 1999 (date of
 inception)...............................
Issuance of common stock upon
 incorporation............................    1    $ --              $     --
Net loss..................................                $(73,253)   (73,253)
                                            ---    ----   --------   --------
Balance, June 30, 1999....................    1    $ --   $(73,253)  $(73,253)
                                            ===    ====   ========   ========



   The accompanying notes are an integral part of these financial statements.

                               BUYLINE.NET, INC.
                        (a development stage enterprise)

                            STATEMENT OF CASH FLOWS

                                                                   Cumulative
                                                                     Since
                                                                   Inception
                                                                   ----------
Operating activities:
Net loss.......................................................... $  (73,253)
                                                                   ----------
Adjustments to reconcile net loss to net cash flows used in
 development stage activities:
  Amortization expense............................................     39,684
  Changes in liabilities:
    Increase in accounts payable..................................     13,499
    Increase in accrued expenses..................................        135
                                                                   ----------
    Total adjustments.............................................     53,318
                                                                   ----------
Net cash used in development stage activities.....................    (19,935)
                                                                   ----------
Financing activities:
Borrowings on note payable to officer.............................     25,000
Borrowings on note payable to related party.......................     25,000
Repayment of license agreement payable............................    (25,000)
                                                                   ----------
    Net cash provided by financing activities.....................     25,000
                                                                   ----------
Net increase in cash..............................................      5,065
Cash, beginning of period.........................................         --
                                                                   ----------
Cash, end of period............................................... $    5,065
                                                                   ==========
Supplemental cash flow information:
  Non-cash transaction for acquisition of software license........ $2,040,911
                                                                   ==========
  Cash interest paid.............................................. $      203
                                                                   ==========



   The accompanying notes are an integral part of these financial statements.

                               BUYLINE.NET, INC.
                        (a development stage enterprise)

                         NOTES TO FINANCIAL STATEMENTS

1. Business and Organization

   Buyline.net, Inc., a Delaware corporation ("Company"), was incorporated on May 18, 1999. The Company is developing an internet software application and a web-site, that intends to be a universal platform for entry-level business-to-business electronic commerce linking buyers and sellers. The Company's application is intended for use in a full range of online advertising, directories and websites. No revenues have been generated since inception of the Company. To date, the Company's activities have focused on creating infrastructure and developing its web site. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." As a development stage enterprise, the Company has been relying on contributions of capital for its primary source of cash since inception.

2. Summary of Significant Accounting Policies

 Ability to Continue as a Going Concern

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates ongoing development of its technology, revenue-producing operations and realization of assets in the ordinary course of business. As the Company has incurred only expenses since its inception, additional capital will be needed to further the Company's development. An agreement was signed in July 1999 that will provide the Company with capital from E2Enet, Inc., as described in Note 8. However, in order for the Company to achieve its expectations, additional sources of financing will be needed. The Company plans to pursue additional financing from third party sources. Accordingly, substantial doubt currently exists about the Company's ability to continue as a going concern.

 Use of Estimates

   The financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Intangible Asset

   The Company's intangible asset includes the costs incurred to acquire a software license. The intangible asset is being amortized over a three year period, using the straight line

                               BUYLINE.NET, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

method. The Company continually reviews the intangible asset to assess recoverability from estimated future results of operations and cash flows.

 Organization Costs

   The Company accounts for organization costs under the provisions of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires that all organization costs be expensed as incurred.

 Financial Instruments

   The carrying value of the Company's financial instruments, which includes accounts payable, note payable to officer, notes payable to related parties and license agreement payable, is considered to approximate fair value due to the relative short maturities of the respective instruments.

 Technical and System Development

   Technical and system development expenses consist primarily of payroll-related expenses and consulting fees for the development of software to support the Company's web-site. Through June 30, 1999, technical and system development costs have been expensed as incurred.

 Income Taxes

   The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of the period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the expected realizable amount. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

 Comprehensive Income

   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of other comprehensive income in the period from May 18, 1999 (date of inception) through June 30, 1999.

 Segment Reporting

   Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), replaces the industry segment approach

                               BUYLINE.NET, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. The Company has determined that it has one reportable segment.

3. License Agreement

   In June 1999, the Company signed a co-license agreement with LightMedia Interactive Corporation ("LightMedia") that granted the Company the use of a software license that LightMedia had acquired in March 1999. An officer of the Company is the majority stockholder of LightMedia. The licensed software will be embedded in the technology that will be developed and utilized by the Company in delivering the Company's Internet services. Under the terms of the co-license agreement, the Company is obligated to pay LightMedia $775,000 and has signed a note payable in that amount. The Company's note agreement for $775,000 with LightMedia bears interest at the prime rate. The note is due in full on the earlier of November 30, 1999 or upon the Company receiving an aggregate investment of $2.5 million. If the Company has not received investments exceeding the $2.5 million investment threshold by September 1, 1999, an initial payment of $100,000 is due by that date. As part of this arrangement, the Company assumed LightMedia's obligations under its software license agreement with EC Cubed, Inc. The EC Cubed, Inc. license agreement requires quarterly payments totaling $1,400,000 through November 2000. Under a separate maintenance agreement with EC Cubed, Inc., in February 2000, the Company is required to pay $212,500 for support and maintenance services for the period March 2000 through March 2001.

   The $775,000 LightMedia note payable and the present value of the $1,400,000 due to EC Cubed Inc. have been recognized as liabilities of the Company along with a corresponding intangible asset that will be amortized over three years. The $1,400,000 due to EC Cubed, Inc. has been discounted utilizing an interest rate of 12% and has an unamortized discount of $134,089 as of June 30, 1999. The Company made one payment of $25,000 to LightMedia during the period ended June 30, 1999.

   The aggregate payments that remain under the EC Cubed, Inc. agreement after June 30, 1999 are $225,000 for the period July 1, 1999 through December 31, 1999 and $1,150,000 during the fiscal year ended December 31, 2000.

4. Debt

   The Company signed a note agreement with an officer of the Company that has a maximum borrowing limit of $35,000. As of June 30, 1999, the Company had borrowed $25,000. Amounts borrowed under this agreement were used for working capital purposes. The note is due on September 1, 1999 and bears interest at 12% per annum.

                               BUYLINE.NET, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   In May 1999, the Company entered into a note agreement with an officer of E2Enet, Inc. for $25,000. The note is due on May 11, 2000 and has an interest rate of 12% per annum.

5. Income Taxes

   The provision for income taxes for the period from May 18, 1999 (date of inception) to June 30, 1999 is comprised of the following:

   Deferred:
     Federal.......................................................... $ 24,906
     State............................................................    2,930
                                                                       --------
   Total Deferred.....................................................   27,836
   Less valuation allowance...........................................  (27,836)
                                                                       --------
   Total income tax provision......................................... $     --
                                                                       ========

   The temporary difference that gives rise to the deferred tax asset is the Company's net operating loss since inception. At the current statutory rates, the net operating loss carryfoward tax asset will offset approximately $73,253 in taxable income and will expire in 2019.

   A valuation allowance of $27,836 was provided against the deferred tax asset due the uncertainty of realizing the benefit of this asset.

   No income taxes were paid from May 18, 1999 (date of inception) to June 30, 1999.

6. Related Party Transactions

   The Company pays rent of $1,600 on a monthly basis to LightMedia in which an officer of the Company is the majority shareholder (See Note 3). Rent expense of $3,200 was recognized for the period May 18, 1999 (date of inception) through June 30, 1999 and remains unpaid as of June 30, 1999. Management estimated rent expense.

                               BUYLINE.NET, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


7. Common Stock

   Upon the incorporation of the Company, 150,000,000 shares were authorized and one share of stock was issued. Shares of common stock have certain rights with respect to dividends, liquidation, and voting, as follows:

 Dividends

   Dividends may be paid on the common stock in cash, in property or in shares of common stock as declared by the Board of Directors. No dividends were declared as of June 30, 1999.

 Liquidation

   Upon dissolution, liquidation, or winding up of the Company, the holders of the common stock are entitled to participate in the distribution of assets remaining after the Company shall have paid all debts and liabilities.

 Voting

   Each holder of shares of common stock shall be entitled to cast one vote for each outstanding share of common stock.

8. Subsequent Events

   In August 1999, the Company signed an agreement to sell 15,000,000 shares of the Company's common stock to E2Enet, Inc. for $3 million in cash (the "Initial Investment") that will represent 51% of the Company. The Initial Investment will occur at the earlier of November 30, 1999 or upon the completion of E2Enet, Inc.'s initial public offering ("IPO"). If the IPO does not occur, E2Enet, Inc. is not obligated to make the initial investment. The Company also has the option to sell 45,000,000 additional shares of common stock to E2Enet, Inc. for $.20 per share until December 31, 2000. The total E2Enet, Inc. investment will represent 80% ownership of the Company, excluding potential dilution from any other third-party investments. Prior to the investment, E2Enet, Inc. is obligated to make up to $950,000 in loans to the Company on an as needed basis. In July and August of 1999, the Company received two installments on these loans totaling $250,000. These loans are to be repaid upon the completion of the Initial Investment and bear interest at the prime rate. If the Initial Investment does not occur, the loans are due on November 30, 2000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Blue Rock Avenue, Inc.

   In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Blue Rock Avenue, Inc., a development stage enterprise, at June 30, 1999, and the results of its operations and its cash flows for the period January 5, 1999 (date of inception) through June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company is a development stage enterprise and has suffered losses that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP

McLean, VA
August 19, 1999

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                                 BALANCE SHEET

                                                                  June 30, 1999
                                                                  -------------
                             Assets
Current assets:
  Cash and cash equivalents......................................   $ 387,199
                                                                    ---------
    Total current assets.........................................     387,199
Fixed assets, net................................................      38,201
Other assets.....................................................         779
                                                                    ---------
    Total assets.................................................   $ 426,179
                                                                    =========
              Liabilities and Stockholders' Equity
Liabilities:
  Accounts payable and accrued expenses..........................   $ 160,875
                                                                    ---------
    Total current liabilities....................................     160,875
                                                                    ---------
Stockholders' equity:
  Series A Convertible Preferred Stock; $.01 par value; 8,000,000 shares authorized; 2,666,667 shares issued and outstanding;
   (liquidation preference $500,000).............................      26,667
  Common stock; $.01 par value; 25,000,000 shares authorized;
   11,900,000 shares issued and outstanding......................     119,000
Capital in excess of par value...................................     413,048
Deferred compensation............................................      (8,875)
Deficit accumulated during development stage.....................    (284,536)
                                                                    ---------
    Total stockholders' equity...................................     265,304
                                                                    ---------
    Total liabilities and stockholders' equity...................   $ 426,179
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                            STATEMENT OF OPERATIONS

 for the period from January 5, 1999 (date of inception) through June 30, 1999

                                                                    Cumulative
                                                                      Since
                                                                    Inception
                                                                    ----------
Expenses:
General and administrative (including $1,458 to a related party)... $ 285,359
                                                                    ---------
    Total expenses.................................................   285,359
Interest income....................................................       823
                                                                    ---------
Loss before income taxes...........................................  (284,536)
Provision for income taxes.........................................        --
                                                                    ---------
Net loss........................................................... $(284,536)
                                                                    =========



   The accompanying notes are an integral part of these financial statements.

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

 for the period from January 5, 1999 (date of inception) through June 30, 1999

                                                                                           Deficit
                                                                                         Accumulated
                           Preferred Stock     Common Stock     Capital in                 During
                          ----------------- ------------------- Excess of     Deferred   Development
                           Shares   Amount    Shares    Amount  Par Value   Compensation    Stage      Total
                          --------- ------- ---------- -------- ----------  ------------ ----------- ---------
Balance, January 5, 1999
 (date of inception)....
Issuance of common stock
 upon incorporation.....                    11,900,000 $119,000 $(109,000)                           $  10,000
Issuance of preferred
 stock; net of issue
 costs..................  2,666,667 $26,667                       425,523                              452,190
Non-cash capital
 contribution...........                                           78,775                               78,775
Grant of stock options
 below market value.....                                           17,750     $(8,875)                   8,875
Net loss................                                                                  $(284,536)  (284,536)
                          --------- ------- ---------- -------- ---------     -------     ---------  ---------
Balance, June 30, 1999..  2,666,667 $26,667 11,900,000 $119,000 $ 413,048     $(8,875)    $(284,536) $ 265,304
                          ========= ======= ========== ======== =========     =======     =========  =========


   The accompanying notes are an integral part of these financial statements.

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                            STATEMENT OF CASH FLOWS

 for the period from January 5, 1999 (date of inception) through June 30, 1999

                                                                    Cumulative
                                                                      Since
                                                                    Inception
                                                                    ----------
Operating activities:
Net loss........................................................... $(284,536)
                                                                    ---------
Adjustments to reconcile net loss to net cash used in development stage activities:
  Depreciation and amortization....................................     1,906
  Non-cash expenses................................................    78,775
  Expense recorded for stock options granted below market value....     8,875
  Changes in assets and liabilities:
    Increase in other non-current assets...........................      (779)
    Increase in accounts payable...................................   160,875
                                                                    ---------
      Total adjustments............................................   249,652
                                                                    ---------
Net cash used in development stage activities......................   (34,884)
                                                                    ---------
Investing activities:
Purchases of fixed assets..........................................   (33,107)
                                                                    ---------
Net cash used in investing activities..............................   (33,107)
                                                                    ---------
Financing activities:
Issuance of common stock...........................................     3,000
Issuance of preferred stock........................................   452,190
                                                                    ---------
Net cash provided by financing activities..........................   455,190
                                                                    ---------
Net increase in cash...............................................   387,199
Cash and cash equivalents, beginning of period.....................        --
                                                                    ---------
Cash and cash equivalents, end of period........................... $ 387,199
                                                                    =========
Supplemental cash flow information:
  Founder contribution of equipment in exchange for common stock... $   7,000
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                         NOTES TO FINANCIAL STATEMENTS

1. Business and Organization

   Blue Rock Avenue, Inc., a Georgia corporation (the "Company"), was incorporated on January 5, 1999 to create a gift-shopping web-site that aggregates select gifts from the world's most respected, branded retailers and charitable organizations. The Company will enhance these gifts with gift services and expert gift selection ideas. No revenues have been generated since its inception. To date, the Company's activities have focused on creating infrastructure, raising financing and developing a web-site. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." As a development stage enterprise, the Company has been relying on contributions of capital and proceeds from sales of securities for its primary sources of cash since inception.

   Pursuant to a definitive agreement dated, May 14, 1999, the Company sold 2,666,667 shares of Series A convertible preferred stock to E2Enet, Inc. for $500,000 with a commitment by E2Enet, Inc. to purchase an additional 5,333,333 shares for $1.0 million. E2Enet, Inc. is committed to purchase additional shares at the earlier of the Company's request or E2Enet, Inc.'s initial public offering. The Series A convertible preferred stock will convert into common shares at the option of E2Enet, Inc. or automatically convert into common shares upon an initial public offering of the Company (Note 7). The total E2Enet, Inc. investment will represent 40% ownership of the Company, excluding potential dilution from any other third-party investments. In conjunction with this transaction, 133,334 shares of E2Enet, Inc. common stock were sold to the Company's stockholders for $.01 per share, with an estimated fair value of $1,465,341.

2. Summary of Significant Accounting Policies

 Ability to Continue as a Going Concern

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates ongoing development of its technology, revenue-producing operations and realization of assets in the ordinary course of business. As the Company has incurred only expenses since its inception, additional capital will be needed to further the Company's development. The majority of the capital was obtained from E2Enet, Inc. in May 1999, as described in Note 1. However, in order for the Company to achieve its expectations, additional sources of financing will be needed. The Company plans to pursue additional financing from third party sources. Accordingly, substantial doubt currently exists about the Company's ability to continue as a going concern.

 Use of Estimates

   The financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with maturities of three months or less at date of purchase to be cash equivalents.

 Organization Costs

   The Company accounts for organization costs under the provisions of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires that all organization costs be expensed as incurred.

 Financial Instruments

   The carrying value of the Company's financial instruments, which includes accounts payable and a money market account, are considered to approximate fair value due to the relative short maturities of the respective instruments.

 Technical and System Development

   Technical and system development expenses consist primarily of payroll-related expenses and consulting fees for the development of software to support the Company's web-site. Through June 30, 1999, technical and system development costs have been expensed as incurred.

 Fixed assets

   Fixed assets, which consist of office computers, are stated at cost, less accumulated depreciation. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense when incurred. Depreciation is provided on a straight-line basis over the estimated useful life of the fixed assets, three years. The Company recognizes gains or losses on the sale or disposal of fixed assets in the period of disposal. Long-lived assets held and utilized by the Company are reviewed for impairment whenever changes in circumstances indicate the carrying value of such assets may not be recoverable.

 Income Taxes

   The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for the tax consequences in future years for

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of the period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the expected realizable amount. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

 Comprehensive Income

   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of Comprehensive Income in the period from January 5, 1999 (date of inception) through June 30, 1999.

 Segment Reporting

   Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. The Company has determined that it has one reportable segment.

 Stock-Based Compensation

   Statement of Financial Accounting No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages companies to adopt a fair value approach to valuing stock options that would require compensation cost to be recognized based on the fair value of stock options granted. The Company has elected, as permitted by the standard, to follow the intrinsic value based method of accounting for stock options given to employees consistent with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic method, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's stock at the measurement date over the exercise price.

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

3. Fixed Assets

   Fixed assets consist of the following:

                                                                   June 30, 1999
                                                                   -------------
   Computer equipment.............................................    $40,107
   Less: accumulated depreciation.................................      1,906
                                                                      -------
   Fixed assets, net..............................................    $38,201
                                                                      =======

   Depreciation expense was $1,906 for the period January 5, 1999 (date of inception) through June 30, 1999.

4. Non-Cash Capital Contribution

   The Company's management team and common stockholders elected not to receive a salary for the period from January 5, 1999 (date of inception) through April 30, 1999. In accordance with the intent of Securities and Exchange Commission Staff Accounting Bulletin No. 79, the Company has measured the value of compensation at $78,775 (based upon the future annual compensation level as provided by each stockholder's employment agreement) which has been recognized in the accompanying statement of operations as an expense and in the statement of stockholders' equity as an additional capital contribution.

5. Income Taxes

   The provision for income taxes for the period from January 5, 1999 (date of inception) to June 30, 1999 is comprised of the following:

   Deferred:
     Federal.......................................................... $ 66,941
     State............................................................    7,875
                                                                       --------
   Total Deferred.....................................................   74,816
   Less valuation allowance...........................................  (74,816)
                                                                       --------
   Total income tax provision......................................... $     --
                                                                       ========

   The temporary difference that gives rise to the deferred tax asset is the Company's net operating loss since inception. At current statutory rates, the net operating loss carryforward tax asset will offset approximately $196,886 in taxable income and will expire in 2019.

   A valuation allowance of $74,816 was provided against the deferred tax asset due the uncertainty of realizing the benefit of these assets.

                            BLUE ROCK AVENUE, INC.
                       (a development stage enterprise)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

   The difference between the statutory federal and state income tax rates and the Company's effective income tax rate is primarily due to the non-deductibility of the compensation cost recorded for the non-cash capital contributions.

   No income taxes were paid from January 5, 1999 (date of inception) to June 30, 1999.

6. Related Party Transactions

   The Company conducts its operations from a residence of the majority stockholder. Rent expense of $1,458 was incurred during the period January 5, 1999 (date of inception) through June 30, 1999. Management estimated rent expense.

7. Stockholders' Equity

 Preferred Stock

   As of June 30, 1999, the Company had 2,666,667 shares of Series A Convertible Preferred Stock ("Preferred Stock") issued and outstanding. The Preferred Stock is convertible into common shares at the option of the holder or automatically upon an initial public offering of the Company. Shares of Preferred Stock have certain rights with respect to voting, the Board of Directors, dividends, liquidation and conversion rights, as follows:

 Voting

   Each holder of Preferred Stock is entitled to the equivalent number of votes granted upon conversion to common stock.

 Board of Directors

   The holders of Preferred Stock have the right, voting as a single class, to elect two of the five seats on the Board of Directors, including the removal or replacement of such members.

 Dividends

   Participation with the holders of common stock for dividends declared by the Board of Directors, in the equivalent amount per share as entitled upon conversion to common stock.

 Liquidation

   Upon liquidation, dissolution or winding up of the Company, holders of Preferred Stock shall be entitled to be paid, senior to all other classes and series of capital stock or other equity securities of the Company. The payment will equal the sum of the (i) original issue price and (ii) all declared and unpaid dividends on each share of Preferred Stock held.

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


 Conversion Rights

   The Preferred Stock may be converted into shares of common stock at the option of the holder or automatically upon the initial public offering of the Company at a rate of one share of common stock for one share of Preferred Stock.

 Common Stock

   At June 30, 1999, the Company had 11,900,000 shares of common stock issued and outstanding. Upon the incorporation, the Company issued 1,000,000 shares; subsequently in May 1999, the Board of Directors declared and approved a 11.9 for 1 split of the Company's common stock in the form of a stock dividend. The effect of the stock dividend was recorded retroactively to the date of inception. Shares of common stock have certain rights with respect to dividends, liquidation and voting, as follows:

 Dividends

   Dividends may be paid on the common stock, but only out of any assets legally available for the payment of dividends as declared by the Board of Directors. No dividends were declared as of June 30, 1999.

 Liquidation

   Upon dissolution, liquidation, or winding up of the Company, the holders of the common stock are entitled to participate in the distribution of assets remaining after the Company shall have paid (i) all debts and liabilities and
(ii) the holders of any stock having preference over the common stock.

 Voting

   Each holder of shares of common stock shall be entitled to cast one vote for each outstanding share of common stock.

8. Stock Option Plan

   In May 1999, the Company established a stock option plan (the "Plan") under which employees, directors, consultants, distributors or other persons who have rendered services to the Company may be granted options to purchase shares of the Company's common stock. The Plan provides for the issuance of a maximum number of options to purchase 4,700,000 shares of common stock. Options granted under the Plan generally vest ratably over a four-year period and expire ten years from the date of the grant. As of June 30, 1999, 315,000 options were granted and 4,385,000 options are available for grant under the Plan.

                             BLUE ROCK AVENUE, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


   In May 1999, the Company granted 100,000 options to one of the Company's Board of Directors for an exercise price of $.01 per share that is below the fair value of the underlying common stock on the date of grant. Accordingly, compensation expense has been recorded for these options. In addition, 215,000 options were granted to the Company's employees in June of 1999. These options provide the holders the ability to convert the options into shares of the Company's common stock at an exercise price of $0.25 per share.

   Transactions in stock options are summarized as follows:

                                                                        Weighted
                                                                Number  Average
                                                                  of    Exercise
                                                                Shares   Price
                                                                ------- --------
   Balance, at January 5, 1999.................................      --  $  --
     Granted................................................... 315,000   0.17
     Exercised.................................................      --     --
     Forfeited.................................................      --     --
                                                                -------  -----
   Balance, at June 30, 1999................................... 315,000  $0.17
                                                                =======  =====
   Shares exercisable at June 30, 1999.........................  50,000  $ .01

   The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB 25. For disclosure purposes under SFAS 123, the fair value of each option is estimated on the date of grant using the minimum value method with the following assumptions: zero dividends, zero volatility, risk-free interest rate of 5.76%, and an expected life of four years. Utilizing these assumptions, the weighted average fair value of the options granted during the period ended June 30, 1999 was $0.11 per share.

   The aggregate fair value of the stock options granted in 1999 amounted to $23,650, which would be amortized over the respective vesting periods. Had compensation cost for the Company's option grants to employees been determined based on the fair value at the grant dates, as prescribed in SFAS 123, the Company's pro forma net loss would have been $284,774.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

bluemercury, Inc.

   In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of bluemercury, Inc., a development stage enterprise, at June 30, 1999, and the results of its operations and its cash flows for the period February 16, 1999 (date of inception) through June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company is a development stage enterprise and has suffered losses that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP

McLean, VA
August 13, 1999

                               BLUEMERCURY, INC.
                        (a development stage enterprise)

                                 BALANCE SHEET

                                                                       June 30,
                                                                         1999
                                                                       --------
                                Assets
Current assets:
  Cash and cash equivalents........................................... $496,374
                                                                       --------
    Total current assets..............................................  496,374
                                                                       --------
    Total assets...................................................... $496,374
                                                                       ========
                 Liabilities and Stockholders' Equity
Liabilities:
  Accrued expenses.................................................... $ 61,743
                                                                       --------
    Total current liabilities.........................................   61,743
                                                                       --------
Commmitments and contingencies (Note 6)

Stockholders' equity:
  Series A Convertible Preferred Stock; par value $.001; 13,500,000 shares authorized; 6,750,000 issued and outstanding; (liquidation
   preference, $500,000).............................................    6,750
  Common stock; par value $.001; 61,500,000 shares authorized;
   16,500,000 issued and outstanding.................................   16,500
  Capital in excess of par value.....................................  478,638
  Deficit accumulated during development stage.......................  (67,257)
                                                                      --------
    Total stockholders' equity.......................................  434,631
                                                                      --------
    Total liabilities and stockholders' equity....................... $496,374
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                               BLUEMERCURY, INC.
                        (a development stage enterprise)

                            STATEMENT OF OPERATIONS

for the period from February 16, 1999 (date of inception) through June 30, 1999

                                                                     Cumulative
                                                                       Since
                                                                     Inception
                                                                     ----------
Expenses:
General and administrative..........................................  $ 67,257
                                                                      --------
    Total expenses..................................................    67,257
                                                                      --------
Loss before income taxes............................................   (67,257)
Provision for income taxes..........................................        --
                                                                      --------
Net loss............................................................  $(67,257)
                                                                      ========



   The accompanying notes are an integral part of these financial statements.

                               BLUEMERCURY, INC.
                        (a development stage enterprise)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

for the period from February 16, 1999 (date of inception) through June 30, 1999

                                                              Capital
                                                                 in      Deficit
                                                               Excess  Accumulated
                          Preferred Stock     Common Stock       of      During
                          ---------------- ------------------   Par    Development
                           Shares   Amount   Shares   Amount   Value      Stage     Total
                          --------- ------ ---------- ------- -------- ----------- --------
Balance, February 16,
 1999 (date of
 inception).............
Issuance of common stock
 upon incorporation.....                   16,500,000 $16,500 $  3,500             $ 20,000
Issuance of preferred
 stock; net of issue
 costs..................  6,750,000 $6,750                     453,388              460,138
Non-cash capital
 contribution...........                                        21,750               21,750
Net loss................                                                $(67,257)   (67,257)
                          --------- ------ ---------- ------- --------  --------   --------
Balance, June 30, 1999..  6,750,000 $6,750 16,500,000 $16,500 $478,638  $(67,257)  $434,631
                          ========= ====== ========== ======= ========  ========   ========


   The accompanying notes are an integral part of these financial statements.

                               BLUEMERCURY, INC.
                        (a development stage enterprise)

                            STATEMENT OF CASH FLOWS

For the period from February 16, 1999 (date of inception) through June 30, 1999

                                                                    Cumulative
                                                                      Since
                                                                    Inception
                                                                    ----------
Operating activities:
Net loss...........................................................  $(67,257)
                                                                     --------
Adjustments to reconcile net loss to net cash provided by
 development stage activities:
  Non-cash expenses................................................    21,750
  Changes in liabilities:
    Increase in accrued expenses...................................    61,743
                                                                     --------
    Total adjustments..............................................    83,493
                                                                     --------
Net cash provided by development stage activities..................    16,236
                                                                     --------
Financing activities:
Issuance of common stock...........................................    20,000
Issuance of preferred stock........................................   460,138
                                                                     --------
Net cash provided by financing activities..........................   480,138
                                                                     --------
Net increase in cash...............................................   496,374
Cash and cash equivalents, beginning of period.....................        --
                                                                     --------
Cash and cash equivalents, end of period...........................  $496,374
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                               BLUEMERCURY, INC.
                        (a development stage enterprise)

                         NOTES TO FINANCIAL STATEMENTS

1. Business and Organization

   bluemercury, Inc., a Delaware corporation ("the Company"), was incorporated on February 16, 1999 to be an online buying agent and upscale retailer for professional women. The Company intends to develop a web site focusing on offering a broad range of women's cosmetic products and accessories, which will offer premium brands, quick ordering and immediate delivery. No revenues have been generated since its inception. To date, the Company's activities have focused on creating infrastructure, raising financing and developing a web site. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." As a development stage enterprise, the Company has been relying on contributions of capital and proceeds from sales of securities for its primary sources of cash since inception.

   Pursuant to a definitive agreement dated, May 14, 1999, the Company sold 6,750,000 shares of Series A convertible preferred stock to E2Enet, Inc. for $500,000 with a commitment by E2Enet, Inc. to purchase an additional 6,750,000 shares for $500,000. E2Enet, Inc. is committed to purchase additional shares at the earlier of the Company's request or E2Enet, Inc.'s initial public offering. The Series A preferred stock will convert into common shares at the option of E2Enet, Inc. or automatically upon an initial public offering of the equity of the Company (Note 5). The total E2Enet, Inc. investment will represent 45% ownership of the Company, excluding potential dilution from any other third-party investments. In conjunction with this transaction, 166,667 shares of E2Enet, Inc. common stock were sold to the Company's stockholders for $.01 per share, with an estimated fair value of $1,831,670.

2. Summary of Significant Accounting Policies

 Ability to Continue as a Going Concern

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates ongoing development of its technology, revenue producing operations and realization of assets in the ordinary course of business. As the Company has incurred only expenses since its inception, additional capital will be needed to further the Company's development. The majority of the capital was obtained from E2Enet, Inc. in May 1999 as described in Note 1. However, in order for the Company to achieve its expectations, additional sources of financing will be needed. The Company plans to pursue additional financing from third party sources. Accordingly, substantial doubt currently exists about the Company's ability to continue as a going concern.

 Use of Estimates

   The financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make

                               BLUEMERCURY, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with maturities of three months or less at date of purchase to be cash equivalents.

 Organization Costs

   The Company accounts for organization costs under the provisions of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires that all organization costs be expensed as incurred.

 Financial Instruments

   The carrying value of the Company's financial instruments, which includes accounts payable, is considered to approximate fair value due to the relative short maturities of the respective instruments.

 Technical and System Development

   Technical and system development expenses consist primarily of payroll-related expenses and consulting fees for the development of software to support the Company's web-site. Through June 30, 1999, technical and system development costs have been expensed as incurred.

 Income Taxes

   The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of the period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the expected realizable amount. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

 Comprehensive Income

   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," requires the presentation and disclosure of all changes in equity from non-owner

                               BLUEMERCURY, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

sources as "Comprehensive Income". The Company had no items of Other Comprehensive Income in the period from the date of inception through June 30, 1999.

 Segment Reporting

   Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. The Company has determined that it has one reportable segment.

3. Non-Cash Capital Contributions

   The Company conducts its operations from a residence owned by the majority stockholder. Rent expense of $1,750, while not paid, was recognized for the period February 16, 1999 (date of inception) through June 30, 1999. Management estimated rent expense. This expense has been recognized in the accompanying statement of operations as an expense and in the statement of changes in stockholders' equity as an additional capital contribution.

   The Company's management team and common stockholders elected not to receive a salary for the period from February 16, 1999 (date of inception) through June 30, 1999. In accordance with the intent of Securities and Exchange Commission Staff Accounting Bulletin No. 79, the Company has measured the value of compensation at $20,000 (based upon the future annual compensation level as provided by each stockholder's employment agreement). This amount has been recognized in the accompanying statement of operations as an expense and in the statement of changes in stockholders' equity as an additional capital contribution. This amount of compensation represents services performed for the period of May 14, 1999 to June 30, 1999. Prior to May 14, 1999, the management team of common stockholders did not provide significant services on behalf of the Company.

4. Income Taxes

   The provision for income taxes for the period from February 16, 1999 (date of inception) to June 30, 1999 is comprised of the following:

   Deferred:
     Federal........................................................... $15,472
     State.............................................................   1,820
                                                                        -------
       Total Deferred..................................................  17,292
   Less valuation allowance............................................  17,292
                                                                        -------
   Total income tax provision.......................................... $    --
                                                                        =======

                               BLUEMERCURY, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

   The temporary difference that gives rise to the deferred tax asset is the Company's net operating loss since inception. At current statutory rates, the net operating loss carryforward will offset approximately $45,507 in taxable income and will expire in 2019.

   A valuation allowance of $17,292 was provided against the deferred tax asset due the uncertainty of realizing the benefit of these assets.

   The difference between the statutory federal and state income tax rates and the Company's effective income tax rate is primarily due to the non-deductibility of the expenses recorded for the non-cash capital contributions.

   No income taxes were paid from February 16, 1999 (date of inception) to June 30, 1999.

5. Stockholders' Equity

 Preferred Stock

   At June 30, 1999, the Company had 6,750,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") issued and outstanding. The Preferred Stock is convertible into common shares at the option of the holder or automatically upon an initial public offering of the Company. Shares of Preferred Stock have certain rights with respect to voting, the Board of Directors, dividends, liquidation and conversion rights, as follows:

 Voting

   Each holder of Preferred Stock is entitled to the equivalent number of votes granted upon conversion to common stock.

 Board of Directors

   The holders of Preferred Stock have the right, voting as a separate class, to elect two of the five seats on the Board of Directors, including the removal or replacement of such members.

 Dividends

   Preferred stockholders participate with the holders of common stock for dividends declared by the Board of Directors, in the equivalent amount per share as entitled upon conversion to common stock.

 Liquidation

   Upon liquidation, dissolution or winding up of the Company, holders of Preferred Stock will be entitled to be paid, senior to all other classes and series of capital stock or other

                               BLUEMERCURY, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

equity securities of the Company, the sum of the (i) original issue price and
(ii) all declared and unpaid dividends on each share of Preferred Stock held.

 Conversion Rights

   The Preferred Stock may be converted into shares of common stock at the option of the holder or automatically upon the initial public offering of the Company at a rate of one share of common stock for one share of Preferred Stock.

 Common Stock

   At June 30, 1999, the Company had 16,500,000 shares of common stock issued and outstanding. Upon the incorporation, the Company authorized 1,000,000 shares; subsequently, in May 1999, the Board of Directors increased the authorized shares of common stock to 61,5000,000. Shares of common stock have certain rights with respect to dividends, liquidation and voting, as follows:

 Dividends

   Dividends may be paid on the common stock, but only out of any assets legally available for the payment of dividends as declared by the Board of Directors. No dividends were declared at June 30, 1999.

 Liquidation

   Upon dissolution, liquidation, or winding up of the Company, the holders of the common stock are entitled to participate in any distribution of assets remaining after the Company shall have paid (i) all debts and liabilities of the Company and (ii) the holders of any stock having preference over the common stock.

 Voting

   Each holder of shares of common stock shall be entitled to cast one vote for each outstanding share of common stock.

6. Commitments and Contingencies

   At June 30, 1999, 200,000 shares of common stock owned by the stockholders have been placed in escrow for potential claims of 20,000 shares. The Company is not aware of any claims as of June 30, 1999. Management believes this contingency will not have an adverse material impact on the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Hooey, Inc.

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Hooey, Inc. and its subsidiary, development stage enterprises, at June 30, 1999, and the results of their operations and their cash flows for the period April 15, 1999 (date of inception) through June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

   The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, the Company is a development stage enterprise and has suffered losses that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP

McLean, VA
August 13, 1999

                                  HOOEY, INC.
                        (a development stage enterprise)

                           CONSOLIDATED BALANCE SHEET

                                                                  June 30, 1999
                                                                  -------------
                             Assets
Current assets:
  Cash and cash equivalents......................................   $ 535,667
                                                                    ---------
    Total current assets.........................................     535,667
Fixed assets, net................................................      16,551
                                                                    ---------
    Total assets.................................................   $ 552,218
                                                                    =========
              Liabilities and Stockholders' Equity
Liabilities:
  Accounts payable...............................................   $  51,049
                                                                    ---------
    Total current liabilities....................................      51,049
                                                                    ---------
Stockholders' equity:
  Series A Convertible Preferred Stock; $.001 par value; 200,000 shares authorized; 63,750 shares issued and outstanding;
   (liquidation preference $637,500).............................          64
  Common stock; par value $.001; 1,400,000 shares authorized;
   495,000 shares issued and outstanding.........................         495
  Capital in excess of par value.................................     635,641
  Deficit accumulated during development stage...................    (135,031)
                                                                    ---------
    Total stockholders' equity...................................     501,169
                                                                    ---------
    Total liabilities and stockholders' equity...................   $ 552,218
                                                                    =========


  The accompanying notes are an integral part of these consolidated financial statements.

                                  HOOEY, INC.
                        (a development stage enterprise)

                      CONSOLIDATED STATEMENT OF OPERATIONS

  For the period from April 15, 1999 (date of inception) through June 30, 1999

                                                                     Cumulative
                                                                       Since
                                                                     Inception
                                                                     ----------
Expenses:
General and administrative (including $32,263 to related parties)..  $ 136,369
                                                                     ---------
    Total expenses.................................................    136,369
Interest income....................................................      1,338
                                                                     ---------
Loss before income taxes...........................................   (135,031)
Provision for income taxes.........................................         --
                                                                     ---------
Net loss...........................................................  $(135,031)
                                                                     =========


  The accompanying notes are an integral part of these consolidated financial statements.

                                  HOOEY, INC.
                        (a development stage enterprise)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

  For the period from April 15, 1999 (date of inception) through June 30, 1999

                                                                         Deficit
                                                                       Accumulated
                          Preferred Stock     Common Stock  Capital in   During
                          -----------------  -------------- Excess of  Development
                          Shares    Amount   Shares  Amount Par Value     Stage      Total
                          --------- -------  ------- ------ ---------- ----------- ---------
Balance, April 15, 1999
 (date of inception)
Issuance of common stock
 upon incorporation.....                     495,000  $495   $  4,455              $   4,950
Issuance of preferred
 stock; net of issue
 costs..................     63,750  $   64                   612,436                612,500
Non-cash capital
 contribution...........                                       18,750                 18,750
Net loss................                                                $(135,031)  (135,031)
                          ---------  ------  -------  ----   --------   ---------  ---------
Balance, June 30, 1999..     63,750  $   64  495,000  $495   $635,641   $(135,031) $ 501,169
                          =========  ======  =======  ====   ========   =========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                                  HOOEY, INC.
                        (a development stage enterprise)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

  For the period from April 15, 1999 (date of inception) through June 30, 1999

                                                                    Cumulative
                                                                      Since
                                                                    Inception
                                                                    ----------
Operating activities:
Net loss........................................................... $(135,031)
Adjustments to reconcile net loss to net cash used in development stage activities:
  Depreciation and amortization....................................       751
  Non-cash expenses................................................    18,750
  Changes in liabilities:
    Increase in accounts payable...................................    51,049
                                                                    ---------
    Total adjustments..............................................    70,550
                                                                    ---------
Net cash used in development stage activities......................   (64,481)
                                                                    ---------
Investing activities:
Purchases of fixed assets..........................................   (17,302)
                                                                    ---------
Net cash used in investing activities..............................   (17,302)
                                                                    ---------
Financing activities:
Issuance of common stock...........................................     4,950
Issuance of preferred stock........................................   612,500
                                                                    ---------
Net cash provided by financing activities..........................   617,450
                                                                    ---------
Net increase in cash...............................................   535,667
Cash and cash equivalents, beginning of period.....................        --
                                                                    ---------
Cash and cash equivalents, end of period........................... $ 535,667
                                                                    =========


  The accompanying notes are an integral part of these consolidated financial statements.

                                  HOOEY, INC.
                        (a development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business and Organization

   Hooey, Inc., a Delaware corporation (the "Company"), was incorporated on April 15, 1999 to create an electronic commerce community focused on hand made products. The Company subsequently formed Hooey, Ltd. a wholly owned subsidiary incorporated in the Republic of Ireland. Hooey, Ltd. had no activity since its inception. The financial statements are consolidated and include the accounts of the Company and Hooey, Ltd. No revenues have been generated since inception of the Company. To date, the Company's activities have focused on gaining infrastructure, raising financing and developing a web-site. Accordingly, the Company's consolidated financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." As a development stage enterprise, the Company has been relying on contributions of capital and proceeds from sales of securities for its primary sources of cash since inception.

   Pursuant to a definitive agreement dated, May 14, 1999, the Company sold 63,750 shares of Series A convertible preferred stock to E2Enet, Inc. for $637,500 with a commitment by E2Enet, Inc. to purchase an additional 63,750 shares for $637,500. E2Enet, Inc. is committed to purchase additional shares no later than E2Enet, Inc.'s initial public offering. The Series A convertible preferred stock will convert into common shares at the option of E2Enet, Inc. or automatically upon an initial public offering of the Company (Note 7). The total E2Enet, Inc. investment will represent 34% of the Company, excluding potential dilution from any other third-party investments. In conjunction with this transaction, 166,667 shares of E2Enet, Inc. common stock were sold to the Company's stockholders for $.01 per share, with an estimated fair value of $1,831,670.

2. Summary of Significant Accounting Policies

 Ability to Continue as a Going Concern

   The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates on going development of its technology, revenue producing operations and realization of assets in the ordinary course of business. As the Company has incurred only expenses since its inception, additional capital will be needed to further the Company's development. The majority of the capital was obtained from E2Enet, Inc. in May 1999, as described in Note 1. However, in order for the Company to achieve its expectations, additional sources of financing will be needed. The Company plans to pursue additional financing from third party sources. Accordingly, substantial doubt currently exists about the Company's ability to continue as a going concern.

 Use of Estimates

   The consolidated financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles. The preparation of consolidated

                                  HOOEY, INC.
                        (a development stage enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with maturities of three months or less at date of purchase to be cash equivalents.

 Fixed Assets

   Fixed assets, which consist of computer equipment, are stated at cost, less accumulated depreciation. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense when incurred. Depreciation is provided on the straight-line basis over the estimated useful life of the fixed assets, which is three years for computers. The Company recognizes gains or losses on the sale or disposal of fixed assets in the period of disposal. Long-lived assets held and utilized by the Company are reviewed for impairment whenever changes in circumstances indicate the carrying value of such assets may not be recoverable.

 Organization Costs

   The Company accounts for organization costs under the provisions of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires that all organization costs be expensed as incurred.

 Financial Instruments

   The carrying value of the Company's financial instruments, which includes accounts payable, is considered to approximate fair value due to the relative short maturities of the respective instruments.

 Technical and System Development

   Technical and system development expenses consist primarily of payroll-related expenses and consulting fees for the development of software to support the Company's website. Through June 30, 1999, technical and system development costs have been expensed as incurred.

                                  HOOEY, INC.
                        (a development stage enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Income Taxes

   The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of the period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the expected realizable amount. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

 Comprehensive Income

   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of Other Comprehensive Income in the period from April 15, 1999 (date of inception) through June 30, 1999.

 Segment Reporting

   Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. The Company has determined that it has one reportable segment.

3. Fixed Assets

   Fixed assets consist of the following:

                                                                   June 30, 1999
                                                                   -------------
   Computer equipment.............................................    $17,302
     Less: accumulated depreciation...............................        751
                                                                      -------
   Fixed assets, net..............................................    $16,551
                                                                      =======

   Depreciation expense was $751 for the period April 15, 1999 (date of inception) through June 30, 1999.

                                  HOOEY, INC.
                        (a development stage enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

4. Non-Cash Capital Contribution

   The Company's management team and common stockholders elected not to receive a salary for the period from April 15, 1999 (date of inception) through May 31, 1999. In accordance with the intent of Securities and Exchange Commission Staff Accounting Bulletin No. 79, the Company has measured the value of compensation at $18,750 (based upon the initial annual compensation level as provided by each stockholder's employment agreement). This expense has been recognized in the accompanying consolidated statement of operations as expenses and in the consolidated statement of changes in stockholders' equity as an additional capital contribution.

5. Income Taxes

   The provision for income taxes for the period from April 15, 1999 (date of inception) to June 30, 1999 is comprised of the following:

Deferred:
  Federal............................................................ $ 39,536
  State..............................................................    4,651
                                                                      --------
    Total Deferred...................................................   44,187
Less valuation allowance.............................................  (44,187)
                                                                      --------
Total income tax provision........................................... $     --
                                                                      ========

   The temporary difference that gives rise to the deferred tax asset is the Company's net operating loss since inception. At current statutory rates, the net operating loss carryfoward tax asset will offset approximately $116,281 in taxable income and will expire in 2019.

   A valuation allowance of $44,187 was provided against the deferred tax asset due the uncertainty of realizing the benefit of this asset.

   The difference between the statutory federal and state income tax rates and the Company's effective income tax rate is primarily due to the non-deductibility of the expense recorded for the non-cash capital contribution.

   No income taxes were paid from April 15, 1999 (date of inception) to June 30, 1999.

6. Related Party Transactions

   The Company contracts information technology services and leases office space from a related technology services firm, in which a member of the Company's management and stockholder is a director. For the period from April 15, 1999 (date of inception) through June 30, 1999, the Company incurred $31,262 for consulting services and rent of $1,001 to this related technology services firm, of which $28,204 has been paid.

                                  HOOEY, INC.
                        (a development stage enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

7. Stockholders' Equity

 Preferred Stock

   At June 30, 1999, the Company had 63,750 shares of Series A Convertible Preferred Stock ("Preferred Stock") issued and outstanding. The Preferred Stock is convertible into an equal number of common shares at the option of the holder or automatically upon an initial public offering of the equity of the Company. Shares of Preferred Stock have certain rights with respect to voting, the Board of Directors, dividends, liquidation and conversion, as follows:

 Voting

   Each holder of Preferred Stock is entitled to the equivalent number of votes granted upon conversion to common stock.

 Board of Directors

   The holders of Preferred Stock have the right, voting as a single class, to elect two of the five seats on the Board of Directors, including the removal or replacement of such members.

 Dividends

   Preferred stockholders participate with the holders of common stock for dividends declared by the Board of Directors, in the equivalent amount per share as entitled upon conversion to common stock.

 Liquidation

   Upon liquidation, dissolution or winding up of the Company, holders of Preferred Stock shall be entitled to be paid, senior to all other classes and series of capital stock or other equity securities of the Company, the sum of the (i) original issue price and (ii) all declared and unpaid dividends on each share of Preferred Stock held.

 Conversion Rights

   The Preferred Stock may be converted into shares of common stock at the option of the holder or automatically upon the initial public offering of the Company at a rate of two shares of common stock for one share of Preferred Stock.

 Common Stock

   At June 30, 1999, the Company had 495,000 shares of common stock issued and outstanding. Shares of common stock have certain rights with respect to dividends, liquidation and voting, as follows:

                                  HOOEY, INC.
                        (a development stage enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Dividends

   Dividends may be paid on the common stock, but only out of any assets legally available for the payment of dividends as declared by the Board of Directors. No dividends were declared at June 30, 1999.

 Liquidation

   Upon dissolution, liquidation, or winding up of the Company, the holders of the common stock are entitled to participate in the distribution of assets remaining after the Company shall have paid (i) all debts and liabilities and
(ii) the holders of any stock having preference over the common stock.

 Voting

   Each holder of shares of common stock shall be entitled to cast one vote for each outstanding share of common stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Urban Box Office Network, Inc.

   In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Urban Box Office Network, Inc., a development stage enterprise, at June 30, 1999, and the results of its operations and its cash flows for the period May 11, 1999 (date of inception) through June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company is a development stage enterprise and has suffered losses that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP

McLean, VA
August 11, 1999

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                                 BALANCE SHEET

                                                                  June 30, 1999
                                                                  -------------
                             Assets
Current assets:
  Cash and cash equivalents......................................   $ 713,733
  Prepaid expenses...............................................      56,862
                                                                    ---------
    Total current assets.........................................     770,595
Fixed assets, net................................................      29,985
Deposits.........................................................      75,816
                                                                    ---------
    Total assets.................................................   $ 876,396
                                                                    =========
              Liabilities And Stockholders' Equity
Liabilities:
  Accrued expenses...............................................   $  71,901
  Accrued salaries...............................................      61,176
                                                                    ---------
    Total current liabilities....................................     133,077
                                                                    ---------
Commitments and contingencies (Note 6)
Stockholders' equity:
  Series A Convertible Preferred Stock; par value $.01; 50,000 shares authorized; 1,000 shares issued and outstanding;
   (liquidation preference $1,000,000)...........................          10
  Common stock; par value $.01; 100,000 shares authorized; 9,000
   shares issued and outstanding.................................          90
  Common stock subscription receivable...........................         (90)
  Capital in excess of par value.................................     974,489
  Deficit accumulated during development stage...................    (231,180)
                                                                    ---------
    Total stockholders' equity...................................     743,319
                                                                    ---------
    Total liabilities and stockholders' equity...................   $ 876,396
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                            STATEMENT OF OPERATIONS

   for the period from May 11, 1999 (date of inception) through June 30, 1999

                                                                    Cumulative
                                                                      Since
                                                                    Inception
                                                                    ----------
Expenses:
General and administrative......................................... $ 235,219
                                                                    ---------
    Total expenses.................................................   235,219
Interest income....................................................     4,039
                                                                    ---------
Loss before income taxes...........................................  (231,180)
Provision for income taxes.........................................        --
                                                                    ---------
Net loss........................................................... $(231,180)
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

   for the period from May 11, 1999 (date of inception) through June 30, 1999

                                                                              Accumulated
                            Preferred                    Common                 Deficit
                              Stock     Common Stock     Stock     Capital in   During
                          ------------- ------------- Subscription Excess of  Development
                          Shares Amount Shares Amount  Receivable  Par Value     Stage      Total
                          ------ ------ ------ ------ ------------ ---------- ----------- ---------
Balance, February 16,
 1999 (date of
 inception)
Issuance of common stock
 upon incorporation.....                9,000   $90       $(90)                           $      --
Issuance of preferred
 stock; net of issue
 costs..................  1,000   $10                               $974,489                974,499
Net loss................                                                       $(231,180)  (231,180)
                          -----   ---   -----   ---       ----      --------   ---------  ---------
Balance, June 30, 1999..  1,000   $10   9,000   $90       $(90)     $974,489   $(231,180) $ 743,319
                          =====   ===   =====   ===       ====      ========   =========  =========



   The accompanying notes are an integral part of these financial statements.

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                            STATEMENT OF CASH FLOWS

   for the period from May 11, 1999 (date of inception) through June 30, 1999

                                                                    Cumulative
                                                                      Since
                                                                    Inception
                                                                    ----------
Operating activities:
Net loss........................................................... $(231,180)
                                                                    ---------
Adjustments to reconcile net loss to net cash used in development stage activities:
  Depreciation expense.............................................       618
  Changes in assets and liabilities:
    Increase in prepaid expenses...................................   (56,862)
    Increase in deposits...........................................   (75,816)
    Increase in accrued expenses...................................    71,901
    Increase in accrued salaries...................................    61,176
                                                                    ---------
    Total adjustments..............................................     1,017
                                                                    ---------
Net cash used in development stage activities......................  (230,163)
                                                                    ---------
Investing activities:
Purchases of fixed assets..........................................   (30,603)
                                                                    ---------
Net cash used in investing activities..............................   (30,603)
                                                                    ---------
Financing activities:
Issuance of preferred stock........................................   974,499
                                                                    ---------
Net cash provided by financing activities..........................   974,499
                                                                    ---------
Net increase in cash...............................................   713,733
Cash and cash equivalents, beginning of period.....................        --
                                                                    ---------
Cash and cash equivalents, end of period........................... $ 713,733
                                                                    =========
Supplemental cash flow information:
  Issuance of common stock for subscription receivable............. $      90
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                         NOTES TO FINANCIAL STATEMENTS

1. Business and Organization

   Urban Box Office Network, Inc., a Delaware corporation ("the Company"), was incorporated on May 11, 1999 to develop a web-site that will target consumers of the urban culture, information, entertainment and products. The Company intends to provide an interactive environment in which users can directly experience unique interaction with celebrities, access proprietary content and access information about the urban market. No revenues have been generated since inception of the Company. To date, the Company's activities have focused on creating infrastructure, raising financing and developing a web-site. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." As a development stage enterprise, the Company has been relying on contributions of capital and proceeds from sales of securities for its primary sources of cash since inception.

   Pursuant to a definitive agreement dated, May 14, 1999, the Company sold 1,000 shares of Series A convertible preferred stock to E2Enet, Inc. for $1,000,000 with a commitment by E2Enet, Inc. to purchase an additional 2,000 shares for $2,000,000. E2Enet, Inc. is committed to purchase additional shares once the Company has utilized at least 90% of the proceeds of the initial purchase. The Series A preferred stock will convert into common shares at the option of E2Enet, Inc. or automatically upon an initial public offering of the equity of the Company (Note 5). The total E2Enet, Inc. investment will represent 20.8% ownership of the company, after considering the additional financing discussed in Note 7, excluding potential dilution from any other third-party investments. In conjunction with this transaction, 200,001 shares of E2Enet Inc. common stock were sold to the Company's stockholders for $.01 per share, with an estimated fair value of $2,198,012.

2. Summary of Significant Accounting Policies

 Ability to Continue as a Going Concern

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates ongoing development of its technology, revenue producing operations and realization of assets in the ordinary course of business. As the Company has incurred only expenses since its inception, additional capital will be needed to further the Company's development. The majority of the capital was obtained from E2Enet, Inc. in May 1999 as described in Note 1. However, in order for the Company to achieve its expectations, additional sources of financing will be needed. The Company plans to pursue additional financing from third party sources. Accordingly, substantial doubt currently exists about the Company's ability to continue as a going concern.

 Use of Estimates

   The financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles. The preparation of financial statements in

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with maturities of three months or less at date of purchase to be cash equivalents.

 Organization Costs

   The Company accounts for organization costs under the provisions of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires that all organization costs be expensed as incurred.

 Financial Instruments

   The carrying value of the Company's financial instruments, which includes accounts payable, is considered to approximate fair value due to the relative short maturities of the respective instruments.

 Fixed Assets

   Fixed assets, which consist of office computers and construction-in-process, are stated at cost, less accumulated depreciation. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense when incurred. Depreciation for computer equipment is provided on the straight-line basis over the estimated useful life of the fixed asset, which is three years for computers. The Company recognizes gains or losses on the sale or disposal of fixed assets in the period of disposal. Long-lived assets held and utilized by the Company are reviewed for impairment whenever changes in circumstances indicate the carrying value of such assets may not be recoverable.

 Technical and System Development

   Technical and system development expenses consist primarily of payroll-related expenses and consulting fees for the development of software to support the Company's web-site. Through June 30, 1999, technical and system development costs have been expensed as incurred.

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


 Income Taxes

   The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of the period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the expected realizable amount. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

 Comprehensive Income

   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of Other Comprehensive Income in the period from May 11, 1999 (date of inception) through June 30, 1999.

 Segment Reporting

   Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. The Company has determined that it has one reportable segment.

3. Fixed Assets

   Fixed assets consist of the following:

                                                                   June 30, 1999
                                                                   -------------
   Computer equipment.............................................    $22,256
   Leasehold improvements.........................................      8,347
     Less: accumulated depreciation...............................       (618)
                                                                      -------
   Fixed assets, net..............................................    $29,985
                                                                      =======

   Depreciation expense was $618 for the period May 11, 1999 (date of inception) through June 30, 1999.

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

4. Income Taxes

   The provision for income taxes for the period from May 11, 1999 (date of inception) to June 30, 1999 is comprised of the following:

Deferred:
  Federal............................................................. $78,601
  State...............................................................   9,247
                                                                       -------
    Total Deferred....................................................  87,848
Less valuation allowance.............................................. (87,848)
                                                                       -------
Total income tax provision............................................ $    --
                                                                       =======

   The temporary difference that gives rise to the deferred tax asset is the Company's net operating loss since inception. At current statutory rates, the net operating loss carryforward will offset approximately $231,180 in taxable income and will expire in 2019.

   A valuation allowance of $87,848 was provided against the deferred tax asset due to the uncertainty of realizing the benefit of this asset.

   No income taxes were paid from May 11, 1999 (date of inception) to June 30, 1999.

5. Stockholders' Equity

 Preferred Stock

   At June 30, 1999, the Company had 1,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") issued and outstanding. The Preferred Stock is convertible into common shares at the option of the holder or automatically upon an initial public offering of the Company. Shares of Preferred Stock have certain rights with respect to voting, the Board of Directors, dividends, liquidation and conversion rights, as follows:

 Voting

   Each holder of Preferred Stock is entitled to the equivalent number of votes granted upon conversion to common stock.

 Board of Directors

   The holders of Preferred Stock have the right, voting as a single class, to elect two of the seven seats on the Board of Directors, including the removal or replacement of such members.

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


 Dividends

   Preferred stockholders participate with the holders of common stock for dividends declared by the Board of Directors, in the equivalent amount per share as entitled upon conversion to common stock.

 Liquidation

   Upon liquidation, dissolution or winding up of the Company, holders of Preferred Stock will be entitled to be paid, senior to all other classes and series of capital stock or other equity securities of the Company, the sum of the (i) original issue price and (ii) all declared and unpaid dividends on each share of Preferred Stock held.

 Conversion Rights

   The Preferred Stock may be converted into shares of common stock at the option of the holder or automatically upon the initial public offering of the equity of the Company at a rate of one share of common stock for one share of Preferred Stock.

 Common Stock

   At June 30, 1999, the Company had 9,000 shares of common stock issued and outstanding. Shares of common stock have certain rights with respect to dividends, liquidation and voting, as follows:

 Dividends

   Dividends may be paid on the common stock, but only out of any assets legally available for the payment of dividends as declared by the Board of Directors. No dividends were declared at June 30, 1999.

 Liquidation

   Upon dissolution, liquidation, or winding up of the Company, the holders of the common stock are entitled to participate in any distribution of assets remaining after the Company shall have paid (I) all debts and liabilities of the Company and (ii) the holders of any stock having preference over the common stock.

 Voting

   Each holder of shares of common stock shall be entitled to cast one vote for each outstanding share of common stock.

                         URBAN BOX OFFICE NETWORK, INC.
                        (a development stage enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


6. Commitments and Contingencies

   At June 30, 1999, the Company is committed for the payment of minimum rentals for its facility under an operating lease agreement as follows:

   2000.............................................................. $  235,000
   2001..............................................................    247,000
   2002..............................................................    256,000
   2003..............................................................    263,000
   2004..............................................................    133,794
                                                                      ----------
     Total........................................................... $1,134,794
                                                                      ==========

   Rent expense was approximately $22,804 for the period May 11, 1999 (date of inception) through June 30, 1999.

7. Subsequent Events

   On July 19, 1999, the Company entered into a definitive agreement to sell 450 shares of the Company's Preferred Stock to an individual for $450,000.

   On August 10, 1999, the Company entered into a definitive agreement to sell 2,000 shares of the Company's Preferred Stock for $2,000,000 and issue warrants to purchase 1,005 shares of the Company's Preferred Stock at an exercise price of $1,000 per share, expiring in July 2006. These warrants are being provided in exchange for future financial advisory services, including advising management on its future business plans, financing alternatives, and merger and acquisition activity. The Company will value the warrants at fair value on a quarterly basis. The value of the warrants will be recognized in the Company's statement of operations as an expense.

   On August 11, 1999, the Company established the 1999 Stock Option Plan (the "Plan") under which the employees, directors and consultants may be granted options to purchase shares of the Company's common stock. The Company has reserved 15% of the Company's common stock for issuance under the Plan. Currently, there have not been any stock options granted under the Plan.

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the shares of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares in any circumstances under which the offer or solicitation is unlawful.

                            TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   1
Risk Factors.............................................................  11
Forward Looking Statements...............................................  25
Use of Proceeds..........................................................  26
Dividend Policy..........................................................  27
Capitalization...........................................................  28
Dilution.................................................................  29
Selected Financial Data..................................................  31
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  34
Business.................................................................  46
Management...............................................................  62
Transactions with Related Parties........................................  73
Principal Stockholders...................................................  75
Description of Capital Stock.............................................  77
Shares Available for Future Sale.........................................  81
Underwriting.............................................................  84
Experts..................................................................  86
Validity of the Shares...................................................  87
Where You Can Find More Information......................................  87

Dealer Prospectus Delivery Obligation:

Until    , 1999 (25 days after the date of this prospectus), all dealers that buy, sell, or trade in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. Dealers are also obligated to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


-------------------------------------------------------------------------------

 [E2Enet Logo]

 10,000,000 Shares

 Common Stock

 Deutsche Banc Alex. Brown

 BancBoston Robertson Stephens

 Friedman Billings Ramsey

 Stephens Inc.

 Prospectus

       , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth all fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All amounts shown are estimates except for the SEC registration fee and the NASD filing fee.

                                                                        Amount
                                                                        -------
   SEC registration fee................................................ $51,152
   NASD filing fee.....................................................  17,750
   Nasdaq National Market listing fee..................................  76,625
   Accounting fees and expenses........................................    *
   Legal fees and expenses.............................................    *
   Printing and engraving expenses.....................................    *
   Blue Sky qualification fees and expenses............................    *
   Transfer agent and registrar fees...................................    *
   Miscellaneous expenses..............................................    *
                                                                        -------
     Total.............................................................    *
                                                                        =======

--------
*  To be completed by amendment.

Item 14. Indemnification of Directors and Officers

   The Certificate of Incorporation and Bylaws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Certificate of Incorporation and Bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Pursuant to the Bylaws, if a claim for indemnification is not paid by the Registrant within 60 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring an action against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

   As permitted by the DGCL, the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

   Under the Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant intends to purchase director and officer liability insurance on behalf of its directors and officers.

Item 15. Recent Sales of Unregistered Securities

  (a) Between May 7, 1999 and May 17, 1999, 29 investors, director, director nominees and employees of E2E purchased an aggregate of 4,358,669 shares of common stock at a price per share of $.01 for an aggregate consideration of $43,584. These shares include shares issued in connection with acquisitions. These sales were effected without registration under the Securities Act in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Each of the foregoing transactions was effected without the use of an underwriter.

  (b) Between May 18, 1999 and August 23, 1999 three director nominees purchased an aggregate of 259,500 shares of common stock at a price per share of $.01 for an aggregate consideration of $2,595. These sales were effected without registration under the Securities Act in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Each of the foregoing transactions was effected without the use of an underwriter.

  (c) On September 10, 1999, E2E issued convertible promissory notes in the aggregate principal amount of $4.0 million to Northwood Ventures LLC and its affiliate, Northwood Capital Partners LLC, venture capital funds. The convertible notes held by Northwood will convert into 459,242 shares, plus additional shares for accrued interest, of E2E's common stock. In addition E2E has issued 400,000 warrants to purchase E2E common stock at the initial public offering price. These sales were effected without registration under the Securities Act in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. These transactions were effected without the use of an underwriter.

Item 16. Exhibit and Financial Statement Schedules

  1.1  Form of Underwriting Agreement
  3.1 Form of Third Amended and Restated Certificate of Incorporation of the Registrant
  3.2  Form of Third Amended and Restated Bylaws of the Registrant
  4.1* Form of Common Stock Certificate
  5.1* Opinion of Hogan & Hartson L.L.P.
 10.1 Agreement and Plan of Merger made as of September 16, 1999, by and among the Registrant, MEI Merger Company, Inc. and MEI Software
       Systems, Inc.
 10.2  Loan Agreement between the Registrant and MEI Software Systems,
       Inc. dated
       September 16, 1999
 10.3 Replacement Convertible Promissory Note issued by MEI in favor of the Registrant dated September 16, 1999
 10.4  Senior Management Agreement between the Registrant and Robert J.
       Smith dated
       May 14, 1999
 10.5  Senior Management Agreement between the Registrant and Michael C.
       Wheeler dated May 14, 1999
 10.6  Senior Management Agreement between the Registrant and Steven J.
       Quamme dated
       May 14, 1999
 10.7  Management Agreement between the Registrant and James R. Smith,
       Jr. dated
       September 10, 1999
 10.8 Senior Management Agreement between the Registrant and Mark Lewyn dated May 14, 1999
 10.9  Restricted Stock Agreement between the Registrant and Robert S.
       Smith dated
       September 15, 1999
 10.10 Restricted Stock Agreement between the Registrant and Michael C.
       Wheeler dated
       September 15, 1999
 10.11 Restricted Stock Agreement between the Registrant and Steven J.
       Quamme dated
       September 15, 1999
 10.12 Restricted Stock Agreement between the Registrant and Mark Lewyn dated
       September 15, 1999
 10.13 Lock-Up Agreement between the Registrant and Jonathan J. Ledecky dated
       September 11, 1999
 10.14 Convertible Note and Warrant Purchase Agreement by and between the
       Registrant, and Northwood Ventures LLC and Northwood Capital
       Partners LLC dated September 10, 1999
 10.15 Warrant to purchase 350,000 shares of common stock of the Registrant issued to
       Northwood Ventures LLC
 10.16 Warrant to purchase 50,000 shares of common stock of the Registrant issued to
       Northwood Capital Partners LLC
 10.17 Convertible Secured Note issued by the Registrant in favor of Northwood
       Ventures LLC dated September 10, 1999
 10.18 Convertible Secured Note issued by the Registrant in favor of Northwood Capital
       Partners LLC dated September 10, 1999
 10.19 Loan and Pledge Agreement Between the Registrant and Jonathan J.
       Ledecky dated
       as of May 14, 1999, as amended

 10.20  Second Amended and Restated Promissory Note issued by the
        Registrant in favor of Jonathan J. Ledecky dated as of September
        10, 1999
 10.21 Registration Rights Agreement dated September 10, 1999 between the Registrant and the Stockholders executing same
 10.22 Form of Subscription Agreement between the Registrant and its executive officers and directors for the purchase of shares of the Registrant
 10.23  E2Enet, Inc. 1999 Stock Option and Incentive Plan
 10.24  Purchase Agreement between the Registrant and Buyline.net, Inc.
        dated August 10, 1999
 23.1*  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
 23.2   Consent of PricewaterhouseCoopers LLP
 23.3** Consent of Lynda Applegate, as Director Nominee
 23.4** Consent of Neil Austrian, as Director Nominee
 23.6** Consent of Robert J. Smith, as Director Nominee
 23.7** Consent of Michael Wheeler, as Director Nominee
 23.8   Consent of George J. Mitchell, as Director Nominee
 23.9   Consent of Jeffrey R. Sechrest, as Director Nominee
 23.10  Consent of Gerald H. Taylor, as Director Nominee
 27.1   Financial Data Schedule

--------
*  To be filed by Amendment

** Previously filed


Item 17. Undertakings.

   The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on the 16th day of September, 1999.

                                          E2Enet, Inc.

                                          By       /s/ Robert J. Smith
                                             ----------------------------------
                                                      Robert J. Smith

                                               Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of September 16, 1999 in the capacities indicated.

              Signature                         Title

         /s/ Robert J. Smith            Chief Executive
-------------------------------------    Officer
           Robert J. Smith

        /s/ Steven J. Quamme            Senior Vice
-------------------------------------    President and Chief
          Steven J. Quamme               Financial Officer
                                         and Sole Director

                               EXHIBIT INDEX

  1.1  Form of Underwriting Agreement
  3.1 Form of Third Amended and Restated Certificate of Incorporation of the Registrant
  3.2  Form of Third Amended and Restated Bylaws of the Registrant
  4.1* Form of Common Stock Certificate
  5.1* Opinion of Hogan & Hartson L.L.P.
 10.1 Agreement and Plan of Merger made as of September 16, 1999, by and among the Registrant, MEI Merger Company, Inc. and MEI Software
       Systems, Inc.
 10.2  Loan Agreement between the Registrant and MEI Software Systems,
       Inc. dated
       September 16, 1999
 10.3 Replacement Convertible Promissory Note issued by MEI in favor of the Registrant dated September 16, 1999
 10.4  Senior Management Agreement between the Registrant and Robert J.
       Smith dated
       May 14, 1999
 10.5  Senior Management Agreement between the Registrant and Michael C.
       Wheeler dated May 14, 1999
 10.6  Senior Management Agreement between the Registrant and Steven J.
       Quamme dated
       May 14, 1999
 10.7  Management Agreement between the Registrant and James R. Smith,
       Jr. dated
       September 10, 1999
 10.8 Senior Management Agreement between the Registrant and Mark Lewyn dated May 14, 1999
 10.9  Restricted Stock Agreement between the Registrant and Robert S.
       Smith dated
       September 15, 1999
 10.10 Restricted Stock Agreement between the Registrant and Michael C.
       Wheeler dated
       September 15, 1999
 10.11 Restricted Stock Agreement between the Registrant and Steven J.
       Quamme dated
       September 15, 1999
 10.12 Restricted Stock Agreement between the Registrant and Mark Lewyn dated
       September 15, 1999
 10.13 Lock-Up Agreement between the Registrant and Jonathan J. Ledecky dated
       September 11, 1999
 10.14 Convertible Note and Warrant Purchase Agreement by and between the
       Registrant, and Northwood Ventures LLC and Northwood Capital
       Partners LLC dated September 10, 1999
 10.15 Warrant to purchase 350,000 shares of common stock of the Registrant issued to
       Northwood Ventures LLC
 10.16 Warrant to purchase 50,000 shares of common stock of the Registrant issued to
       Northwood Capital Partners LLC
 10.17 Convertible Secured Note issued by the Registrant in favor of Northwood
       Ventures LLC dated September 10, 1999
 10.18 Convertible Secured Note issued by the Registrant in favor of Northwood Capital
       Partners LLC dated September 10, 1999
 10.19 Loan and Pledge Agreement Between the Registrant and Jonathan J.
       Ledecky dated
       as of May 14, 1999, as amended

10.20   Second Amended and Restated Promissory Note issued by the Registrant in favor of
        Jonathan J. Ledecky dated as of September 10, 1999
10.21   Registration Rights Agreement dated September 10, 1999 between the Registrant and the Stockholders executing same
10.22   Form of Subscription Agreement between the Registrant and its executive officers and directors for the purchase of shares of the Registrant
10.23   E2Enet, Inc. 1999 Stock Option and Incentive Plan
10.24   Purchase Agreement between the Registrant and Buyline.net, Inc. dated August 10, 1999
23.1*   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2    Consent of PricewaterhouseCoopers LLP
23.3**  Consent of Lynda Applegate, as Director Nominee
23.4**  Consent of Neil Austrian, as Director Nominee
23.6**  Consent of Robert J. Smith, as Director Nominee
23.7**  Consent of Michael Wheeler, as Director Nominee
23.8    Consent of George J. Mitchell, as Director Nominee
23.9    Consent of Jeffrey R. Sechrest, as Director Nominee
23.10   Consent of Gerald H. Taylor, as Director Nominee
27.1    Financial Data Schedule

--------

*  To be filed by Amendment

** Previously filed